UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

SMARTPROS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $.0001 per share, of SmartPros Ltd. (“SmartPros Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

As of November 6, 2015, an aggregate of 4,909,416 shares of SmartPros Common Stock, including the following: (i) 4,601,241 shares of SmartPros Common Stock outstanding; and (ii) 308,175 shares of SmartPros Common Stock issuable upon exercise of outstanding stock options.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined as follows: (i) 4,601,241 shares of SmartPros Common Stock outstanding multiplied by $3.57 per share; and (ii) 308,175 shares of SmartPros Common Stock issuable upon exercise of outstanding options multiplied by $1.25 (the difference between $3.57 and the weighted average exercise price of $2.32 per share).

(4)	Proposed maximum aggregate value of transaction:

$16,811,649

(5)	Total fee paid:

$1,693, calculated by multiplying the proposed maximum aggregate value of the transaction by 0.0001007.

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

SmartPros Ltd.

12 Skyline Drive

Hawthorne, New York 10532

November 17, 2015

Dear Stockholder,

You are cordially invited to attend a Special Meeting of the stockholders of SmartPros Ltd. (“SmartPros”) to be held on December 22, 2015 (the “Special Meeting”) starting at 9:00 A.M. Eastern Time, at the Comfort Inn located at 20 Saw Mill River Road, Hawthorne, New York 10532.

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 2015, among SmartPros Ltd. (“SmartPros”), DF Institute, LLC (“Parent”) and SPL Merger Corp. (“Merger Sub”), a wholly-owned subsidiary of Parent (the “Merger Agreement”) and the merger contemplated thereby (the “Merger”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into SmartPros and each outstanding share of common stock, par value $.0001, of SmartPros (“SmartPros Common Stock”), other than shares held in treasury, shares held by Parent or Merger Sub, and dissenting shares, will automatically be converted into the right to receive $3.57 in cash, less any applicable withholding taxes, as more fully described in the enclosed proxy statement. You will also be asked to approve, solely on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger. Finally, you will be asked to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The attached proxy statement contains detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, including the Merger Agreement and all other attachments thereto, carefully and in their entirety. You may also obtain more information about SmartPros from documents we have filed with the Securities and Exchange Commission.

After careful consideration, the Board of Directors of SmartPros (the “Board”) (based upon, among other things, a recommendation from a Special Committee of the Board comprised solely of independent directors that was established to review and evaluate potential strategic transactions), has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereunder, including the Merger, and determined that the terms of the Merger, including the per share Merger consideration to be received by stockholders of SmartPros, and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of SmartPros and its stockholders, and the Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding advisory vote from our stockholders with respect to certain payments that will be made to SmartPros’ executive officers in connection with the Merger. Accordingly, at the Special Meeting, you will also be asked to consider and vote upon a proposal to approve, solely on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger. The Board unanimously recommends that you vote “FOR” the proposal to approve, solely on a non-binding, advisory basis, the change of control payments and other compensation that will be received by certain executive officers of SmartPros in connection with the Merger.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone. If you subsequently attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker, trustee or other nominee how to vote in accordance with the voting instruction form you will receive from your bank, broker, trustee or other nominee.

Your vote is very important, regardless of the number of shares of SmartPros Common Stock you own. We cannot consummate the Merger unless the Merger Agreement is approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of SmartPros Common Stock. Your failure to vote will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement and the transaction contemplated thereunder, including the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker, trustee or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement and the transaction contemplated thereunder, including the Merger.

If you have any questions concerning the Merger or the proxy statement or if you would like additional copies of the proxy statement, please contact Allen Greene, our Chief Executive Officer, by telephone (914) 517-1180 or by e-mail proxy@smartpros.com, or our proxy solicitation agent, D.F. King & Co., Inc., by telephone at the (866) 342-2676 (Toll-free).

If you require assistance in voting your shares of SmartPros Common Stock and you are a stockholder of record, please contact American Stock Transfer & Trust Company, our transfer agent, by telephone toll-free at (800) 937-5449. If your shares are registered in the name of a bank, broker, trustee, or other nominee, please follow the proxy instructions on the form you receive from the nominee or contact the nominee for further assistance.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

/s/ Allen Greene
Allen Greene
Chairman of the Board and
Chief Executive Officer

SmartPros Ltd.

12 Skyline Drive

Hawthorne, New York 10532

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME:	9:00 A.M., Eastern Time, on December 22, 2015

PLACE:	Comfort Inn 20 Saw Mill River Road, Hawthorne, New York 10532.

ITEMS OF BUSINESS:	●

Proposal #1: To consider and vote to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 2015, by and among SmartPros Ltd. (“SmartPros”), DF Institute, LLC (“Parent”) and SPL Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time (the “Merger Agreement”), and the transactions contemplated thereunder, including the merger (the “Merger”).

	●	Proposal #2: To consider and vote to approve, solely on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger.

	●	Proposal #3: To consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, if there are insufficient affirmative votes present at the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

RECORD DATE:	Only stockholders of record at the close of business on November 16, the date fixed by SmartPros’ Board of Directors (the “Board”) as the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record on the record date are cordially invited to attend the Special Meeting in person.

PROXY VOTING:

Your vote is very important, regardless of the number of shares of common stock, par value $.0001, of SmartPros (“SmartPros Common Stock”) you own. The Merger cannot be completed unless the Merger Agreement and the transactions contemplated thereunder, including the Merger, are adopted by the affirmative vote of the holders of a majority of the outstanding shares of SmartPros Common Stock entitled to vote thereon. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying pre-paid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of SmartPros Common Stock will be represented at the Special Meeting if you are unable to attend. If you fail to return your proxy card and fail to submit your proxy by telephone or the Internet, your shares of SmartPros Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the effect of a vote “AGAINST” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

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If you are a stockholder of record, voting by ballot at the Special Meeting will revoke any vote previously submitted whether by proxy, through the Internet or by telephone. If you hold your shares of SmartPros Common Stock through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee in order to vote.

RECOMMENDATION:	After careful consideration, the Board (based upon, among other things, a recommendation from a Special Committee of the Board comprised solely of independent directors that was established to review and evaluate potential strategic transactions) has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereunder, including the Merger, and determined that the terms of the Merger, including the consideration per share to be received by stockholders of SmartPros, and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of SmartPros and its stockholders, and the Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, “FOR” the approval, solely on a non-binding, advisory basis, of the change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate. The Board recommends that you vote “FOR” approval of each of Proposal #1, #2 and #3 set forth in this Notice of Special Meeting of Stockholders.

ATTENDANCE:	You are entitled to attend the Special Meeting only if you were a holder of SmartPros Common Stock as of the close of business on November 16, 2015, the date fixed by the Board as the record date for the Special Meeting, which we refer to as the record date, or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a bank, broker, trustee or other nominee (i.e., in “street name”), please follow the proxy instructions on the form you received from your bank, broker, trustee or other nominee.

APPRAISAL RIGHTS:	Stockholders of SmartPros who do not vote in favor of or submit a proxy in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of SmartPros Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and the transaction contemplated thereunder, including the Merger, and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex D to the accompanying proxy statement, and the Merger is consummated.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

By Order of the Board of Directors,

/s/ Allen Greene
Allen Greene
Chairman of the Board and
Chief Executive Officer

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SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its Annexes and the documents referred to in or incorporated by reference into this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 72 of this proxy statement.

Parties to the Merger (Page 20)

SmartPros Ltd., which we refer to as “SmartPros”, “the Company”, “we”, “our” or “us”, is a Delaware corporation headquartered in Hawthorne, New York. Our products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. We are a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,800 plus hours of accredited education. Our proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. Unless the context otherwise requires, references to SmartPros, the Company, we, our or us in this proxy statement include SmartPros and its subsidiaries on a consolidated basis. Shares of SmartPros Common Stock currently trade on the Nasdaq Capital Market under the symbol “SPRO”.

DF Institute, LLC, (d/b/a Kaplan Professional Education), which we refer to as “DFI” or “Parent,” is an Illinois limited liability company and an indirect wholly owned subsidiary of Kaplan, Inc. (“Kaplan”). Kaplan is the largest subsidiary of Graham Holdings Company (NYSE: GHC) and serves over 1.2 million students globally each year through its array of higher education, test preparation, professional education, English-language training, and university preparation, and offerings to individuals, institutions, and businesses. Across its 75-plus year history, first as small test-prep pioneer and then an early online education leader and now a global education provider, Kaplan has been recognized for expanding educational access and using technology and learning science innovations to continually improve outcomes for its students and partners. Kaplan has operations in over 30 countries, employs more than 19,000 full- and part-time professionals, and maintains relationships and partnerships with more than 1,000 school districts, colleges, and universities, and over 2,600 corporations and businesses.

Kaplan Professional Education helps professionals obtain in-demand certifications, licensing and designations that enable them to advance and succeed in their careers. Through live and online instruction, Kaplan Professional Education provides test preparation, licensing, continuing education, and professional development programs to businesses and individuals in the accounting, insurance, securities, real estate, financial planning, and information technology, industries. SmartPros will become a wholly-owned subsidiary of DFI and an indirect, wholly owned subsidiary of both Kaplan and Graham Holdings Company.

SPL Merger Corp, which we refer to as “Merger Sub,” is a Delaware corporation that is a wholly-owned subsidiary of Parent and was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger. Under the terms of the Merger Agreement, Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation and the separate corporate existence of Merger Sub will thereupon cease.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of October 21, 2015 as it may be further amended from time to time, by and among SmartPros, Parent and Merger Sub, as the “Merger Agreement”, and the Merger of Merger Sub with and into SmartPros as the “Merger”.

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The Special Meeting (Page 21)

Time, Place and Purpose (Page 21)

The Special Meeting will be held on December 22, 2015, starting at 9:00 A.M. Eastern Time, at the Comfort Inn located at 20 Saw Mill River Road, Hawthorne, New York 10532.

At the Special Meeting, holders of SmartPros’ Common Stock, will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger and approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and transactions contemplated thereunder, including the Merger. Further, stockholders will be asked to approve, solely on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger pursuant to existing agreements with SmartPros.

Record Date and Quorum (Page 21)

You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of SmartPros Common Stock at the close of business on November 16, 2015, which SmartPros’ Board of Directors (the “Board”) has set as the record date for the Special Meeting and which we refer to as the “record date.” You will have one vote for each share of SmartPros Common Stock that you owned on the record date. As of the record date, there were 4,601,241 shares of SmartPros Common Stock outstanding and entitled to vote at the Special Meeting. A majority of the shares of SmartPros Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy at the Special Meeting, constitutes a quorum for the purposes of the Special Meeting.

Vote Required (Page 22)

Proposal #1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of SmartPros Common Stock as of the record date.

Proposal #2: Approval, on a non-binding, advisory basis, of change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the Special Meeting.

Proposal #3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, if there are insufficient affirmative votes at the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the Special Meeting.

On October 21, 2015, SmartPros’ officers and directors, in their capacity as stockholders and one significant stockholder, entered into Support Agreements with Parent which together represent approximately 27.1% of the outstanding shares of SmartPros Common Stock (the “Support Agreements”). Under the Support Agreements, such stockholders have agreed to vote their shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Voting; Revocation of Proxies (Page 24)

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying pre-paid reply envelope, or may vote in person at the Special Meeting. If your shares of SmartPros Common Stock are held in “street name”

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by your bank, broker, trustee or other nominee you should instruct your bank, broker, trustee or other nominee on how to vote your shares of SmartPros Common Stock using the instructions provided by your bank, broker, trustee or other nominee. If you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, broker, trustee or other nominee with instructions, as applicable, your shares of SmartPros Common Stock will not be voted on the Merger proposal, which will have the same effect as a vote “AGAINST” of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the Special Meeting begins, or by voting by ballot at the Special Meeting. Attending the Special Meeting, by itself, is not enough to revoke a proxy. If you are a beneficial owner and wish to revoke your voting instructions you should follow the instructions provided by your bank, broker, trustee or other nominee.

The Merger (Page 25)

The Merger Agreement provides that Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation and doing business following the Merger, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, SmartPros will cease to be a publicly-traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by year-end.

Merger Consideration (Page 25)

In the Merger, each outstanding share of SmartPros Common Stock (except for any shares held by SmartPros, Parent or Merger Sub and shares held by stockholders who have properly exercised their appraisal rights) will be converted into the right to receive $3.57 in cash which amount we refer to as the per share Merger consideration, less any applicable withholding taxes. At the effective time of the Merger, each outstanding stock option will become fully vested and will be cancelled and terminated and converted into the right to receive cash equal to the excess, if any, of the per share Merger consideration of $3.57 over the per share exercise price of such option, multiplied by the shares subject to such option, less any applicable tax withholding.

Reasons for the Merger; Recommendation of the Special Committee and the Board (Page 32)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” based upon, among other things, a recommendation from a Special Committee of the Board comprised solely of independent directors that was established to review and evaluate potential strategic transactions (the “Special Committee”), the Board has unanimously approved the terms of the Merger Agreement and the transactions contemplated thereunder, including the Merger, determined that the Merger Agreement, including the per share Merger consideration to be received by stockholders of SmartPros, and the transactions contemplated thereunder, including the Merger, are advisable and fair to and in the best interests of SmartPros and its stockholders, and the Board approved and adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger, and unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger (the “Company Board Recommendation”), and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

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In considering the Company Board Recommendation, you should be aware that certain of our directors and executive officers have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be approved and adopted by the stockholders of SmartPros. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 41 of this proxy statement.

The Board believes that the Merger is advisable and fair to and in the best interests of SmartPros and its stockholders and recommends that the stockholders approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. The Board recommends that you vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Opinion of Berkery Noyes & Co., LLC (Page 36)

The Special Committee and the Board received a written opinion, dated October 21, 2015, from SmartPros’ financial advisor, Berkery Noyes & Co. LLC, (“Berkery”) to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, limitations and qualifications stated in its written opinion, the $3.57 per share Merger consideration to be received by SmartPros’ stockholders in the Merger is fair, from a financial point of view, to the stockholders. The full text of Berkery’s written opinion, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex C to this proxy statement.

Berkery provided the written opinion for the information and assistance of the Special Committee and the Board in connection with its consideration of the approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Berkery did not recommend the amount or form of consideration payable pursuant to the Merger Agreement. Berkery’s opinion does not address the merits of the underlying decision by SmartPros to enter into the Merger Agreement, the merits of the Merger as compared to other alternatives potentially available to SmartPros or the relative effects of any alternative transaction in which SmartPros might engage, nor is it intended to be a recommendation to any person as to how to vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. Berkery received a fee of $50,000 for its opinion. Berkery has also acted as the financial advisor to SmartPros in connection with the Merger and will receive a fee of approximately $487,000 upon consummation of the Merger.

Financing of the Merger (Page 41)

There is no financing condition to the Merger. The Merger consideration is expected to be funded by Parent from its cash on hand.

Interests of the Certain Persons in the Merger (Page 41)

In considering the Company Board Recommendation, you should be aware that certain executive officers and directors of SmartPros have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. The Special Committee and the Board were aware of these actual and potential conflicts of interest and considered them along with other matters when it determined to recommend the Merger Agreement and the transactions contemplated thereunder, including the Merger. These interests are described in more detail under the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 41 of this proxy statement. These differing interests include the following:

●	SmartPros’ employment agreement with Allen Greene, our Chief Executive Officer, provides that, in the event of a change of control, which the closing of the Merger will constitute, Mr. Greene will receive a cash payment in the amount of his unpaid salary and expense allowance to January 31, 2018, the termination date of the employment agreement, or approximately $927,000 if the Merger

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occurs between December 31, 2015 and January 15, 2016. If the effective time of the Merger occurs between December 15, 2015 and December 30, 2015 the cash payment will increase by approximately $18,500. If the effective time of the Merger occurs between January 16, 2016 and January 31, 2016 the cash payment will decrease by approximately $18,500 and thereafter will decrease by approximately $18,500 for each half month period during which the effective time of the Merger occurs. For example, if the Merger occurs between February 16, 2016 and February 28, 2016 the cash payment to Mr. Greene would be approximately $890,000. Mr. Greene has not been offered a position with the Company surviving the Merger.

●	SmartPros’ employment agreement with Stanley Wirtheim, our Chief Financial Officer, provides that, in the event of a change of control, which the Merger will constitute, and in the event he is not offered a position at the same salary with the company surviving the Merger, he would receive a cash payment of $135,000. He has not been offered such position and therefore, will receive such cash payment.

●	Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option will become fully vested, be cancelled and terminated and converted into the right to receive cash equal to the excess of the per share Merger consideration of $3.57 over the per share exercise price of such option, multiplied by the number of shares subject to the option, less any applicable tax withholding. As a result, upon the closing of the Merger, our officers and directors will collectively receive approximately $351,420, with respect to outstanding options held by them. Mr. Greene will receive approximately $162,000, Mr. Fingerhut will receive approximately $70,050, Mr. Fish will receive approximately $83,450 and Mr. Wirtheim will receive approximately $30,450 with respect to outstanding options held by them, respectively. All other offices and directors will receive less than $5,000 with respect to outstanding options held by them.

●	Pursuant to the Merger Agreement and the terms of our restricted stock grants, at the effective time of the Merger all of such restricted shares of SmartPros Common Stock, will become fully vested and no longer subject to forfeiture. Our officers and directors hold 14,500 restricted shares subject to forfeiture and upon completion of the Merger will receive a total of $51,765 with respect to these shares.

After the Merger, Parent shall, and shall cause SmartPros to, (i) until the sixth (6th) anniversary of the date on which the effective time of the Merger shall occur, indemnify and hold harmless each individual who at the effective time of the Merger is, or at any time prior to the effective time of the Merger was, a director or officer of SmartPros or of a subsidiary of SmartPros (with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs) and reasonable expenses in connection with any civil, criminal, administrative or investigative action, whenever asserted, based on or arising out of, in whole or in part, such prior service of an officer or director of SmartPros or of a subsidiary of SmartPros.

At the Parent’s election, either (i) SmartPros shall obtain prior to the effective time of the Merger “tail” insurance policies with a claims period of at least six (6) years from the effective time of the Merger with respect to the directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of SmartPros for claims arising from facts or events that occurred on or prior to the effective time of the Merger at a cost that does not exceed 250% of the annual premium currently paid by SmartPros for D&O Insurance (as defined below); or (ii) Parent will provide, or cause the surviving corporation to provide, for a period of not less than six (6) years after the effective time of the Merger, the Indemnitees who are insured under SmartPros’ directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the Merger (the “D&O Insurance” ) that is no less favorable, taken as a whole, than the existing policy of SmartPros or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the surviving corporation shall not be required to pay an aggregate amount for the D&O Insurance during such six (6) year period in excess of 250% of the annual premium currently paid by SmartPros for such insurance.

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Material U.S. Federal Income Tax Consequences of the Merger (Page 44)

The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the Merger and your adjusted tax basis in the shares of SmartPros Common Stock converted into cash pursuant to the Merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash pursuant to the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you of the Merger.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 44 of this proxy statement for a more complete discussion of the material U.S. federal income tax consequences of the Merger.

Litigation Relating to the Merger (Page 41)

A purported class action on behalf of the Company’s stockholders was filed on November 6, 2015 in the Supreme Court of the State of New York, County of Westchester, captioned Jack Isaacs, individually and on behalf of all others similarly situated, as Plaintiff, v. Allen S. Greene, Jack Fingerhut, John J. Gorman, Martin H. Lager, Leonard J. Stanley, SmartPros Ltd., DF Institute, LLC and SPL Merger Corp., as Defendants (the “Action”).

The Action relates to the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Action alleges that the Board breached their fiduciary duties owed to the stockholders of the Company. It further alleges that Parent and Merger Sub aided and abetted the Board in their breach of their fiduciary duties to the stockholders of the Company.

The Action seeks relief: (i) declaring that the Action is properly maintainable as a Class action and certifying Plaintiff as Class representative; (ii) enjoining Defendants, and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Merger Agreement and the transactions contemplated thereunder, including the Merger, unless and until the Company adopts and implements a procedure or process to obtain an agreement providing fair and reasonable terms and consideration to Plaintiff and the Class; (iii) rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, or granting Plaintiff and the Class rescissory damages; (iv) directing the individual Defendants to account to Plaintiff and the Class for all damages suffered as a result of the individual Defendants’ wrongdoing; (v) awarding Plaintiff the costs and disbursements of the Action, including reasonable attorneys’ and experts’ fees; and (vi) granting such other and further equitable relief as the Court may deem just and proper.

We believe that the Action is without merit and intend to assert a vigorous defense.

To our Knowledge, there is no other pending litigation relating to the Merger.

The Merger Agreement (Page 47)

Treatment of Common Stock, Restricted Stock and Options (Pages 48, 49)

●

Common Stock. At the effective time of the Merger, each share of SmartPros Common Stock issued and outstanding (except for any shares of SmartPros Common Stock held by SmartPros, Parent or Merger Sub and shares held by stockholders of SmartPros who have properly exercised their appraisal rights) will convert into the right to receive the per share Merger consideration of $3.57 in cash, less any applicable withholding taxes.

●

Options. At the effective time of the Merger, each outstanding option will become fully vested and will be cancelled and terminated and converted into the right to receive cash equal to the excess, if any, of the per share Merger consideration of $3.57 over the per share exercise price of such option, multiplied by the number of shares subject to such option, less any applicable tax withholding.

●

At the effective time of the Merger each share of SmartPros Common Stock issued to officers and employees which is subject to forfeiture, will become fully vested and therefore the holders will have the right to receive the per share Merger consideration of $3.57 in cash, less any applicable tax withholding.

No Solicitation of Takeover Proposals (Page 53)

From and after October 21, 2015, we are, with certain exceptions, subject to customary “no-shop” restrictions on our ability to solicit or respond to alternative Takeover Proposals (as defined on page 55 of this proxy statement) from third parties, furnish information to and engage in discussions with third parties regarding alternative Takeover Proposals, recommend an alternative Takeover Proposal or enter into an

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agreement with respect to an alternative Takeover Proposal.

See “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement and see “The Merger Agreement — Termination Fees” beginning on page 62 of this proxy statement.

Conditions to the Merger (Page 58)

The respective obligations of SmartPros, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including: (i) the adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by our stockholders; (ii) there not being any law, injunction or other judgment or ruling issued by any governmental authority or other legal restraint or prohibition in effect preventing, restraining or prohibiting the consummation of the Merger (each a “Restraint”); (iii) the accuracy of the representations and warranties of the parties; (iv) compliance by the parties with their respective obligations under the Merger Agreement; (v) the receipt of required consents from (x) an industry group that regulates a CPA continuing education and approves certain of SmartPros’ products and (y) certain counterparties to material business contracts necessary to assign such contracts to the surviving corporation; (vi) stockholders holding no more than 5% of the shares of SmartPros Common Stock having exercised appraisal rights under the Delaware General Corporation Law, or the DGCL; (vii) the completion of certain employment and consulting arrangements with certain current officers of SmartPros; (viii) SmartPros’ satisfaction of certain financial conditions; (ix) the termination or amendment of certain of SmartPros’ contracts and benefit plans; (x) within 20 business days of the date of the Merger Agreement, Parent, in its reasonable discretion, shall have received from certain SmartPros customers reasonable assurances that such customer intends to continue doing business with the Company under the ownership of Parent in a manner reasonably comparable to past experience (Parent has advised us that they were reasonably satisfied with the assurances provided in each customer call accordingly, this obligation has been satisfied); and (xi) there not having occurred a material adverse effect with respect to SmartPros.

Termination (Page 59)

We and Parent may, by mutual written consent, terminate the Merger Agreement and the transactions contemplated thereunder, including the Merger, at any time prior to the effective time of the Merger.

The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

●	by either SmartPros or Parent, if:

●

the Merger has not been consummated on or before April 30, 2016 (the “Walk Away Date”) (but this right to terminate will not be available to a party if the failure of the Merger to have been consummated on or before the Walk Away Date was primarily due to the failure of such party to perform any of its obligations contained in the Merger Agreement);

●	any Restraint shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal and such Restraint shall have become final and nonappealable (but this right to terminate will not be available to a party if the Restraint was primarily due to the failure of such party to perform any of its obligations contained in the Merger Agreement);

●

our stockholders’ meeting has been held and completed and our stockholders have not adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger, at such meeting, but this right to terminate will not be available to SmartPros if the failure of our stockholders to adopt the Merger Agreement and the transactions contemplated thereunder including the Merger, was primarily due to:

●	a material breach by SmartPros of its obligations to timely file this proxy

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statement and promptly respond to any comments or request for additional information from the Securities and Exchange Commission (“SEC”);

●	a material breach by SmartPros of its obligations to, as soon as practicable following the date that the proxy statement is cleared by the SEC or the SEC advises SmartPros that it will not review the proxy statement, to establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining their approval of the Merger Agreement and transactions contemplated thereunder, including the Merger.

●	the Board shall have failed to recommend that our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger;

●	however the Company shall have no obligation to do any of the foregoing if there shall have been a Company Adverse Recommendation Change (as defined below);

●	our material breach of any of the following obligations:

(1)

we shall cause and shall cause each of our subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants and other consultants, advisors, Affiliates and other representatives (collectively, “Representatives”) to (i) immediately cease any solicitation, discussions or negotiations with any persons that may be ongoing with respect to a Takeover Proposal, and (ii) and deliver a written notice to each such person to the effect that the Company is ending all discussions and negotiations with such person with respect to any Takeover Proposal.

(2)	we shall not, and shall cause our subsidiaries and Representatives not to, except as otherwise permitted by the Merger Agreement (as described in “The Merger Agreement – No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement), (A) solicit, initiate or take any action that we reasonably know or should know would facilitate (including by way of furnishing non-public information or providing consent or authorization to make a Takeover Proposal) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other party information relating to us or any of our subsidiaries or afford access to our business, properties, assets, books or records, or that of any of our subsidiaries, or otherwise cooperate in any way with, or knowingly assist, participate in, or facilitate any effort by any third party that is seeking to make, or has made, a Takeover Proposal in connection with or for the purpose of facilitating, a Takeover Proposal, (C) approve, endorse or recommend any Takeover Proposal, (D) enter into any letter of intent, agreement or agreement in principle, term sheet or other contract with respect to a Takeover Proposal, (E) fail to make, or withdraw or modify in a manner adverse to Parent, or publicly propose to withdraw or modify in a manner adverse to Parent, the Company Board Recommendation or take any action or make any statement inconsistent with the Company Board Recommendation, (F) grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities or any of our subsidiaries, or (G) propose to do any of the foregoing.

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●	by Parent, if:

●	we have materially breached or failed to perform any of our representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to a failure to satisfy the conditions to Parent’s and Merger Sub’s obligation to close the Merger, and (ii) cannot be cured by us by the earlier of ten (10) days following receipt of written notice from Parent of such breach or failure or the Walk Away Date;

●	we shall have failed to include the Company Board Recommendation in the Proxy Statement;

●	the Board shall have made a Company Adverse Recommendation Change;

●	at any time prior to the approval by our stockholders of the Merger Agreement and the transaction contemplated thereunder, including the Merger, the Board shall have failed to recommend against any Takeover Proposal or failed to reaffirm the Company Board Recommendation after public announcement of any Takeover Proposal or within three business days of Parent’s written request for such reaffirmation;

●	the Company enters into any letter of intent, agreement or agreement in principle or other contract with respect to a Takeover Proposal (“Company Acquisition Agreement”);

●	the Board shall have failed to hold the Stockholders’ Meeting or to use reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereunder, including the Merger, and to obtain stockholder approval in accordance with the terms and conditions of the Merger Agreement; or

●	the Company or the Board shall have publicly announced its intention to do any of the foregoing.

●	by SmartPros, if:

●	Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to a failure to satisfy certain conditions to SmartPros’ obligation to close the Merger, and (ii) cannot be cured by Parent by the earlier of ten (10) days following receipt of written notice from SmartPros of such breach or failure or the Walk Away Date, provided, however, that SmartPros shall not have the right to terminate the Merger Agreement if it is then in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

●	at any time prior to the adoption of the Merger Agreement by our stockholders, in order to enter into an agreement that constitutes a Superior Proposal (as defined on page 55 of this proxy statement), if (i) SmartPros has complied with its obligations described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement and (ii) prior to or concurrently with such termination, we pay Parent the termination fee discussed in the section entitled “The Merger Agreement — Termination Fees” below; or

●	(A) the conditions to the closing of the Merger have been satisfied or waived, (B) Parent fails to consummate the Merger within two (2) business days following the date on which such conditions were satisfied or waived, (C) nothing has occurred

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and no condition, event or circumstance exists that would cause any of the conditions to the closing of the Merger to fail to continue to be satisfied by the second (2nd) business day following the date on which such conditions were satisfied or waived and (D) we stood ready, willing and able to consummate the closing of the Merger during such period.

Termination Fees (Page 62)

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement — Termination” beginning on page 59 of this proxy statement, SmartPros will be obligated to pay to Parent a termination fee of $525,000. If the Merger Agreement is terminated in certain other circumstances described under “The Merger Agreement — Termination” beginning on page 59 of this proxy statement, Parent will be obligated to pay to SmartPros a termination fee of $525,000.

Appraisal Rights (Page 64)

You are entitled to appraisal rights under the Delaware General Corporation Law, or the DGCL, in connection with the Merger, provided that you meet all of the conditions set forth in Section 262 of the DGCL. If you meet all conditions required to make a proper demand for appraisal rights, you are entitled to have the fair value of your shares of SmartPros Common Stock determined by the Delaware Court of Chancery and to receive cash payment based on that valuation instead of receiving the per share Merger consideration provided under the Merger Agreement. The ultimate amount you receive in an appraisal proceeding may be less than, equal to, or more than the per share Merger consideration of $3.57.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 59 of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of SmartPros Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, broker, trustee or other nominee. In view of the complexity of the procedures specified under the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Market Prices of SmartPros Common Stock and Dividend Information (Page 68)

The closing price of SmartPros Common Stock on the Nasdaq Capital Market (“Nasdaq Capital Market”) on October 21, 2015, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $2.55 per share. On November 16, 2015, the most recent practicable date prior to the date of this proxy statement, the closing price for SmartPros Common Stock on the Nasdaq Capital Market was $3.49 per share. You are encouraged to obtain current market quotations for SmartPros Common Stock in connection with voting your shares of SmartPros Common Stock. Since the first quarter of 2010 we have paid quarterly cash dividends of between $.01 and $.015 per share on SmartPros Common Stock. The terms of the Merger Agreement provide that, from the date of the Merger Agreement until the effective time of the Merger, we may not declare, set aside or pay any dividends on shares of SmartPros Common Stock.

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Delisting and Deregistration of SmartPros Common Stock (Page 70)

If the Merger is completed, you will no longer be a stockholder of SmartPros, and SmartPros Common Stock will no longer be listed on the Nasdaq Capital Market and it will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of SmartPros Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a SmartPros stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 72 of this proxy statement.

Q:	What is the proposed transaction and what effects will it have on SmartPros?

A:	The proposed transaction is the acquisition of SmartPros by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, SmartPros will become a wholly owned subsidiary of Parent and will no longer be a publicly-traded corporation, SmartPros Common Stock will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act, we will no longer file periodic reports with the SEC on account of SmartPros Common Stock, and you will no longer have any interest in our future earnings or growth.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the per share Merger consideration of $3.57 in cash, less any applicable withholding taxes, for each share of SmartPros Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of SmartPros Common Stock, you will receive $357.00 in cash in exchange for your shares of SmartPros Common Stock, less any applicable withholding taxes.

Q:	Will I own any shares of SmartPros Common Stock or common stock of Parent or any other entity after the Merger?

A:	No. You will be paid cash for your shares of SmartPros Common Stock. Our stockholders will not have the option to receive equity interests of Parent in exchange for their shares instead of cash.

Q:	How does the per share Merger consideration compare to the market price of SmartPros Common Stock prior to announcement of the Merger?

A:	The per share Merger consideration represents a premium of approximately 40% to the closing price of SmartPros Common Stock of $2.55 on October 21, 2015, the last trading day prior to the public announcement of the Merger Agreement.

Q:	How does the Board recommend that I vote in connection with Proposal #1, which is the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger?

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A:	The Board unanimously recommends that you vote “FOR” approval of Proposal #1, which is the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Q:	What was the role of the Special Committee?

A:	The Board determined that it was advisable and in the best interests of SmartPros and its stockholders to form the Special Committee, consisting solely of non-employee, independent directors, for the purpose of directing a full review of strategic alternatives for SmartPros. The Board appointed each of John Gorman, Leonard Stanley and Martin Lager as members of the Special Committee. Mr. Gorman served as chairperson of the Special Committee. The Special Committee was delegated full power and authority to: (i) review and evaluate the terms and conditions, and determine the advisability, of a potential sale of SmartPros; (ii) participate, directly or through their or SmartPros’ advisors, in negotiations with potentially interested parties of the terms and conditions of a Merger; and (iii) recommend to the Board whether a merger or other acquisition transaction should be approved or disapproved and any other action that should be taken by SmartPros in respect to such transaction. In connection with the approval of the Merger Agreement, the Board determined to preserve the Special Committee and maintain its previously delegated power and authority so that it could: (i) consider, evaluate and negotiate the terms and conditions of any alternative transaction; and (ii) recommend, if appropriate, any alternative transaction to the Board as being in the best interests of SmartPros and its stockholders. See the section entitled “The Merger – Background of the Merger” beginning on page 25 of this proxy statement.

Q:	When do you expect the Merger to be completed?

A:	We are working towards completing the Merger as soon as possible. Assuming timely satisfaction of closing conditions, we anticipate that the Merger will be completed by December 31, 2015. If our stockholders vote to approve the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger. See the sections entitled “The Merger Agreement — Closing” and “The Merger Agreement — Effective Time” beginning on page 47 of this proxy statement.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted and approved by the stockholders of SmartPros or if the Merger is not completed for any other reason, the stockholders of SmartPros will not receive any payment for their shares of SmartPros Common Stock in connection with the Merger. Instead, SmartPros will remain an independent public company and SmartPros Common Stock will continue to be listed on the Nasdaq Capital Market. Under specified circumstances, SmartPros may be required to pay to or receive from Parent a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement - Termination Fees” beginning on page 62 of this proxy statement.

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Q:	Is the Merger expected to be taxable to me?

A:	Yes. The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the Merger and your adjusted tax basis in the shares of SmartPros Common Stock converted into cash pursuant to the Merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash pursuant to the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you of the Merger.

Q:	Do any of SmartPros’ directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:	Yes. In considering the Company Board Recommendation, you should be aware that certain of SmartPros’ directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be adopted by the stockholders of SmartPros. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 41 of this proxy statement.

Q:	What happens to SmartPros stock options in the Merger?

A:	Upon the consummation of the Merger, all outstanding options to acquire SmartPros Common Stock will accelerate and vest in full and will then be cancelled and converted into the right to receive an amount in cash equal to the number of shares of SmartPros Common Stock underlying the option multiplied by the amount (if any) by which $3.57 exceeds the exercise price for each share of SmartPros Common Stock underlying the options, less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $3.57, the holder of such option will not be entitled to any payment in connection with the cancellation thereof.

Q:	What happens to SmartPros restricted stock in connection with the Merger?

A:	At the effective time of the Merger all shares of restricted stock will become fully vested and each holder will be entitled to receive the per share Merger consideration of $3.57 in exchange for such shares of restricted stock.

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of SmartPros Common Stock as of November 16, 2015, the record date fixed by the SmartPros Board for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of SmartPros Common Stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting of stockholders of SmartPros will be held on December 22, 2015 at 9:00 A.M. Eastern Time, at the Comfort Inn located at 20 Saw Mill River Road, Hawthorne, New York 10532.

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Q:	What am I being asked to vote on at the Special Meeting?

A:

You are being asked to consider and vote on the following proposals:

Proposal #1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Proposal #2: Approval, on a non-binding, advisory basis, of change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger.

Proposal #3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Q:	Why is SmartPros asking that its stockholders approve, on an advisory non-binding basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger?

A:	Rules adopted by the SEC require that SmartPros provides its stockholders with the opportunity to vote to approve, on an advisory non-binding basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger. The approval of these payments is not a condition to completion of the Merger and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on SmartPros or the Board.

Q:	What vote is required to approve each proposal?

A:

Proposal #1: Approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of SmartPros Common Stock as of the record date of the Special Meeting.

Proposal #2: Approval, on a non-binding, advisory basis, of change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the Special Meeting.

Proposal #3: Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve, adopt and ratify the Merger Agreement and the transactions contemplated thereunder, including the Merger, requires the affirmative vote, in person or by proxy, of a majority of the votes cast at the Special Meeting.

Q:	Have any stockholders agreed to vote in favor of the Merger?

A:	On October 21, 2015, SmartPros’ officers and directors in their capacity as stockholders, and one significant stockholder entered into the Support Agreements, which together represent approximately 27.1% of the outstanding shares of SmartPros Common Stock. Under the Support Agreements, such stockholders have agreed to vote their shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement and the transactions contemplated thereunder, including the Merger. As a result, the approval of Proposal #1 will therefore require that approximately an additional 22.9% of the shares of SmartPros Common Stock outstanding as for the record date for the Special Meeting are voted in favor of Proposal #1.

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Q:	Who can vote at the Special Meeting?

A:	All of our holders of SmartPros Common Stock of record as of the close of business on November 16, 2015, the record date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of SmartPros Common Stock is entitled to cast one vote on each proposal properly brought before the Special Meeting for each share of SmartPros Common Stock that such holder owned as of the record date.

Q:	What is a quorum?

A:	A majority of the shares of SmartPros Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Abstentions and broker non-votes, will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the Special Meeting.

Q:	How do I vote?

A:	If you are a stockholder of record as of the record date, you may have your shares of SmartPros Common Stock voted on proposals presented at the Special Meeting in any of the following ways:

●	in person — you may attend the Special Meeting and cast your vote there;

●	by proxy — stockholders of record can choose to vote by proxy by signing and dating the proxy card you receive and returning it in the accompanying pre-paid reply envelope;

●	over the Internet — the website for Internet voting is identified on your proxy card; or

●	by telephone – a toll-free telephone number is noted on your proxy card.

If you are a beneficial owner, please follow the proxy instructions on the form you received from your bank, broker, trustee or other nominee or contact the nominee for further assistance.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of SmartPros Common Stock, and to confirm that your voting instructions have been properly recorded, when voting over the Internet or by telephone. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying pre-paid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of SmartPros Common Stock will be represented at the Special Meeting if you are unable to attend.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares of SmartPros Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of SmartPros Common Stock, the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by SmartPros.

If your shares of SmartPros Common Stock are held through a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares of SmartPros Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, trustee or other nominee who is considered, with respect to those shares of SmartPros Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, trustee or other

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nominee how to vote your shares of SmartPros Common Stock by following their instructions for voting.

Q:	If my shares of SmartPros Common Stock are held in “street name” by my bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares of SmartPros Common Stock for me?

A:	Your bank, broker, trustee or other nominee will only be permitted to vote your shares of SmartPros Common Stock if you instruct your bank, broker, trustee or other nominee how to vote. You should follow the procedures provided by your bank, broker, trustee or other nominee regarding the voting of your shares of SmartPros Common Stock. If you do not instruct your bank, broker, trustee or other nominee to vote your shares of SmartPros Common Stock, your shares of SmartPros Common Stock will not be voted and the effect will be the same as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and your shares of SmartPros Common Stock will not have an effect on the proposal to adjourn the Special Meeting or the advisory non-binding proposal relating to the change of control payments and other compensation, regardless of whether or not a quorum is present.

Q:	How can I change or revoke my vote?

A:	If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the Special Meeting begins, or by voting by ballot at the Special Meeting. Attending the Special Meeting, by itself, is not enough to revoke a proxy. If you are a beneficial owner and wish to revoke your voting instructions, you should follow the instructions provided by your bank, broker, trustee or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document describing the proposals to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” The Board has designated Allen Greene and Jack Fingerhut, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares of SmartPros Common Stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of SmartPros Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify that your shares of SmartPros Common Stock be voted for or against, or you may abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a proposal, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. In such circumstances, no vote will be cast on Proposal #2, the non-binding advisory vote on change of control payments and other compensation payable to our executive officers.

Q:	What happens if I fail to vote or I abstain from voting?

A:

If you do not vote, it will be more difficult for us to obtain the vote necessary to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals. Abstentions and broker non-

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votes will be counted for purposes of determining a quorum. However, if you are the stockholder of record, and you fail to vote by proxy or by ballot at the Special Meeting, your shares will not be counted for purposes of determining a quorum. Abstentions, failures to submit a proxy card or vote in person and broker non-votes will be treated in the following manner with respect to determining the votes received for each of the proposals:

●	an abstention, failure to submit a proxy card or vote in person, or a broker non-vote will be treated as a vote “AGAINST” Proposal #1;

●	an abstention, failure to submit a proxy card or vote in person, or a broker non-vote will have no effect on the outcome of Proposal #2; and

●	an abstention, failure to submit a proxy card or vote in person, or a broker non-vote will have no effect on the outcome of Proposal #3.

Q:	Who will count the votes?

A:	A representative of our transfer agent, American Stock Transfer & Trust Company, will count the votes and act as inspector of election at the Special Meeting.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	If you hold shares of SmartPros Common Stock in “street name” through a bank, broker, trustee or other nominee and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. These materials should each be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of SmartPros Common Stock are voted.

Q:	What happens if I sell my shares of SmartPros Common Stock before the Special Meeting?

A:	The record date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of SmartPros Common Stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your shares.

Q:	What happens if I have lost my stock certificate(s)?

A:	You will be sent a letter of transmittal promptly after completion of the Merger describing the procedures that you must follow if you have certificated shares and you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your certificate. You may also be required to provide a bond in order to cover any potential losses in connection with your failure to locate your stock certificates.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Our directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will reimburse banks, brokers, trustees, nominees and other fiduciaries representing beneficial owners of shares of SmartPros Common Stock for their expenses in forwarding soliciting materials to beneficial owners of SmartPros Common Stock and in obtaining voting instructions from those owners. We have hired D.F. King & Co., Inc., as our proxy solicitation agent with offices located at 48 Wall Street, New York, New York 10005, to solicit proxies at a cost of $5,500 plus all reasonable out-of-pocket expenses.

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Q:	What do I need to do now?

A:	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, including the attached Annexes, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of SmartPros Common Stock in your own name as the stockholder of record, please vote your shares of SmartPros Common Stock by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-paid reply envelope, using the telephone number printed on your proxy card, or using the Internet voting instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, broker, trustee or other nominee to see which of the above choices are available to you.

Q:	Should I send in my stock certificates now?

A:	No. If you hold certificated shares, you should not send in your stock certificates now. You will be sent a letter of transmittal promptly after the completion of the Merger describing how you may exchange your shares of SmartPros Common Stock for the per share Merger consideration. If your shares of SmartPros Common Stock are held in “street name” by your bank, broker, trustee or other nominee, you will receive instructions from your bank, broker, trustee or other nominee as to how to effect the surrender of your “street name” shares of SmartPros Common Stock in exchange for the per share Merger consideration. If you hold certificated shares, please do NOT return your stock certificate(s) with your proxy.

Q:	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share Merger consideration for my shares of SmartPros Common Stock?

A:	Yes. As a holder of shares of SmartPros Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See the section entitled “Appraisal Rights” beginning on page 64 of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement.

Q:	Who can help answer my other questions?

A:

If you have any questions concerning the Merger or this proxy statement, or if you would like additional copies of this proxy statement please contact Allen Greene, our Chief Executive Officer, by telephone at (914) 517-1180 or by e-mail at proxy@smartpros.com, or our proxy solicitation agent, D.F. King & Co., Inc., by telephone at the (866) 342-2676 (Toll-free).

If you require assistance in voting your shares of SmartPros Common Stock and you are a stockholder of record, please contact American Stock Transfer & Trust Company, our transfer agent, by telephone toll-free at (800) 937-5449. If your shares are registered in the name of a bank, broker, trustee, or other nominee, please follow the proxy instructions on the form you receive from the nominee or contact the nominee for further assistance.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger transaction and SmartPros’ expectations, beliefs and intentions. All forward looking statements included in this proxy statement are based on information available to SmartPros on the date hereof. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “Questions and Answers about the Special Meeting and the Merger,” “Proposal #1 — The Merger,” “Opinion of Berkery, Financial Adviser,” “Regulatory Approvals,” and “Litigation Related to the Merger.” In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “could,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond our control. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including among others:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

●	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions required for the consummation of the Merger;

●	failure or delay in consummation of the Merger for other reasons;

●	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

●	the diversion of our management’s attention from our ongoing business concerns;

●	the outcome of any legal proceedings that may be instituted against SmartPros and/or others relating to the Merger Agreement;

●	limitations placed on our ability to operate the business by the Merger Agreement;

●	the amounts of the costs, fees, expenses and charges related to the Merger;

●	changes in laws or regulations;

●	changes in the financial or credit markets or economic conditions generally;

and other risks as are mentioned in reports filed by SmartPros with the SEC from time to time, including our most recent filing on Form 10-K and Form 10-Q. See “Where You Can Find More Information” beginning on page 72 of this proxy statement. We do not undertake any obligation to publicly release any revision to any forward-looking statements contained in this proxy statement to reflect events, changes and circumstances occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this proxy statement.

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PARTIES TO THE MERGER

SmartPros Ltd.

12 Skyline Drive

Hawthorne, New York 10532

Tel: (914) 345-2620

SmartPros Ltd., which we refer to herein as “SmartPros,” the “Company,” “we,” “our” or “us,” is a Delaware corporation headquartered in Hawthorne, New York. Our products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. We are a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,800 plus hours of accredited education. Our proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. For additional information visit: www.smartpros.com.Unless the context otherwise requires, references to SmartPros, the Company, we, our or us in this proxy statement include SmartPros and its subsidiaries on a consolidated basis. Shares of SmartPros Common Stock currently trade on the Nasdaq Capital Market under the symbol “SPRO”.

DF Institute, LLC

332 Front Street, Suite 500

La Crosse, WI 54601

Tel: (608) 779-8376

DF Institute, LLC, (d/b/a Kaplan Professional Education), which we refer to as “DFI” or “Parent,” is an Illinois limited liability company and an indirect wholly owned subsidiary of Kaplan, Inc. (“Kaplan”). Kaplan is the largest subsidiary of Graham Holdings Company (NYSE: GHC) and serves over 1.2 million students globally each year through its array of higher education, test preparation, professional education, English-language training, and university preparation, and offerings to individuals, institutions, and businesses. Across its 75-plus year history, first as small test-prep pioneer and then an early online education leader and now a global education provider, Kaplan has been recognized for expanding educational access and using technology and learning science innovations to continually improve outcomes for its students and partners. Kaplan has operations in over 30 countries, employs more than 19,000 full- and part-time professionals, and maintains relationships and partnerships with more than 1,000 school districts, colleges, and universities, and over 2,600 corporations and businesses.

Kaplan Professional Education helps professionals obtain in-demand certifications, licensing and designations that enable them to advance and succeed in their careers. Through live and online instruction, Kaplan Professional Education provides test preparation, licensing, continuing education, and professional development programs to businesses and individuals in the accounting, insurance, securities, real estate, financial planning, and information technology, industries. SmartPros will become a wholly-owned subsidiary of DFI and an indirect, wholly owned subsidiary of Kaplan and Graham Holdings Company.

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SPL Merger Corp

c/o Kaplan, Inc.

750 Third Avenue

New York, NY 10017

Tel: (212) 974-2700

SPL Merger Corp, which we refer to as “Merger Sub,” is a Delaware corporation that is a wholly-owned subsidiary of Parent and was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation and the separate corporate existence of Merger Sub will thereupon cease.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on December 22, 2015 at 9:00 A.M. Eastern Time, at the Comfort Inn located at 20 Saw Mill River Road, Hawthorne, New York 10532, or at any adjournment or postponement thereof. At the Special Meeting, holders of SmartPros Common Stock will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. Our stockholders will also be asked to consider and vote to approve, solely on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger.

Our stockholders must approve the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, for the Merger to occur. If our stockholders fail to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, and the other conditions set forth in the Merger Agreement are not satisfied or waived, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

SmartPros’ Board has fixed the close of business on November 16, 2015 as the record date for the Special Meeting, and only holders of record of SmartPros Common Stock on the record date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of SmartPros Common Stock at the close of business on the record date. On the record date, there were 4,601,241 shares of SmartPros Common Stock outstanding and entitled to vote. Each share of SmartPros Common Stock entitles its holder to one vote on all proposals properly coming before the Special Meeting.

A majority of the shares of SmartPros Common Stock outstanding at the close of business on the record date and entitled to vote at the meeting, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of SmartPros Common Stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, then a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies.

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Attendance

You are entitled to attend the Special Meeting only if you were a holder of SmartPros Common Stock as of the close of business on November 16, 2015, which we refer to as the “record date,” or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a bank, broker, trustee or other nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your bank, broker, trustee or other nominee, or similar evidence of ownership.

Vote Required

The votes required for each proposal are as follows:

Proposal #1. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of SmartPros Common Stock as of the record date for the Special Meeting is required to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. The required vote on Proposal #1 is based on the number of outstanding shares as of the record date for the Special Meeting —not the number of shares actually voted. The failure of any SmartPros stockholder to cause its shares to be voted (i.e., not submitting a proxy and not voting in person) and any abstention from voting by a SmartPros stockholder will have the same effect as a vote against Proposal #1. Likewise, broker non-votes will have the same effect as voting against Proposal #1. Broker non-votes occur when a beneficial owner holding shares in “street name” does not instruct the broker, bank, trustee or other nominee that is the record owner of such stockholder’s shares on how to vote those shares on a particular proposal, and the broker, bank, trustee or other nominee does not have discretionary voting power with respect to such proposal. Consequently, the failure of a beneficial owner to provide voting instructions to its broker, bank, trustee or other nominee will have the same effect as a vote against Proposal #1. Pursuant to the Support Agreements, approximately 27.1% of the shares of SmartPros Common Stock outstanding as of the record date for the Special Meeting are committed to be voted in favor of Proposal #1. The approval of Proposal #1 will therefore require that approximately an additional 22.9% of the shares of SmartPros Common Stock outstanding as of the record date for the Special Meeting are voted in favor of Proposal #1.

Proposal #2. The affirmative vote, in person or by proxy, of a majority of the votes cast on the proposal is required to approve, on a non-binding, advisory basis, change of control payments and other compensation that certain executive officers of SmartPros will receive in connection with the Merger. The required vote on Proposal #2 is based on the number of shares actually voted on the proposal —not the number of outstanding shares. However, while the Board intends to consider the vote resulting from this proposal, the vote is advisory only and therefore not binding on SmartPros, and, if the Merger Agreement is approved by SmartPros stockholders and the Merger is consummated, the compensation will be payable even if Proposal #2 is not approved. Brokers, banks, trustees and other nominees do not have discretionary authority with respect to Proposal #2; however, broker non-votes or the failure to otherwise submit a proxy will not affect the outcome of Proposal #2. Abstentions from voting on Proposal #2 will have no effect on the outcome of Proposal #2.

Proposal #3. The affirmative vote, in person or by proxy, of a majority of the votes cast on the proposal is required to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if there are insufficient votes to approve, adopt and ratify the Merger Agreement and the transactions contemplated thereunder, including the Merger. The required vote on Proposal #3 is based on the number of shares actually voted on the proposal —not the number of outstanding shares. Abstentions from voting will therefore have no effect on the outcome of Proposal #3. Brokers, banks, trustees and other nominees do not have discretionary authority to vote on Proposal #3 and therefore will not be able to vote on Proposal

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#3 absent instructions from the beneficial owner. Accordingly, broker non-votes or the failure to otherwise submit a proxy will have no effect on the outcome of Proposal #3.

Other Matters of Business

No matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting. However, if any other matters should properly come before the Special Meeting or an adjournment or postponement thereof, shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

How to Vote

If your shares of SmartPros Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of SmartPros Common Stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by SmartPros.

SmartPros stockholders of record may submit a proxy in one of three ways or in person at the Special Meeting:

Internet: SmartPros stockholders may submit a proxy over the Internet by going to www.voteproxy.com and following the on-screen instructions. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on December 21, 2015. Stockholders will be given an opportunity to confirm that their voting instructions have been properly recorded. SmartPros stockholders who submit a proxy this way should NOT send in their proxy card.

Telephone: SmartPros stockholders may submit a proxy by calling (800) PROXIES or (800) 776-9437, or may vote by telephone from outside the United States, by calling (718) 921-8500. Telephone proxy submission is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on December 21, 2015. Easy-to-follow voice prompts will guide stockholders and allow them to confirm that their instructions have been properly recorded. SmartPros stockholders who submit a proxy this way should NOT send in their proxy card.

Mail: SmartPros stockholders may submit a proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. SmartPros stockholders who submit a proxy this way should mail the proxy card early enough so that it is received before the date of the Special Meeting.

In Person: SmartPros stockholders may vote their shares in person at the Special Meeting or by sending a representative with an acceptable proxy that has been signed and dated. SmartPros will provide a ballot for voting at the Special Meeting. Attendance at the Special Meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy, however.

SmartPros stockholders who hold their shares beneficially in “street name” should refer to the instructions provided by your bank, broker, trustee or other nominee to see which of the above voting choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, broker, trustee or other nominee.

SmartPros stockholders are encouraged to promptly submit a proxy through one of the above methods. Each valid proxy received in time will be voted at the Special Meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the Board described below under “Reasons for the Merger; Recommendation of the Special Committee and the Board” beginning on page 32 of this proxy statement.

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If you require assistance in voting your shares of SmartPros Common Stock and you are a stockholder of record, please contact American Stock Transfer & Trust Company, our transfer agent, by telephone toll-free at (800) 937-5449. If your shares are registered in the name of a bank, broker, trustee or other nominee, please follow the proxy instructions on the form you receive from the nominee or contact the nominee for further assistance.

Revocation of Proxies

SmartPros stockholders of record may change their proxy at any time before their shares are voted at the SmartPros Special Meeting in any of the following ways:

●	sending a written notice of revocation to SmartPros’ principal executive offices at 12 Skyline Drive, Hawthorne, New York 10532, Attention: Corporate Secretary, which must be received before their shares are voted at the Special Meeting;

●	properly submitting a new proxy card, which must be received before their shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and the earlier proxy is revoked);

●	submitting a proxy via Internet or by telephone at a later date (in which case only the later-submitted proxy is counted and the earlier proxy is revoked); or

●	attending the Special Meeting and voting by ballot in person. Attendance at the Special Meeting will not, in and of itself, constitute a vote or revocation of a prior proxy, however.

SmartPros’ beneficial owners may change their voting instruction only by submitting new voting instructions to the brokers, banks, trustees or other nominees that hold their shares of record.

Adjournments and Postponements

Although it is not currently expected by SmartPros, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, if Proposal #3 receives the affirmative vote of a majority of the votes cast. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, any adjournment may be made without notice (if the adjournment for no more than 30 days and a new record date has not been fixed). Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow SmartPros’ stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. Assuming timely satisfaction or waiver of conditions to the Merger Agreement, we anticipate that the Merger will be completed by December 31, 2015. If our stockholders vote to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other closing conditions to the Merger Agreement. See the sections entitled “The Merger Agreement — Closing” and “The Merger Agreement — Effective Time” beginning on page 47 of this proxy statement.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of SmartPros Common Stock determined by the Delaware Court of Chancery and to receive cash payment based on that valuation instead of receiving the per share Merger consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the per share Merger consideration.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and you must not vote in favor of the

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proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See the section entitled “Appraisal Rights” beginning on page 64 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of SmartPros Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the procedures specified under the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Questions and Additional Information

If you have any questions concerning the Merger or this proxy statement or if you would like additional copies of this proxy statement, please contact Allen Greene, our Chief Executive Officer, by telephone at (914) 517-1180 or by e-mail at proxy@smartpros.com, or our proxy solicitation agent, D.F. King & Co., Inc., by telephone at the (866) 342-2676 (Toll-free).

If you require assistance in voting your shares of SmartPros Common Stock and you are a stockholder of record, please contact American Stock Transfer & Trust Company, our transfer agent, by telephone toll-free at (800) 937-5449. If your shares are registered in the name of a bank, broker, trustee, or other nominee, please follow the proxy instructions on the form you receive from the nominee or contact the nominee for further assistance.

PROPOSAL #1 – THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Merger Agreement provides that, upon completion of the Merger, Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation, and the separate corporate existence of Merger Sub shall thereupon cease. As a result of the Merger, SmartPros will cease to be a publicly-traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the Merger, each outstanding share of SmartPros Common Stock (except for any shares held by SmartPros, Parent or Merger Sub and shares held by stockholders who have properly exercised appraisal rights) will be converted into the right to receive the per share Merger consideration of $3.57 in cash, less any applicable withholding taxes.

Background of the Merger

Our Board of Directors and senior management have periodically reviewed SmartPros’ long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the Board regularly engaged in general discussions regarding our financial results, business, and financial prospects for the current fiscal year, the following fiscal year and sometimes longer future periods. These discussions included, but were not limited to, financial results compared to budget and to the previous year for the respective periods, and trends in revenue, gross margin, operating expenses, income from continuing operations, capital expenditures and cash flows. As our growth strategy, until late 2013, included making strategic acquisitions, we also reviewed our acquisition pipeline.

The Board, which has extensive knowledge of, and expertise in, the training industry, recognized that the annual revenue decline from 2010 through 2014 was due to decreased attendance at live training events,

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a decrease in custom e-learning and fluctuations in the online usage of SmartPros’ various product libraries. We believe that this trend was due to a number of factors, including the adoption of relatively few new accounting pronouncements, increased competition, and personnel reductions and budgetary restraints for many of our clients due to macroeconomic conditions. Other factors were a general change in the preferred delivery method of continuing education from live training to digital delivery. We attempted to counter our declining revenue by introducing new products and services and implementing product enhancements, including our eLP-Mobile Compatible Player. We also developed and introduced several other innovations including our Audit Management System (AMS) software currently designed for financial services firms that have an internal audit branch function, CPE/CLE administration, refreshed course libraries, and a state-of-the-art Learning Management System (LMS), known as e-Campus. Our overall efforts failed to reverse the revenue decline in the 2010 through 2014 period.

In the 2013 and subsequent periods, acquisition candidates meeting our criteria commanded multiples of revenue and EBITDA that precluded an appropriate return on investment and would therefore not be beneficial to our stockholders.

On November 7, 2013, during a meeting of the Board, our Chief Financial Officer, Stanley Wirtheim, advised the Board that our full year 2013 financial results were likely to surpass 2013 budget with the help of the recovering economy. The Board then initiated discussion about the retention of an investment bank to explore the strategic value of SmartPros that could be realized through a possible sale of the Company. Given that the Company had been unable to successfully implement an acquisition program, the Board concluded that SmartPros was experiencing growth challenges. As a result, the Board in the discharge of its fiduciary duty to stockholders and desire to maximize stockholder value, determined to explore the Company’s strategic options, including the potential sale of the Company. After interviewing several investment banks, the Board selected Berkery, Noyes & Co., LLC, (“Berkery”) to represent us in furtherance of this initiative and entered into an engagement letter with Berkery dated January 2, 2014.

On November 30, 2013, the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $1.99.

In January 2014, Berkery commenced a comprehensive, but confidential, process to explore a sale of the Company.

On January 31, 2014 and February 28, 2014, the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.40 and $2.09, respectively.

On March 6, 2014, Mary Jo Zandy, a Managing Director at Berkery, attended a meeting of the Board. Ms. Zandy addressed the potential sale of the Company and informed the Board that Berkery expected that the initial stages of the sale exploratory process would be completed by mid-May 2014. At the March 6, 2014 Board meeting, the Board established a mergers and acquisitions committee, consisting of independent directors Martin Lager, Leonard Stanley, and John Gorman.

Commencing on March 6, 2014, Berkery approached 86 potential acquirers to gauge interest in the acquisition of SmartPros. Of the 86 companies approached, 51 were financial acquirers and 35 were strategic acquirers. From this marketing effort, Berkery secured 37 executed confidentiality agreements from these potential acquirers and distributed to each of them a Confidential Offering Memorandum, “CIM” which had been prepared by SmartPros and Berkery between January 2014 and March 6, 2014. Twenty-two of the 37 potential acquirers that executed confidentiality agreements were potential financial acquirers and 15 were potential strategic acquirers.

Between March 10, 2014 and March 27, 2014, Berkery made follow-up calls with potential acquirers and responded to preliminary due diligence requests. The potential acquirers were advised that preliminary indications of interest for the acquisition of the Company were required to be submitted to Berkery on or before March 27, 2014.

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By March 27, 2014, Berkery had received seven preliminary non-binding indications of interest from potential acquirers. Of the seven bids that were received, the majority valued SmartPros at an enterprise value between $12.0 million and $15.0 million. Company A, a potential strategic acquirer, submitted the highest preliminary bid, with a valuation range of $15.0 million to $20.0 million. However, Company A elected not to submit a final bid. Based upon the preliminary offers, the potential acquirers that submitted the four highest preliminary bids, two potential financial acquirers and two potential strategic acquirers, were invited to attend management presentations and were provided with access to a virtual data room to commence their respective due diligence investigation on the Company. The other three bids were deemed too low to pursue further.

On March 31, 2014, the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.30.

Management presentations were conducted with the four potential acquirers between April 17, 2014 and May 9, 2014. A final bid instruction letter accompanied by a proposed form of merger agreement were provided to the four potential acquirers on May 12, 2014. The bid instruction letter provided that final bids, together with a mark-up of the proposed form of merger agreement, were required to be submitted on or before June 6, 2014.

On April 30, 2014, the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.30.

Following the management presentations and access to the virtual data room to undertake due diligence on the Company, three of the four prospective acquirers withdrew from the process indicating that their respective revised valuation range would not be competitive as they had significantly decreased their estimate of enterprise value from their initial indication of interest. The principal reasons expressed for the revised lower estimates of value included a recent drop-off in billings and the Company’s revised lower financial projections for the 2014 full year, including a projected drop-off from the prior year’s results, principally due to disappointing results in the Company’s core subscription based accounting products and custom e-learning projects. On June 6, 2014, the remaining prospective acquirer submitted a final bid with an enterprise value of $12.0 million, with a markup of the merger agreement. The Company’s mergers and acquisitions committee and the Board declined to proceed based upon the inadequacy of the offer. As a result, the sales process was terminated. During the sale process, we became aware of actions we could take that we believed would enhance the value of SmartPros to potential acquirers. In the second half of 2014, in light of a higher than forecast decline in our 2014 results, the Board decided to implement the “Back to Basics” strategy, further described below.

On June 30, 2014 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.33.

After the sale process was terminated, we began to implement our “Back to Basics” strategy. Among other initiatives, the plan included: (i) reducing staffing in certain areas; (ii) closing, selling or reducing specific product verticals; and (iii) focusing the Company’s resources on areas of the business that provide the greatest return and potential for growth. In conjunction with this plan, effective December 31, 2014 SmartPros sold substantially all of the assets of Skye Multimedia Ltd. and discontinued its custom e-learning ethics business. Also, the number of live events managed by Executive Enterprises Institute were cut back. Development overhead was reduced as a number of technology capital projects had been completed. Additionally, we terminated or did not renew customer contracts that were unprofitable. The implementation of our “Back to Basics” strategy continued into the first fiscal quarter of 2015.

In January 2015, Mr. Greene received a call from a representative of Company Z asking if we had any interest in selling the Company. Mr. Greene scheduled a meeting on February 5, 2015 to meet with representatives of Company Z. At the meeting, Company Z asked SmartPros to provide to them certain confidential information relating to SmartPros. Mr. Greene asked Company Z to provide certain information, including financial information, either on the principals of Company Z or a company that would be used to acquire SmartPros to show they had the financial ability to consummate an acquisition of SmartPros. They declined to provide financial information and discussions did not proceed.

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With the implementation of our “Back to Basics” strategy and improving financial results, at a meeting of the Board on March 5, 2015, the Board addressed the merits of recommencing a potential sales process and re-engaging Berkery in connection with that initiative. The Board believed that the implementation of the “Back to Basics” strategy and the positive trend in financial results presented an opportunity to achieve significant stockholder value through a sales process. Berkery telephonically indicated to the Special Committee and the Board that there were a number of new potential acquirers in the market and in view of the improved 2015 year-to-date results and the full year prospects Berkery believed that a sales process could yield positive results. The Board unanimously approved entering into a new engagement agreement with Berkery to re-explore a sale of the Company. On March 5, 2015, an engagement agreement was entered into with Berkery and management and Berkery undertook to update the CIM to facilitate the new sales process. At the same meeting, the Board established the Special Committee.

On March 31, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $1.75.

Commencing May 29, 2015, Berkery approached 51 potential acquirers to gauge interest in the acquisition of SmartPros. Of the 51 companies approached, 22 were potential financial acquirers and 29 were potential strategic acquirers. From this marketing effort, Berkery secured 18 executed confidentiality agreements with potential acquirers and provided each with the updated CIM. Berkery made follow-up calls with potential acquirers and provided additional due diligence items. Each potential acquirer was advised that preliminary indications of interest in acquiring SmartPros were due on or before June 27, 2015. None of the confidentiality agreements contain provisions prohibiting the potential acquirer from acquiring shares of SmartPros Common Stock or making an offer to acquire the Company.

On May 29, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $1.57.

Between June 8, 2015 and June 27, 2015, Berkery had follow-up calls with the potential acquirers who had received the updated CIM. On June 27, 2015, Berkery received six preliminary non-binding indications of interest from potential acquirers which reflected enterprise valuations between $6.0 million and $16.5 million. The Special Committee and the Board reviewed these indications of interest with Berkery and determined that four of the indications of interest which presented an enterprise valuation of between $13.0 million and $16.5 million warranted further consideration. Two of these potential acquirers were financial buyers and two were strategic buyers. These four potential acquirers were invited to attend management presentations with SmartPros management team which occurred between June 2015 and July 2015. In addition, the four potential acquirers were provided with access to the virtual data room to undertake their respective due diligence investigation on the Company.

On June 30, 2015 and July 31, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $1.75 and $1.98, respectively.

A final bid instruction letter accompanied by a proposed form of merger agreement were provided to the four potential acquirers on August 5, 2015. The bid instruction letter provided that final bids, together with a mark-up of the proposed form of merger agreement, were required to be submitted on or before August 17, 2015. It further provided that since the Company had cash on-hand substantially in excess of our then current working capital needs, bids were to be made for the “enterprise value” of SmartPros, with the understanding that any cash in excess of our working capital requirements, after payment of all expenses associated with the transaction, would be “distributed” to our stockholders. The method of the distribution, whether by an increase in the per share Merger consideration, by dividend or otherwise, was not specified.

Two of the four potential acquirers withdrew from the process following the management presentations and access to the virtual data room. One such party, a strategic buyer, advised Berkery that it had a number of higher priority internal opportunities at that juncture to pursue and the other, a financial buyer, advised Berkery that it had concluded that the Company, in it its view, presented a turn-around situation not previously envisioned and for this reason it did not meet their investment criteria.

The two remaining potential acquirers submitted their final bids along with a mark-up of the proposed merger agreement on August 17, 2015. Company Z, a financial acquirer with an existing education portfolio

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company and the same company that on an unsolicited basis had contacted Mr. Greene in January 2015, submitted an enterprise value bid of $16.5 million. Kaplan submitted an enterprise value bid of $14.0 million.

On August 17, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.17.

On August 17, 2015, the Special Committee met with Berkery and Morse, Zelnick, Rose & Lander, LLP, our legal counsel (“MZRL”), to review both bids. The discussion included an analysis of the final bid offers and the marked merger agreements. The Special Committee also discussed the prior due diligence efforts on the part of these acquirers and their capability to complete a transaction on a timely basis on the terms offered. Company Z had not undertaken thorough due diligence but was prepared to retain an outside consulting firm and other experts to conduct its due diligence investigation. MZRL advised the Special Committee that the mark-up by Company Z of the proposed merger agreement contained a provision that gave Company Z thirty days to conduct additional due diligence and to terminate the merger agreement if it was not satisfied with the results of such due diligence and also advised the Special Committee that there was no evidence provided that Company Z had the financial ability to complete the transaction.

The Special Committee determined that Company Z’s offer was superior to Kaplan’s offer, however, they concluded that SmartPros would not enter into any agreement that permitted the acquirer an unfettered right to terminate the merger agreement, which in essence would grant a “free” option to the potential acquirer.

On August 19, 2015, Berkery advised Company Z that we would not execute an agreement with a due diligence out. However, we would be willing to allow them to continue their due diligence, and that we and our counsel were prepared to begin negotiation of the final terms of a merger agreement simultaneous with their due diligence investigation with the expectation that a binding merger agreement (with no due diligence contingency) could be signed within a fifteen-day period. Company Z agreed and the agreement negotiation process commenced simultaneous with their ongoing due diligence. Also, on the same day we contacted Company Z and again asked them to provide financial statements or other evidence of their financial ability to complete the transaction.

On August 26, 2015, MZRL met with legal counsel for Company Z in order to review Company Z’s mark-up of the proposed merger agreement. At that time MZRL again advised Company Z’s legal counsel that we would require evidence of Company Z’s financial ability to complete the Merger.

On August 28, 2015, a revised merger agreement was received from Company Z’s legal counsel, reflecting, in part, the results of the prior discussions between legal counsel. Based upon the revised merger agreement provided, several issues still needed to be resolved. In response to receipt of the revised merger agreement, MZRL again requested evidence from Company Z’s legal counsel of Company Z’s financial ability to complete the merger.

On August 28, 2015, copies of the revised merger agreement were circulated to the Special Committee and the Board, along with a list of the issues, prepared by MZRL, that were outstanding. A meeting of the Special Committee and the Board to address and approve the merger agreement was tentatively scheduled for September 3, 2015, subject to the resolution of outstanding issues.

Between August 28, 2015, and September 1, 2015, MZRL and Company Z’s legal counsel continued to address open issues. Further, MZRL reiterated its request for receipt of evidence of Company Z’s ability to complete the merger indicating that without this evidence the Special Committee and the Board could not proceed.

On August 31, 2015, Company Z met with us at our offices to finalize their due diligence. At the meeting we responded to questions and provided them with incremental information they requested.

On September 2, 2015, Company Z advised us that it was no longer interested in pursuing its acquisition of the Company.

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During the Company Z process, Berkery maintained a dialogue with Kaplan, on behalf of the Special Committee, with respect to enterprise valuation and other salient terms. During a conversation between Berkery and Kaplan on August 31, 2015, Kaplan agreed to increase its offer from an enterprise value of $14.0 million to an enterprise value of $15 million.

On September 9, 2015, Kaplan and the Company entered into a letter of intent approved by the Special Committee and the Board, which provided Kaplan exclusivity for 30 days, a period Kaplan indicated was necessary for it to complete its due diligence and negotiate the Merger Agreement. Such exclusivity was subsequently extended, to October 20, 2015 since progress was being made in finalizing the terms of the Merger Agreement.

On September 17, 2015, MZRL transmitted a revised draft of the merger agreement to Kaplan and its legal counsel.

On September 22, 2015, the parties discussed the revised draft of the Merger Agreement.

On September 30, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.66.

On October 1, 2015, a revised draft of the Merger Agreement was received from Kaplan’s legal counsel.

On October 2, 2015, MZRL reviewed the revised Merger Agreement with the Special Committee and the Board. MZRL informed the Board that as a condition to Kaplan’s acquisition proposal, each of the Company’s directors and executive officers, in their capacity as stockholders, and one significant stockholder would be required to enter into the Support Agreements.

On October 6, 2015, MZRL sent proposed revisions to certain sections of the Merger Agreement to Kaplan and its legal counsel.

On October 7, 2015, discussions were held between Kaplan and its counsel and MZRL and the Company to discuss the remaining open issues. The major open issue was how the “excess cash” would be “distributed” to our stockholders.

On October 9, 2015, during a telephone call among members of the Special Committee, certain of our officers, Berkery, MZRL, Kaplan and its counsel, it was agreed that the “excess cash” would remain in SmartPros and the merger consideration would be increased by the amount of such “excess cash” and, that in light of this, the merger agreement would include a closing condition in favor of Parent that an agreed upon minimum amount of cash and working capital would be available at the effective time of the Merger, after payment of all expenses associated with the transaction, including (i) the “change in control” payments due to Messrs. Greene and Wirtheim, (ii) the payment of the fees to Berkery, (iii) the payment of all legal and accounting fees and (iv) the payment of all other expenses associated with the transaction.

On October 13, 2015, MZRL received a revised draft of the merger agreement from Kaplan’s legal counsel which incorporated the provisions agreed to on the October 9, 2015 conference call, but left blank the specific amount of working capital required at closing which still needed to be agreed upon by the parties.

On October 21, 2015, Kaplan agreed to pay approximately $16.858 million of total Merger consideration which includes approximately $432,000 to be paid to the holders of outstanding options to purchase shares of SmartPros Common Stock based upon the difference between $3.57 per share Merger consideration and the exercise price per share of their options (not including options with an exercise price per share that is greater than or equal to $3.57). The total Merger consideration consisted of an enterprise value of $15 million plus an estimated amount of excess cash to remain in SmartPros of $2,514,000 reduced by $575,000 to be retained by SmartPros on account of deferred revenue and further reduced by approximately $81,000 for certain other expenses and contingencies for a balance of approximately $1,858,000. We further agreed with Kaplan that as a condition of their obligation to proceed with the Merger (i) Company Net Working Capital (as defined in the Merger Agreement) would not be less than $1,200,000 and (ii) the sum of (a) the amount by which Company Net Working Capital exceeds $1,200,000 plus (b) the

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Company’s Available Cash (as defined in the Merger Agreement) would not be less than $2,514,000, as of the closing date.

Between October 13, 2015 and October 21, 2015, the Company’s senior management team, Berkery, and MZRL finalized the Merger Agreement, the Company’s disclosure schedules thereto, and all ancillary agreements to be executed at the time the parties executed the Merger Agreement.

On October 21, 2015, at a telephonic meeting of the Special Committee (with all committee members in attendance) at which Berkery, and MZRL were present, MZRL explained in detail the fiduciary duties of the members of the Special Committee and the principal terms and conditions of the Merger Agreement, the Support Agreement and the management employee and consultant offer letters. The Special Committee discussed in detail the advantages and disadvantages of the proposed transaction, including those set forth in the “Reasons for the Merger; Recommendation of the Board” section below. Berkery then reviewed its financial analysis of the $3.57 per share Merger consideration. At the request of the Special Committee, Berkery delivered its oral opinion that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in its written opinion, the $3.57 per share Merger consideration to be received by holders of the shares of SmartPros Common Stock was fair, from a financial point of view, to such holders. The Special Committee asked Berkery questions concerning its analysis. The Special Committee further considered the terms and conditions of the proposed Merger, including the Merger Agreement. After extensive discussion, the Special Committee unanimously approved a recommendation to the Board that the Board vote for the approval and adoption of the Merger Agreement to effect the Merger.

Immediately thereafter a telephonic meeting of the Board was convened (with all Board members in attendance), at which Berkery, MZRL and Mr. Wertheim were present. MZRL explained in detail the fiduciary duties of the members of the Board and the principal terms and conditions of the Merger Agreement, the Support Agreement and the management employee and consultant offer letters. The Board discussed in detail the advantages and disadvantages of the proposed transaction, including those set forth in the “Reasons for the Merger; Recommendation of the Board” section below. Berkery then reviewed its financial analysis of the $3.57 per share Merger consideration and delivered its oral opinion that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in its written opinion, the $3.57 per share Merger consideration to be received by holders of the shares of SmartPros Common Stock was fair, from a financial point of view, to such stockholders. The Board then asked Berkery questions concerning its analysis and received responses. The Board then further considered the terms and conditions of the proposed Merger, including the Merger Agreement. After further evaluation and discussion of the considerations set forth above, and of Berkery’s oral opinion, it was determined that the Merger and the Merger Agreement, including the $3.57 per share Merger consideration to be paid to the holders of shares of SmartPros Common Stock contained therein, was fair to, and in the best interests of the Company’s stockholders. The Board then unanimously approved the Merger Agreement and voted to recommend to the Company’s stockholders that they vote to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

On October 21, 2015, after the Board meeting adjourned, the Company and Parent executed the Merger Agreement.

The Company issued a press release announcing the Merger Agreement on October 22, 2015.

On October 21, 2015 the closing price per share of SmartPros Common Stock on the Nasdaq Capital Market was $2.55.

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Reasons for the Merger; Recommendation of the Special Committee and the Board

Special Committee

The Special Committee, consisting solely of non-employee independent directors and acting with the advice and assistance of legal and financial advisors, evaluated and negotiated the acquisition proposal by Parent, including the terms and conditions of the Merger Agreement. The Special Committee (i) determined that the Merger consideration, the terms of the Merger Agreement and the Merger are advisable and fair to and in the best interests of SmartPros and its stockholders; and (ii) recommended to the Board that the Board vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

In the course of reaching their determination, the Special Committee and the Board considered the following factors and potential benefits of the Merger, each of which the members of the Special Committee and the Board believed supported its decision:

●	the current and historical market prices of SmartPros Common Stock and the fact that the price of $3.57 per share of SmartPros Common Stock represented a premium of approximately 40% to the closing price of SmartPros Common Stock on October 21, 2015, the last trading day prior to the public announcement of the Merger Agreement, and a premium of approximately 44% and 49%, respectively, to the average closing price for the six- and twelve-month periods prior to October 21, 2015;

●	at no time in the ninety-day period prior to the execution and announcement of the Merger Agreement had the closing market price of SmartPros Common Stock been greater than $2.80 per share;

●	the prospect that the following factors negatively affecting our stock price would continue to negatively affect our stock price in the future:

	●	limited market liquidity;

	●	no industry analyst coverage and no visibility on future coverage;

	●	a low market capitalization relative to our publicly-traded peer group; and

	●	given our size, the costs of being a public company outweighing the benefits of being a public company;

●	the business, operations, financial condition, earnings and prospects of SmartPros, including:

	●	the lack of our ability to achieve and sustain year-over-year revenue growth;

	●	our results of operations in each of 2011, 2012, 2013 and 2014;

	●	obstacles to further penetration into new and existing markets; and

	●	the uncertainty of successfully executing upon an acquisition strategy given our limited capital resources;

●	the possible alternatives to the sale of SmartPros, including a strategic combination or continuing to operate SmartPros on a stand-alone basis, and the significant risks and uncertainties associated with such alternatives, including the risks associated with our ability to achieve revenue growth and maintain margins and profitability at acceptable levels, compared to the certainty of realizing in cash a fair value for our stockholders through the Merger;

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●	the fact that Berkery had contacted 51 parties that might be interested in a business combination transaction with SmartPros to solicit their interest in pursuing such a transaction, and that only six, indicated any interest in pursuing a transaction;

●	the terms of the Merger Agreement and the related agreements, including:

	●	the nature of the conditions to Parent’s obligation to consummate the Merger;

	●	our ability, under certain circumstances specified in the Merger Agreement, at any time prior to the time our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, to consider and respond to written Takeover Proposals or provide non-public information to or engage in discussions or negotiations with the person making such proposals if the Board, prior to taking any such actions, determines in good faith after consultation with financial advisors and legal counsel that (i) failure to take action would violate the directors’ fiduciary duties to SmartPros’ stockholders, and (ii) the Takeover Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal;

	●	our ability, under certain circumstances specified in the Merger Agreement, to terminate the Merger Agreement in order to accept a Superior Proposal, subject to paying Parent a termination fee of $525,000;

	●	our ability, under certain circumstances specified in the Merger Agreement, to withhold, withdraw, qualify or modify the Company Board Recommendation subject to Parent’s subsequent right to terminate the Merger Agreement and our subsequent obligation to pay a termination fee of $525,000;

	●	the fact that the consummation of the Merger is not conditioned on Parent’s ability to secure debt financing or equity financing in order to pay the Merger consideration; and

	●	the fact that the termination date of April 30, 2016 under the Merger Agreement allows for sufficient time to complete the Merger;

●	the fact that the Merger consideration is all cash, allowing our stockholders to immediately realize a fair value for their investment, while also providing the stockholders certainty of value for their shares of SmartPros Common Stock, while avoiding long-term business risk;

●	the financial presentation of Berkery, including its written opinion to the Special Committee and to the Board dated October 21, 2015, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in such written opinion, the per share Merger consideration of $3.57 in cash to be received by the holders of outstanding shares of SmartPros Common Stock pursuant to the Merger Agreement is fair from a financial point of view to our public stockholders (see the section entitled “Opinion of Berkery, Financial Advisor,” beginning on page 36 of this proxy statement);

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●	the fact that the negotiations of the transaction with Parent, including the Merger Agreement and the Merger, were conducted under the oversight of the Special Committee, which:

	●	is comprised solely of independent directors who are not employees of SmartPros and who have no material financial interest in the Merger that is different from that of our stockholders;

	●	retained and received advice and assistance from the financial and legal advisors retained by the Special Committee in evaluating, negotiating and recommending the terms of the Merger Agreement; and

	●	was delegated the power and authority to review and evaluate, participate in the negotiations of, and make recommendations to the Board with respect to a transaction or any alternative thereto;

●	the fact that the Merger is subject to the approval of our stockholders.

The Special Committee also considered the following variety of risks and other potentially negative factors, among others, concerning the Merger Agreement and the transactions contemplated thereunder, including the Merger:

●	the current uncertain state of the economy and general uncertainty surrounding forecasted economic conditions in both the near-term and the long-term;

●	the risks and costs to SmartPros if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition and the potential effects on our business and our relationships with our customers;

●	the fact that our stockholders will not participate in any future earnings or growth of SmartPros and will not benefit from any appreciation in value of SmartPros, including any appreciation in value that could be realized as a result of any acquisitions or improvements to SmartPros’ operations;

●

the requirement that we pay Parent a termination fee of $525,000 if we enter into a definitive agreement as the result of a Superior Proposal, which may discourage other potential bidders from making a competing bid to acquire us;

●	the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

●	the fact that certain of our directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of our stockholders generally (see the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 41 of this proxy statement);

●	the fact that, even if the Merger is not completed, we will be required to pay the fee for obtaining the fairness opinion of Berkery, our legal and accounting fees, and other miscellaneous fees and expenses;

●	the fact that, for U.S. federal income tax purposes, the transaction would be taxable to our

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stockholders that are U.S. holders; and

●	the fact that, while we expect that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger Agreement will be satisfied, and, as a result, the Merger may not be consummated.

This discussion summarizes the material factors considered by the Special Committee in its consideration of the Merger but is not meant to be an exhaustive list of the factors considered by the Special Committee. After considering these factors, the Special Committee concluded that the positive factors relating to the Merger Agreement and the Merger significantly outweighed the potential negative factors. In view of the wide variety of factors considered by the Special Committee, and the complexity of these matters, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Special Committee may have assigned different weights to various factors. As a result, the Special Committee unanimously determined that the Merger consideration, the Merger Agreement and the transactions contemplated thereunder, including the Merger, are advisable and fair to, and in the best interests of, SmartPros and its stockholders and unanimously recommended to the Board that the Board vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Board of Directors

The Board has concluded, based on, among other things: (i) the unanimous recommendation of the Special Committee; (ii) the historical and projected financial condition, results of operations and cash flows of SmartPros; (iii) the current and future prospects for SmartPros’ businesses; (iv) the written presentations by Berkery to the Special Committee and the Board of its fairness opinion as to the fairness of the Merger consideration to be received pursuant to the Merger Agreement by the holders of SmartPros Common Stock (except for any shares held by Parent and its directors, officers and affiliates and the directors, officers, and affiliates of SmartPros) from a financial point of view; (v) the efforts of management and the Board to investigate other alternatives to the Merger Agreement and the Merger; (vi) the recent trading prices of, and volume of trading in, SmartPros Common Stock; (vii) the terms of the Merger Agreement (including, without limitation, the provisions thereof that permit the Board to consider unsolicited bona fide, written Takeover Proposals and to accept a Superior Proposal and the termination fee by SmartPros relating thereto, the payment by SmartPros of a termination fee of $525,000 to Parent in the event SmartPros commits a breach of the Merger Agreement that results in the termination of the Merger Agreement by Parent, and the likely timing of the Merger), and (viii) the other factors and reasons described above as having been considered by the Special Committee, that Merger Agreement and the transactions contemplated thereunder, including the Merger are advisable and fair to, and in the best interests of, SmartPros and its stockholders and represent the best alternative for SmartPros’ stockholders.

The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Merger. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. The Board, based upon, among other things, a recommendation from the Special Committee, unanimously approved and adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Board recommended that the Merger Agreement be submitted to the stockholders of SmartPros for approval and adoption at the Special Meeting and recommended that the stockholders of SmartPros vote for the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger. The Board recommends that you vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger.

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Opinion of Berkery, Financial Advisor

Berkery was retained as a financial advisor in March 2015 to assist the Special Committee and the Board in analyzing any potential offer in the sale of SmartPros Ltd. As part of its engagement, at the request of the Special Committee, Berkery provided its written opinion as to the fairness, from a financial point of view, to SmartPros’ public stockholders of the per share Merger consideration of $3.57 in cash, to be received by SmartPros’ public stockholders in the Merger pursuant to the Merger Agreement. For the purposes of Berkery’s opinion, the “public stockholders” of SmartPros means the holders of outstanding shares of SmartPros Common Stock, (except for any shares held by the directors, officers, employees and affiliates of SmartPros). On October 21, 2015, Berkery delivered its opinion and explained to the Special Committee and the Board and subsequently confirmed in a written opinion, dated October 21, 2015, that, as of that date and based upon and subject to the assumptions, procedures, factors, limitations and qualifications stated in its written opinion, the per share Merger consideration of $3.57 in cash, to be received by SmartPros’ public stockholders in the Merger is fair, from a financial point of view.

Berkery provided the opinion described above for the information and assistance of the Special Committee and the Board in connection with its consideration of the approval of the Merger Agreement. The terms of the Merger Agreement, including the amount and form of the consideration payable pursuant to the Merger Agreement to SmartPros’ public stockholders, were determined through negotiations between SmartPros and Parent, and were approved by the Special Committee and the Board. Berkery did not recommend the amount or form of consideration payable pursuant to the Merger Agreement. Berkery has consented to the inclusion within the proxy statement of its opinion and the description of its opinion appearing under this subheading “Opinion of Berkery, Financial Advisor.” The full text of the written opinion of Berkery, dated October 21, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement.

Berkery’s opinion does not address the merits of the underlying decision by SmartPros to enter into the Merger Agreement, the merits of the Merger as compared with other alternatives potentially available to SmartPros or the relative effects of any alternative transaction in which SmartPros might engage, nor is the opinion intended to be a recommendation to any person as to how to vote on the proposal to adopt the Merger Agreement. In addition, except as explicitly set forth in Berkery’s opinion, Berkery was not asked to address, and Berkery’s opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of SmartPros other than the public stockholders. Berkery was not asked to express any opinion, and did not express any opinion, as to the fairness of the amount or nature of the compensation to any of SmartPros’ officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of SmartPros. Berkery’s fairness opinion committee approved and authorized the issuance of Berkery’s opinion.

In connection with its opinion, Berkery, among other things:

1.	Reviewed certain business and financial information relating to SmartPros;

2.	Reviewed certain information, including financial forecasts (the “2015 Budget”) and other financial and operating data concerning SmartPros, prepared by SmartPros management;

3.	Held discussions with members of the senior management of SmartPros regarding their assessment of the past and current business operations, regulatory environment, financial condition and future prospects of SmartPros;

4.	Compared the per share consideration premiums of certain relevant transactions prior to the announcement of such transaction to the per share Merger consideration premium to be paid to SmartPros’ stockholders in relation to the closing prices of SmartPros Common Stock for periods from one to 180 trading days prior to the announcement of the Merger;

5.	Compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions Berkery deemed relevant;

6.	Compared certain financial information of SmartPros with similar publicly available information of certain other companies Berkery deemed relevant;

7.	Reviewed the Merger Agreement, in the form approved by the Special Committee on October 21, 2015; and

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8.	Performed such other analyses, including a review of SmartPros’ Common Stock trading history and considered such other factors as deemed appropriate.

The preparation of the financial statements of SmartPros and the forecast of the 2015 results (“Forecast”) that Berkery relied upon in expressing its opinion, as well as any relevant assertions with respect to the financial statements and Forecast were the responsibility of the management of SmartPros. It is Berkery’s responsibility to evaluate and express an opinion as to whether the per share Merger consideration is fair from a financial point of view to the extent expressly specified therein. In arriving at its opinion, Berkery has assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information and data, including without limitation the Forecast, publicly available information, and information or provided to, or otherwise reviewed by or discussed with Berkery and Berkery relied upon the assurances of the management of SmartPros that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.

Berkery did not, and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SmartPros, nor did they make any physical inspection of the properties or assets of SmartPros. Berkery did not evaluate the solvency of SmartPros or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Berkery assumed that the representations and warranties made by the parties in the definitive Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. Berkery assumed, at SmartPros direction, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on SmartPros or the contemplated benefits of the Merger.

Berkery expressed no view or opinion as to any terms or other aspects of the Merger (other than the per share Merger consideration and the total Merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger. Berkery’s opinion is limited to the fairness, from a financial point of view, of the per share Merger consideration to be paid to the holders of SmartPros Common Stock. Berkery’s opinion was not intended to be and does not constitute a recommendation to members of the Special Committee or the Board as to whether they should have approved the Merger or the Merger Agreement, and Berkery expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger.

Berkery has acted as financial advisor to the Special Committee and the Board in connection with, and has participated in certain of the negotiations leading to the Merger. Berkery expects to receive fees for its services in connection with the Merger, the principal portion of which is contingent upon consummation of the Merger. SmartPros has agreed to reimburse Berkery’s expenses arising, and indemnify Berkery against certain liabilities that may arise, out of its engagement.

Berkery’s opinion is for the benefit and use of the Special Committee and the Board in connection with and for purposes of their evaluation of the Merger and may not be used for any other purpose without their prior written consent with limited exceptions, including its use in this Proxy Statement.

Berkery’s opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to it as of the date of the opinion. Berkery does not have any obligation to update, revise, or reaffirm its opinion as a result of subsequent developments.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and its experience as business appraisers, Berkery is of the opinion that, as of October 21, 2015, the per share Merger consideration to be received pursuant to the Merger by holders of SmartPros Common Stock is fair, from a financial point of view, to such holders.

The following is a summary of the material financial analyses performed and material factors considered by Berkery in connection with reaching its opinion. Berkery performed certain procedures, including each of the financial analyses described below, and reviewed with the Special Committee the assumptions upon which the analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by Berkery in this regard, it does set

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forth those considered by Berkery to be material in arriving at its written opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Berkery. It should be noted that in arriving at its opinion, Berkery made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Berkery’s analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Certain terms are used in Berkery’s analyses. “Enterprise Value” is defined as total paid consideration less debt obligations plus net cash balances. Deferred subscription revenue liability is defined as revenue collected or billed but not yet earned under the principles of revenue recognition in accordance with Accounting Principles Generally Accepted in the United States (“U.S. GAAP”). Through the generation of subscription revenue contracts, principally of twelve months’ duration, the deferred subscription revenue liability is created. Revenues from subscription services are recognized as earned; deferred at the time of billing or payment and amortized into revenue on a monthly basis over the term of the subscription. Merger consideration is defined as the Enterprise Value plus Net Cash. “Net Cash” is defined as estimated cash balances at the closing of the Merger, less adjustments for transaction expenses, including termination of Management contracts, and less the estimated fulfillment costs of the deferred subscription revenue liability. Per share Merger consideration is the Merger consideration divided by the 4,601,241 shares outstanding. As used within the description of Berkery’s financial analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization. “EPS” means earnings per share and “LTM” means last twelve months.

Premium Analysis

Berkery analyzed the per share Merger consideration to be received by holders of SmartPros’ Common Stock pursuant to the Merger Agreement in relation to the closing price of SmartPros Common Stock on October 21, 2015, and the closing prices of SmartPros Common Stock for periods from one to 180 trading days prior to the announcement of the Merger Agreement and the transactions contemplated thereunder, including the Merger. These historical SmartPros share prices, in relation to the per share Merger consideration, were compared to historical stock price premiums paid on education and training sector all cash consideration change of control transactions in the United States and Canada.

Berkery’s analysis is based upon 123 selected transactions primarily related to the education and training industry with transaction values between $10 million and $150 million. The table below shows the premiums paid prior to the announcement of the transaction:

	SmartPros Stock Price	Deal Offer Price Per	Implied Premium Per	Relevant Transactions Premiums Range
Premiums Paid Analysis	History	Share	Share	Median	Mean
SmartPros Price Per Share Price As of 10/20/2015 (1 Trading Day Prior)	$2.56	$3.57	39%	44%	50%
SmartPros Price Per Share Price As of 10/1/2015 (14 Trading Days Prior)	$2.54	$3.57	40%	35%	53%
SmartPros Price Per Share Price As of 9/9/2015 (30 Trading Days Prior)	$2.45	$3.57	46%	37%	55%
SmartPros Price Per Share Price As of 6/15/2015 (90 Trading Days Prior)	$1.67	$3.57	113%	35%	55%
SmartPros Price Per Share Price As of 1/30/2015 (183 Trading Days Prior)	$1.51	$3.57	136%	39%	57%

This analysis indicated that the price per share to be paid to the holders of shares of the Common Stock pursuant to the Merger Agreement bears a premium falling within these historical ranges.

Comparable Transactions Analysis

Berkery reviewed the financial terms of select training and education acquisition transactions from January 2012 to the date of its opinion deemed relevant to the SmartPros transaction. The following transactions were selected by Berkery (in each case, the first named company was the acquired company and the second named company was the acquiring company):

●	FRA Associates/Wilmington PLC

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●	Videotel Marine International/KVH Industries, Inc.

●	Line Communications/Epic Group PLC

●	MISTI/ Learning Technologies Group

●	BankersEdge/OnCourse Learning

●	Informa Training Divestiture/Providence Equity

●	Petroleum Institute for Continuing Education Inc./RPS Group PLC

●	BlessingWhite, Inc./GP Strategies Corporation

●	Human Concepts, LLC/Saba Software, Inc.

Berkery considered these training and education acquisition transactions to be reasonably similar to the Merger. A total of 75 transactions for which there was information available were reviewed in selecting these transactions.

Berkery calculated an implied Enterprise Value, excluding cash balances and the deferred subscription revenue liability. The results of these analyses are summarized in the table below:

All figures in $ Millions

Analysis of Selected	SmartPros Financials	Relevant Multiple Range				Implied Enterprise Values		Implied Enterprise Value		Implied E nterprise Value Range (EBITDA)
M&A Transactions		Median		Mean		Median	Mean	Median	Mean	Median	Mean
LTM June 2015 Revenue	$13.5	1.6	x	1.6	x	$21.3	$21.0	$21.3	$21.0	$7.2	$7.7
LTM June 2015 EBITDA	$1.0	7.0	x	7.4	x	$7.2	$7.7

Combined Range		$7.2		$21.3

As evidenced in the above table, Parent’s Enterprise Value offer falls within the valuation range. No consideration was made for SmartPros’ flat to declining revenue and its loss making years in the last twelve months and 2014 periods.

Parent’s offer yields an Enterprise Value of $15 million which was adjusted for SmartPros’ Net Cash in deriving at the per share Merger consideration based upon the following: 1) estimated deferred revenue liability at the estimated 2015 closing date and the costs of fulfillment of such liability; 2) various transaction expenses, including the termination of various management contracts and legal and investment banking fees, among others; and 3) Net Cash balances at the closing of the Merger based upon estimates of working capital at that date. SmartPros’ Enterprise Value plus Net Cash results in total Merger consideration of $16.86 million, or per share Merger consideration of $3.57.

Comparable Companies Analysis

Berkery analyzed the public market statistics of certain other training and education companies deemed relevant by Berkery and examined various trading statistics and information relating to those companies. Berkery selected the companies below because their businesses and operating profiles are reasonably similar to that of SmartPros, although they are substantially larger companies. Berkery selected the following companies:

●	DeVry Education Group

●	GP Strategies Corp

●	Graham Holdings Company

Berkery examined the market trading Enterprise Value multiples for each public company based on the October 21, 2015 closing price and information publicly available at that time, including the multiples of Enterprise Value to LTM Revenue and LTM EBITDA, 2014 results and the 2015 forecasts. For the purposes of this analysis, Enterprise Value of the Comparable Companies is defined as Market Capitalization plus Net Debt (Total Debt less Cash and Equivalents), Preferred Equity and Non-Controlling Interests.

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The results of these analyses are summarized in the table below:

All figures n $ Milions

Analysis of Selected Publicly	SmartPros	Relevant Multiple Range				Implied Enterprise Values		Implied Enterprise Value Range (Revenue)		Implied Enterprise Value Range (EBITDA)
Traded Companies	Financials	Median		Mean		Median	Mean	Median	Mean	Median	Mean	Weighting

2014A Revenue	$13.5	0.8	x	0.9	x	$11.4	$11.6
2014A EBITDA	$0.6	5.4	x	6.4	x	$3.4	$4.0	$11.4	$11.6	$3.4	$4.0	25%

LTM June 2015 Revenue	$13.5	0.8	x	0.9	x	$11.4	$11.7
LTM June 2015 EBITDA	$1.0	5.9	x	7.1	x	$6.1	$7.3	$11.4	$11.7	$6.1	$7.3	50%

2015F A&F Revenue	$14.6	1.0	x	0.9	x	$14.3	$13.8
2015F A&F EBITDA	$1.8	9.1	x	8.6	x	$15.9	$15.0	$14.3	$13.8	$15.9	$15.0	25%

Implied Enterprise Values								$12.1	$12. 2	$7.9	$8.4

Combined Range		$7.9		$12.2

Based on this data and its understanding of the relative operating, financial and trading characteristics of the selected companies and of SmartPros, Berkery derived a range for the implied enterprise value of $7.9 million and $12.2 million, compared to the Parent’s offer of $15 million Enterprise Value.

Historical Trading Analysis. Berkery analyzed the historical daily closing prices per share of the Common Stock for the one-year trading period ended October 21 ,2015. Berkery noted that during this period, the 52-week low (reached on 2/27/15) and 52-week high (reached on 5/28/14) closing prices per share of the Common Stock were $1.30 and $2.94, respectively. Berkery further noted that the Merger consideration of $3.57 per share for SmartPros Common Stock was above the 52-week range for the closing prices per share of SmartPros Common Stock for the one-year period ended October 21, 2015, and that the offer price represented a premium of 21% to the 52-week high.

As part of Berkery’s investment banking business, Berkery regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes.

Fee Arrangements

We retained Berkery based on its qualifications and expertise and its reputation as an investment banking firm that specializes in mergers and acquisitions in the education and training sector. Pursuant to a letter agreement dated March 5, 2015, as amended on August 31, 2015, a fee of $50,000 became payable to Berkery upon the delivery of its written fairness opinion. Berkery will receive an additional fee of approximately $487,000 contingent upon the closing of the Merger and certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services. We have agreed to indemnify Berkery against potential liabilities arising out of its engagement, including certain liabilities that could arise in connection with its fairness opinion under U.S. federal securities laws.

Support Agreements

Under the Support Agreements, which were entered into simultaneously with the execution of the Merger Agreement, by each of, Messrs. Allen Greene, Jack Fingerhut, Stanley Wirtheim, Joseph Fish, John Gorman, Martin Lager and Leonard Stanley as stockholders and option holders of SmartPros who are members of management and/or directors of SmartPros, and Mr. Zohar Ben Dov a significant stockholder of SmartPros, who we refer to together as the “Voting Stockholders,” agreed to vote all of their shares of SmartPros Common Stock (representing approximately 27.1% of the outstanding shares of SmartPros Common Stock as of November 16, 2015): (i) in favor of adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and (ii) against (x) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, (y) any other action or agreement that would reasonably be expected to

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result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the stockholder under his Support Agreement, or (z) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. Each of the Voting Stockholders also agreed to irrevocably appoint officers of Parent as such Voting Stockholder’s proxy and attorney-in-fact, with full power of substitution and re-substitution, to cause such stockholder’s shares of SmartPros Common Stock to be voted in favor of the Merger Agreement and the transactions contemplated thereunder, including the Merger and against the actions set forth above in clause (ii). Additionally, the Voting Stockholders agreed, among other things, not to transfer their shares of SmartPros Common Stock, subject to certain exceptions. The Support Agreements will terminate upon the earliest to occur of the completion of the Merger, or the termination of the Merger Agreement in accordance with its terms.

The vote of the Voting Stockholders is not sufficient under Delaware law to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, without the approval of any other stockholders of SmartPros. A copy of the Form of Support Agreement is attached to this proxy statement as Annex B. See the section entitled “Support Agreements” beginning on page 63 of this proxy statement.

Litigation Relating to the Merger

A purported class action on behalf of the Company’s stockholders was filed on November 6, 2015 in the Supreme Court of the State of New York, County of Westchester, captioned Jack Isaacs, individually and on behalf of all others similarly situated, as Plaintiff, v. Allen S. Greene, Jack Fingerhut, John J. Gorman, Martin H. Lager, Leonard J. Stanley, SmartPros Ltd., DF Institute, LLC and SPL Merger Corp., as Defendants (the “Action”).

The Action relates to the Merger Agreement and the transactions contemplated thereunder, including the Merger.

The Action alleges that the Board breached their fiduciary duties owed to the stockholders of the Company. It further alleges that Parent and Merger Sub aided and abetted the Board in their breach of their fiduciary duties to the stockholders of the Company.

The Action seeks relief: (i) declaring that the Action is properly maintainable as a Class action and certifying Plaintiff as Class representative; (ii) enjoining Defendants, and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Merger Agreement and the transactions contemplated thereunder, including the Merger, unless and until the Company adopts and implements a procedure or process to obtain an agreement providing fair and reasonable terms and consideration to Plaintiff and the Class; (iii) rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, or granting Plaintiff and the Class rescissory damages; (iv) directing the individual Defendants to account to Plaintiff and the Class for all damages suffered as a result of the individual Defendants’ wrongdoing; (v) awarding Plaintiff the costs and disbursements of the Action, including reasonable attorneys’ and experts’ fees; and (vi) granting such other and further equitable relief as the Court may deem just and proper.

We believe that the Action is without merit and intend to assert a vigorous defense.

To our Knowledge, there is no other pending litigation relating to the Merger.

Financing of the Merger

There is no financing condition to the Merger. The Merger consideration is expected to be funded by Parent from its cash on hand.

Interests of Certain Persons in the Merger

In considering the Company Board Recommendation, you should be aware that certain of our directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement and the transactions contemplated thereunder, including the Merger, be approved and adopted by the stockholders of SmartPros. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change of control.

Equity Compensation and Incentive Awards

Pursuant to the terms of the Merger Agreement and our restricted stock grants, at the effective time of the Merger all of such restricted shares of SmartPros Common Stock, will become fully vested and no longer subject to forfeiture.

At the effective time of the Merger, each outstanding option to purchase shares of SmartPros Common Stock that is outstanding and unexercised as of immediately prior to the effective time of the Merger, whether vested or unvested, will automatically vest and be converted into the right to receive a cash payment equal to the number of shares of SmartPros Common Stock subject to such option multiplied by the amount (if any) by which $3.57 exceeds the exercise price per share of such option, less any applicable withholding taxes.

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The following table sets forth, as of November 16, 2015 the equity compensation award holdings of SmartPros’ directors and executive officers and the gross value of such holdings assuming the Merger is completed:

Holder	Number of Shares Subject to Vested Stock Options	Cash Consideration to be Received for Vested Stock Options	Number of Shares Subject to Unvested Stock Options	Cash Consideration to be Received for Unvested Stock Options	Number of Shares of Restricted Stock Subject to Forfeiture	Cash Consideration to be Received for Restricted Stock Subject to Forfeiture	Total Consideration
Allen S. Greene	115,000	$162,000.00	0	$0.00	0	$0.00	$162,000.00
Jack Fingerhut	20,000	$24,000.00	21,000	$46,050.00	6,000	$21,420.00	$91,470.00
Stanley P. Wirtheim	2,500	$3,950.00	12,000	$26,500.00	2,000	$7,140.00	$37,590.00
Joseph R. Fish	25,000	$39,500.00	20,000	$43,950.00	5,000	$17,850.00	101,300.00
Martin H. Lager	0	$0.00	0	$0.00	500	$1,785.00	$1,785.00
John Gorman	9,000	$4,680.00	0	$0.00	500	$1,785.00	$6,465.00
Leonard J. Stanley	9,000	$0.00	0	$0.00	500	$1,785.00	$1,785.00
Karen Stolzar	500	$790.00	0	$0.00	0	$0.00	$790.00
Total	181,000	$234,920.00	53,000	$116,500.00	14,500	$51,765.00	$403,185.00

Change of Control Payments

SmartPros’ existing employment agreement with Allen Greene, our Chief Executive Officer, provides that, in the event of a change of control, which the closing of the Merger will constitute, Mr. Greene, will receive a cash payment in the amount of the balance of his salary and benefits through January 31, 2018, which if the Merger is effective between December 31, 2015 and January 15, 2016, will be approximately $927,000 payable in a lump sum. If the effective time of the Merger occurs between December 15, 2015 and December 30, 2015 the cash payment will increase by approximately $18,500. If the effective time of the Merger occurs between January 16, 2016 and and January 31, 2016 the cash payment will decrease by approximately $18,500 and thereafter will decrease by approximately $18,500 for each half month period during which the effective time of the Merger occurs. For example, if the effective time of the Merger occurs between February 16, 2016 and February 28, 2016 the cash payment to Mr. Greene would be approximately $890,000. Mr. Greene has not been offered a position with the Company surviving the Merger.

SmartPros ‘existing employment agreement with Stanley Wirtheim, our Chief Financial Officer, provides that, in the event of a change of control, which the Merger will constitute, and in the event he is not offered a position at the same salary with the company surviving the Merger, he would receive a cash payment of $135,000. He has not been offered such position and therefore, will receive such cash payment.

Employment Letter Agreements with the Surviving Corporation

In October 2015, we entered into employment letter agreements with each of Mr. Jack Fingerhut, our President and Mr. Joseph Fish, our Chief Technology Officer, which will only take effect upon the

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consummation of the Merger. Their existing employment agreements with SmartPros will be terminated simultaneously with the effectiveness of the new employment agreements.

Under the new letter agreement with Mr. Fingerhut, he will (i) continue his full-time employment with us as an Executive Director at an annual base salary of $205,000, (ii) be eligible for an annual bonus of up to 20% of his annual base salary beginning in 2016 with guaranteed bonuses of a minimum of $27,000 per year in 2016 and 2017 (“Guaranteed Bonus”) unless he resigned or was terminated by us for cause prior the bonus distribution date, (iii) be eligible for Kaplan’s standard severance benefits (subject to the last sentence of the paragraph) and (iv) continue to be eligible to participate in SmartPros employee benefit programs, including health and long-term disability insurance until such time as Kaplan may transition him to Kaplan plans. In addition, if Mr. Fingerhut is terminated by the Company other than for cause during the 24-month period following the Closing, he will be paid the remainder of the first 24-months’ salary and Guaranteed Bonus, from the date of termination in a lump sum or the amount he would receive under Kaplan’s standard severance benefit plan (but not both).

In comparison, our existing employment agreement with Mr. Fingerhut is for a term of three years, through September 30, 2017, but renews automatically for a new three-year term at the end of each successive three-year term unless either party gives written notice of nonrenewal at least thirty (30) days prior to the end of any term of its intention not to renew the agreement. His current annual base salary is $232,000. He is also entitled to participate in all of our employee benefit programs, including health and long-term disability insurance. In addition, he receives an annual car allowance. In the event: (i) his contract is terminated by us without cause, he will be entitled to his base salary and all fringe benefits for the remainder of the term of the contract, and a payment equal to the average of the then last two years’ bonuses multiplied by the number of years, or fraction thereof, remaining on the term of the contract; or (ii) he is not continued in a position at the same or greater salary within 30 days after a change in control, he will be entitled to severance pay equal to his annual base salary in lieu of any other payments that would be due under the contract.

Under the new letter agreement with Mr. Fish, he will (i) continue his full-time employment with us as an Executive Director at the same annual base salary of $212,000, (ii)be eligible for an annual bonus of up to 20% of his annual base salary beginning in 2016, (iii) be eligible for Kaplan’s standard severance benefits (subject to the last sentence of this paragraph) and (iv) continue to be eligible to participate in SmartPros employee benefit programs, including health and long-term disability insurance until such time as Kaplan may transition him to Kaplan plans. In addition, Mr. Fish will be paid a one-time sign-on bonus of $50,000 within 30 days following the Merger, which will be subject to partial forfeiture if his employment terminates during the 24-month period following the Merger for any reason other than termination by us without cause or the amount he would receive under Kaplan’s standard severance benefit plan (but not both).

In comparison, our existing employment agreement with Mr. Fish is for a term of two years ending on February 28, 2016 and at annual base salary of $212,000. The term automatically renews for an additional new two-year term at the end of each successive two-year term unless either party gives written notice of nonrenewal at least thirty (30) days prior to the end of any term of his or its intention not to renew the agreement. He is also entitled to participate in all of our employee benefit programs, including health and long-term disability insurance. In addition, he receives an annual car allowance. In the event: (i) his contract is terminated by us without cause, he will be entitled to his base salary for the remainder of the term of the contract; (ii) he is not continued in a position at the same or greater salary within 30 days after a change in control during the first year of any two-year term, he will be entitled to severance pay equal to his annual base salary in lieu of any other payments that would be due under the contract; or (iii) he is not continued in a position at the same or greater salary within 30 days after a change in control during the second year of any two-year term, he will be entitled to severance pay equal to six (6) months of his base salary in lieu of any other payments that would be due under the contract.

Indemnification and Insurance

From and after the effective time of the Merger, Parent shall, and shall cause SmartPros to, (i) until the sixth (6th) anniversary of the date on which the effective time of the Merger shall occur, indemnify and hold harmless each individual who at the effective time of the Merger is, or at any time prior to the effective

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time of the Merger was, a director or officer of SmartPros or of a subsidiary of SmartPros (each, an “Indemnitee” and, collectively, the “Indemnitees”) (with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs) and reasonable expenses in connection with any civil, criminal, administrative or investigative action, whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of SmartPros or such subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of SmartPros or such subsidiary or taken at the request of SmartPros or such subsidiary (including in connection with serving at the request of SmartPros or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the effective time of the Merger (including any action relating in whole or in part to the Merger), to the fullest extent permitted under applicable law, and (ii) assume all obligations of SmartPros and such subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger as provided in (x) SmartPros certificate of incorporation and by-laws and the organizational documents of such subsidiaries as in effect as of the date of the Merger Agreement and (y) indemnification agreements with the Indemnities in effect as of the date of the Merger Agreement, which shall survive the Merger.

In addition, Parent shall, for six years after the effective time of the Merger, (i) cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth in SmartPros certificate of incorporation and by-laws as of the date of the Merger Agreement and (ii) advance any expenses of any Indemnitee as provided in the above paragraph as incurred to the fullest extent permitted under Delaware law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by Delaware law.

At the Parent’s election, either (i) SmartPros shall obtain prior to the effective time of the Merger “tail” insurance policies with a claims period of at least six (6) years from the effective time of the Merger with respect to the directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of SmartPros for claims arising from facts or events that occurred on or prior to the effective time of the Merger at a cost that does not exceed 250% of the annual premium currently paid by SmartPros for D&O Insurance ; or (ii) Parent will provide, or cause the surviving corporation to provide, for a period of not less than six (6) years after the effective time of the Merger, the Indemnitees who are insured under SmartPros’ directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the Merger that is no less favorable, taken as a whole, than the existing policy of SmartPros or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the surviving corporation shall not be required to pay an aggregate amount for the D&O Insurance during such six (6) year period in excess of 250% of the annual premium currently paid by SmartPros for such insurance.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of SmartPros Common Stock are converted into the right to receive, and are exchanged for, cash in the Merger. This summary is for the general information of SmartPros’ stockholders only and does not address all aspects of U.S. federal income taxation that might be relevant to our stockholders. For example, this summary does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws (including estate and gift tax).

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of SmartPros Common Stock that is, for U.S. federal income tax purposes:

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●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and all substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds SmartPros Common Stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships holding SmartPros Common Stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.

This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the “Code,” and Treasury regulations, Internal Revenue Service rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Any such change could alter the tax consequences to holders of SmartPros Common Stock as described in this proxy statement. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought with respect to any aspect of the Merger. This discussion applies only to beneficial owners who hold shares of SmartPros Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as holders who receive shares of SmartPros Common Stock in connection with the exercise of employee stock options or otherwise as compensation, holders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the Merger, holders who validly exercise their rights under the DGCL to object to the Merger, banks, insurance companies and other financial institutions, tax-exempt organizations, broker-dealers, partnerships, S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, holders that have a functional currency other than the U.S. dollar, holders who hold SmartPros Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, controlled foreign corporations and passive foreign investment companies. This discussion also does not address the U.S. federal income tax consequences of the receipt of cash in connection with the cancellation of options to purchase shares of SmartPros Common Stock or any other matters relating to equity compensation or benefit plans.

Exchange of Shares of SmartPros Common Stock for Cash Pursuant to the Merger Agreement

U.S. Holders

The exchange of shares of SmartPros Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of SmartPros Common Stock are converted into the right to receive, and are exchanged for, cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of SmartPros Common Stock (i.e., shares of SmartPros Common Stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if

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the U.S. holder’s holding period for such shares of SmartPros Common Stock exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of SmartPros Common Stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder in exchange for shares of SmartPros Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●	the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of SmartPros Common Stock pursuant to the Merger and certain other conditions are met; or

●	the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the outstanding shares of SmartPros Common Stock at any time during the five-year period preceding the Merger, and SmartPros is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held SmartPros Common Stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

SmartPros believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of SmartPros Common Stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. Each of our U.S. holders should complete and sign, under penalty of perjury, the Substitute Form W-9 included as part of the letter of transmittal that will be sent promptly after the completion of the Merger (but in no event more than five business days thereafter) and return such Substitute Form W-9 to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. A non-U.S. holder that provides the applicable withholding agent with an IRS Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

This summary of material U.S. federal income tax consequences is for general information only, is not intended to constitute a complete description of all tax consequences relating to the Merger and is not tax advice. Because individual circumstances may differ, each stockholder should consult

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such stockholder’s own tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances, the application of federal, state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, including the transactions described in this proxy statement relating to outstanding stock options.

THE MERGER AGREEMENT

The following summary describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. This summary of the Merger Agreement is qualified by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into, this proxy statement. The Merger Agreement has been included to provide you with information regarding its terms. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger. It is not intended to provide you with any factual information about us. Such factual information about us can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 72 of this proxy statement.

The Merger

The Merger Agreement provides that Merger Sub will merge with and into SmartPros, with SmartPros continuing as the surviving corporation and doing business following the Merger, and the separate corporate existence of Merger Sub shall thereupon cease.

Closing

The closing of the Merger will take place on the second business day following the date on which the conditions to the closing of the Merger (described in the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page 58 of this proxy statement) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions), unless another date is agreed to in writing by Parent and SmartPros.

Effective Time

The effective time of the Merger will occur upon the filing of certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent may agree and specify in the certificate of merger).

Directors and Officers of Surviving Corporation

The Board of Directors of the surviving corporation will, from and after the effective time of the Merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their death resignation or removal. The officers of Merger Sub at the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the surviving corporation until their successors have been duly appointed and qualified.

Organizational Documents of Surviving Corporation

The certificate of incorporation of the surviving corporation will be in the form of the certificate of incorporation of Merger Sub. The bylaws of the surviving corporation will be the bylaws of Merger Sub.

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Effect of the Merger on the Common Stock of the Parties

At the effective time of the Merger:

●	each issued and outstanding share of capital stock of Merger Sub will become one share of common stock of the surviving corporation;

●	any shares of SmartPros Common Stock that are owned by us as treasury stock or any shares of SmartPros Common Stock owned by Parent or Merger Sub will be canceled and no consideration will be delivered in exchange for those shares; and

●

each issued and outstanding share of SmartPros Common Stock (other than those canceled as above and shares of SmartPros Common Stock of stockholders who have properly exercised appraisal rights) will be converted into the right to receive $3.57 in cash, less any applicable withholding taxes.

Shares of SmartPros Common Stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of the per share Merger consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described in the section entitled “Appraisal Rights” beginning on page 64 of this proxy statement.

Exchange and Payment Procedures

As soon as practicable following the effective time of the Merger, Parent will deposit, or will cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to us, as paying agent, a cash amount necessary for the paying agent to make payment of the aggregate per share Merger consideration to the holders of shares of SmartPros Common Stock.

Promptly after the effective time of the Merger, each record holder of shares of SmartPros Common Stock will be sent a letter of transmittal and instructions describing how the stockholder may exchange his, her or its shares of SmartPros Common Stock for the per share Merger consideration after the completion of the Merger.

If your shares are certificated, you should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Following the Merger, you will not be entitled to receive the per share Merger consideration until you deliver a duly completed and validly executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent along with your letter of transmittal.

No interest will be paid or accrued on the cash payable as the per share Merger consideration. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share Merger consideration. Any amount that is withheld and paid over to the appropriate taxing authority will be deemed to have been paid to the stockholder with regard to whom it is withheld.

From and after the effective time of the Merger, there will be no transfers on our stock transfer books of shares of SmartPros Common Stock that were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, any person presents to the surviving corporation any certificates for any reason, such certificates must be cancelled and exchanged for the per share Merger

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consideration as provided above to the extent that the per share Merger consideration has not already been paid in respect of the shares of SmartPros Common Stock represented by such certificates.

Any portion of the per share Merger consideration deposited with the paying agent that remains unclaimed by record holders of SmartPros Common Stock one year after the effective time of the Merger will, upon demand of Parent, be delivered to Parent. Record holders of SmartPros Common Stock who have not complied with the above-described exchange and payment procedures will thereafter only look to Parent for payment of the per share Merger consideration. None of the surviving corporation, Parent, Merger Sub, SmartPros or the paying agent will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or other similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share Merger consideration, you must make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in an amount sufficient to provide a full indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive following the Merger, which you should read carefully in its entirety.

SmartPros Stock Options

At the effective time of the Merger, each outstanding option to purchase shares of SmartPros Common Stock will be cancelled and terminated and converted into the right to receive cash equal to the excess, if any, of the per share Merger consideration over the exercise price payable in respect of each share of SmartPros Common Stock issuable under such option.

Restricted Stock

Pursuant to the terms of the Merger Agreement and our restricted stock grants, at the effective time of the Merger all of such restricted shares of SmartPros Common Stock, will become fully vested and no longer subject to forfeiture.

Representations and Warranties

We made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, in the disclosure schedules to the Merger Agreement or, subject to certain exceptions, in certain documents filed with the SEC. These representations and warranties relate to, among other things:

●	corporate matters, including our and our subsidiaries due organization, existence, good standing and requisite corporate power;

●	the unanimous approval and declaration of the advisability of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by the Board, the determination that the Merger Agreement and the transactions contemplated thereunder, including the Merger are advisable and fair to, and in the best interests of, our stockholders and the resolution to recommend that our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger;

●	the receipt of an opinion from Berkery;

●	our corporate power and authority to execute, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

●	our capitalization;

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●	compliance with applicable laws;

●	any consents required from any governmental entity or any governmental body that approves us as a provider of professional education and training products and services;

●

the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing our obligations under the Merger Agreement;

●	required governmental consents, approvals and filings;

●	the timely filing of required reports and other filings with the SEC since January 1, 2011, material compliance of our filings with securities laws and our financial statements with accounting standards, and maintenance of internal controls;

●	the conduct of our business in the ordinary course of business consistent with past practice and the absence of any material adverse effect since January 1, 2015;

●	tax matters;

●	legal proceedings;

●	compliance with laws;

●	government contracts;

●	affiliate transactions;

●	employee benefits matters;

●	labor and employment matters;

●	material business contracts;

●	real property, including leasehold interests in real property;

●	environmental matters;

●	intellectual property, including the ownership of certain trademarks, domain names and copyrights;

●	customers and suppliers;

●	unlawful payments and export controls;

●	the absence of a stockholder rights agreement and the non-applicability of antitakeover statutes to the Merger;

●	the absence of any undisclosed broker’s or advisor fees;

●	insurance; and

●	the absence of untrue statements of material fact or omissions of material fact in information contained in certain documents.

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Some of our representations and warranties made in the Merger Agreement are qualified by a material adverse effect standard. For purposes of the Merger Agreement “material adverse effect” means any fact, circumstance, condition, change, event, occurrence, development or effect, that individually or in the aggregate together with all other facts, circumstances, conditions, changes, events, occurrences, developments or effects: (i) which has had or would reasonably be expected to have directly or indirectly a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company and its subsidiaries taken as a whole; other than facts, circumstances, conditions, changes, events, occurrences or effects (A) generally affecting (1) the industry of the Company and its subsidiaries, or (2) the economy, or financial or capital markets, in the United States or elsewhere in the world, or (B) arising out of, resulting from or directly attributable to (X) changes after the date of the Merger Agreement in law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions, (Y) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement or (Z) earthquakes, hurricanes, tornados or other natural disasters, except, with respect to (i)(A)(1), (i)(A)(2) and (i)(B)(X), only to the extent that the effects of such change disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its subsidiaries operate; or (ii) which has impaired or prevented or would reasonably be expected to impair or prevent in any material respect the ability of the Company to perform its obligations under the Merger Agreement or prevent or materially delay the consummate the Merger on a timely basis.

The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

●	corporate matters, including their due organization, existence and good standing;

●	their corporate power and authority to execute, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;

●	the absence of violations of, or conflicts with, their respective governing documents, applicable law and certain agreements as a result of entering into and performing their obligations under the Merger Agreement;

●	required consents, approvals and filings;

●	the ownership and operations of Merger Sub;

●	the ability to fund the Merger consideration;

●	the absence of legal proceedings;

●	the absence of any contracts between Parent or Merger Sub on the one hand and any of the Company’s directors or officers on the other hand (except for the Support Agreements); and

●	the absence of any undisclosed broker’s or advisor’s fees.

The representations and warranties in the Merger Agreement of each of SmartPros, Parent and Merger Sub will terminate upon the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms, except that any provision in the Merger Agreement which contemplates performance after the effective time of the Merger will survive indefinitely, including certain provisions regarding exchange of stock certificates, indemnification and insurance, fees and expenses and employee matters.

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Stockholders’ Meeting

We agreed to establish a record date for, call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger. Subject to the provisions of the Merger Agreement described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement, the Board will recommend that our stockholders vote to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger. We may adjourn or postpone the stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders or, if as of the time for which the stockholders’ meeting is originally scheduled, there are insufficient shares of SmartPros Common Stock represented to constitute a quorum necessary to conduct business at such meeting.

Conduct of Our Business Pending the Merger

Between October 21, 2015 and the effective time of the Merger, we have agreed, subject to certain exceptions as contemplated by the Merger Agreement or the disclosure schedules thereto, that unless consented to by Parent, which consent shall not be unreasonably withheld or delayed, we and our subsidiaries will: (i) conduct our business in the ordinary course of business consistent with past practice; (ii) comply in all material respects with all laws and requirements of any material contacts; and (iii) use our commercially reasonable efforts to preserve intact our business organizations and goodwill of our business relationships.

Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedules to the Merger Agreement, between October 21, 2015 and the effective time of the Merger, we will not, and we will not permit our subsidiaries to, among other things:

●	amend the certificate of incorporation or bylaws (or equivalent organizational documents) of SmartPros or any of our subsidiaries.

●	(i) issue, sell or grant any shares of our capital stock or any securities or options convertible into or exchangeable for any shares of our capital stock; (ii) redeem, purchase or otherwise acquire any shares of our capital stock; (iii) declare or pay any dividends on shares of our capital stock or (iv) subdivide, reclassify, split or combine any shares of our capital stock;

●	incur or assume any indebtedness for borrowed money in excess of $25,000 or make any loans, advances or capital contributions or investments;

●	sell, transfer, lease, mortgage or otherwise encumber any of our properties or assets;

●	directly or indirectly acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any division, business or equity interest of any person;

●	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of SmartPros or any SmartPros subsidiaries (other than the Merger Agreement);

●	implement or adopt any change in our accounting methods, principles or policies other than as may be required by applicable law or GAAP and as concurred with by our independent auditors;

●	make any capital expenditures in excess of $25,000;

●	make any investment in or loan or advance to any person;

●	increase the compensation or benefits (including bonuses) to any officer or employee,

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except we may grant a raise of up to 3% to an employee on their employment anniversary date;

●	enter into or amend any employment agreement;

●	make or change any material election concerning taxes, file any amended tax return or settle any tax claim or assessment;

●	amend modify, extend or renew any real estate lease or enter into any new real estate lease;

●	enter into any collective bargaining agreement;

●	settle any material claims against the Company or its subsidiaries or liabilities;

●	enter into any agreement that limits the Company’s or any of its subsidiaries’ ability to compete with or conduct any business or line of business (including geographic limitations);

●	modify, amend or terminate any of our material contracts or enter into any new contract that would be a material contract;

●	communicate with employees of the Company or any of its subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger;
●	take any action which would result in any of the conditions to the consummation of the Merger not being satisfied;

●	license, disclose or otherwise provide to any person the source code for any material software owned by the Company; or

●	authorize or commit or agree to take any of the foregoing actions.

No Solicitation of Takeover Proposals

From and after the date of the Merger Agreement, we and our representatives agreed to cease and cause to be terminated any discussions or negotiations with any persons that were ongoing with respect to any Takeover Proposal and with any persons who made or indicated an intention to make a Takeover Proposal and request that such persons promptly return or destroy all confidential information concerning SmartPros and our subsidiaries. From and after date of the Merger Agreement until the effective time of the Merger or, if earlier, the termination of the Merger Agreement, we, our subsidiaries and our representatives may not, directly or indirectly:

●	solicit, initiate, or take any other actions that we reasonably know or should know would facilitate, any Takeover Proposal;

●	enter into, engage in, continue or participate in any discussions or negotiations regarding, or furnish to any other party any information or access to, our business, properties, assets books or records or otherwise cooperate with any person that is seeking to make or has made a proposal that constitutes, or that may reasonably be expected to lead to, any Takeover Proposal;

●	approve, endorse or recommend any Takeover Proposal;

●	enter into any letter of intent or agreement with respect to a Takeover Proposal;

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●	withdraw or modify the Company Board Recommendation; or

●	propose, agree, or publicly announce an intention to take any of the above actions.

Notwithstanding the foregoing, if the Board receives an unsolicited, bona fide written Takeover Proposal made after October 21, 2015 in circumstances not involving a breach of the Merger Agreement and the Board determines in good faith that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) and with respect to which the Board determines in good faith, after consulting with and receiving the advice of independent financial advisors and outside counsel, that the taking of such action is necessary in order for the Board to comply with its fiduciary duties to SmartPros’ stockholders under Delaware law, then SmartPros may, at any time prior to obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and after providing Parent written notice of its intention to take such actions:

●	furnish information with respect to SmartPros to the person making such Takeover Proposal, but only after such person enters into a customary confidentiality agreement with SmartPros, provided that, SmartPros advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and, concurrently with its delivery to such person, SmartPros delivers to Parent all such information not previously provided to Parent; and

●	participate in discussions and negotiations with such person or its representatives regarding such Takeover Proposal.

Following the date of the Merger Agreement, we must advise Parent no later than twenty four hours after receipt, of any Takeover Proposal or any inquiry that would reasonably be expected to lead to any Takeover Proposal and shall, in any such notice to Parent, indicate the identity of the person making such proposal or inquiry and the material terms and conditions of any proposals or inquiries (and shall include with such notice copies of any proposed transaction agreements received from, provided to, or on behalf of such person relating to such proposal or inquiry), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status of any such proposals or inquiries (and SmartPros shall provide Parent with copies of any additional written materials received that relate to such proposals or inquiries) and of the status of any such discussions or negotiations.

Except as permitted by the Merger Agreement, neither the Board nor the Special Committee (nor any other committee of the Board) may: (i)(a) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, or otherwise repudiate the approval or declaration of advisability by the Board of the Merger Agreement and the transactions contemplated thereunder, including the Merger, (b) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act (c) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, (d) fail to publicly reaffirm the Company Board Recommendation within three (3) business days after Parent so requests, or (e) fail to recommend against any Takeover Proposal within ten (10) business days after the commencement of such Takeover Proposal the actions described in the clause (i) are referred to as a “Company Adverse Recommendation Change”; or (ii) permit, approve or recommend, or cause or authorize SmartPros or any of its subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, or option, merger, acquisition, purchase, joint venture or other similar agreement related to any Takeover Proposal (other than a permitted confidentiality agreement), which we refer to as a “Company Acquisition Agreement”. We are required to promptly notify Parent if we decide to provide information to, or begin discussions with, any third party related to a Takeover Proposal. Notwithstanding the foregoing and so long as SmartPros is in compliance with its obligations under the Merger Agreement, at any time prior to obtaining the stockholder approval of the Merger Agreement and the transactions contemplated thereunder, including the Merger, the Board may withdraw or modify its recommendation in response to a Superior Proposal, terminate the Merger Agreement and approve or recommend a Takeover Proposal or enter into a definitive acquisition agreement, if the Board determines in good faith, after consulting with, and receiving advice from, outside counsel, that the failure to make such withdrawal, approval, modification or

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recommendation, or take such action, would constitute a breach by the Board of its fiduciary duties to SmartPros’ stockholders under Delaware law; provided, that prior to taking any action with respect to a Superior Proposal:

●	we must provide at least five days’ prior written notice to Parent of our intention to effect a change of the Company Board Recommendation specifying the terms and conditions of any such Superior Proposal, including the identity of the person making such Superior Proposal;

●	we must provide a copy to Parent of the relevant proposed transaction agreements with the party making such proposal;

●

prior to taking any such action, we and our counsel and financial advisors must negotiate during the five-day notice period with Parent in good faith (to the extent Parent desires to negotiate) to enable Parent to revise the terms of the Merger Agreement such that it would cause such Superior Proposal not to constitute a Superior Proposal;

●	the Board must have considered in good faith any changes to the Merger Agreement proposed in writing by Parent and must have determined that the Superior Proposal would still constitute a Superior Proposal if such changes were given effect; and

●	we must deliver to Parent any amendment to the financial terms or other material terms of a Superior Proposal and, in such case, provide Parent an additional five days’ prior written notice and comply with the provisions above.

Nothing in the provisions of the Merger Agreement relating to Takeover Proposals prevents us from complying with our disclosure obligations under U.S. federal or state law with regard to a Takeover Proposal, including taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act.

For purposes of the Merger Agreement, “Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, which the Company believes in good faith to be bona fide, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of the Company and its subsidiaries equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s revenues on a consolidated basis are attributable, (ii) acquisition of more than 20% of the outstanding SmartPros Common Stock, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning more than 20% of the outstanding SmartPros Common Stock or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company.

For purposes of the Merger Agreement, “Superior Proposal” means any bona fide unsolicited written Takeover Proposal to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale or otherwise), for consideration consisting of cash and/or securities, more than 90% of the equity securities of the Company or more than 90% of the assets of the Company and its subsidiaries on a consolidated basis, (i) that includes consideration per share of SmartPros Common Stock that is greater than the per share Merger consideration and that the Board has determined in its good faith judgment (after consultation with independent financial advisors and outside legal counsel) is reasonably likely to be consummated in accordance with its terms without unreasonable delay, taking into account all legal, regulatory and financial aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the SmartPros’ Stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent in response to such proposal or otherwise) and (ii) accompanied by executed customary financing commitments from recognized financing sources not subject to any due diligence conditions and that, together with available cash on hand, are sufficient to fund the cash portion of such Takeover Proposal.

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Agreement to Use Reasonable Best Efforts

We and Parent will cooperate and use our respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Merger, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the Merger.

We also agreed, subject to certain exceptions, to use our reasonable best efforts to:

●	take all action necessary to ensure that no state takeover statute applies to the Merger and any and all of the transactions contemplated thereunder; and

●	if any takeover statute becomes applicable to the Merger or any of the other transactions contemplated by the Merger Agreement, ensure that the Merger or any of the transactions contemplated thereunder may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement.

Other Covenants and Agreements

Public Announcements

The parties agreed that the initial press release with respect to the execution of the Merger Agreement would be a joint press release to be reasonably agreed upon by Parent and SmartPros. SmartPros and Parent agreed not to issue any further public announcement with respect to the Merger without the prior consent of the other party, except as required by applicable law, rule or regulation.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the Merger, Parent shall, and shall cause SmartPros to, (i) until the sixth (6th) anniversary of the date on which the effective time of the Merger shall occur, indemnify and hold harmless the Indemnitees with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs and reasonable expenses in connection with any civil, criminal, administrative or investigative action, whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of SmartPros or such subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of SmartPros or such subsidiary or taken at the request of SmartPros or such subsidiary (including in connection with serving at the request of SmartPros or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the effective time of the Merger (including any action relating in whole or in part to the Merger), to the fullest extent permitted under applicable law, and (ii) assume all obligations of SmartPros and such subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger as provided in (x) SmartPros certificate of incorporation and by-laws and the organizational documents of such subsidiaries as in effect as of the date of the Merger Agreement and (y) indemnification agreements with the Indemnities in effect as of the date of the Merger Agreement, which shall survive the Merger.

In addition, Parent shall, for six years after the effective time of the Merger, (i) cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth in SmartPros certificate of incorporation and by-laws as of the date of the Merger Agreement and (ii)

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advance any expenses of any Indemnitee as provided in the above paragraph as incurred to the fullest extent permitted under Delaware law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by Delaware law.

At the Parent’s election, either (i) SmartPros shall obtain prior to the effective time of the Merger “tail” insurance policies with a claims period of at least six (6) years from the effective time of the Merger with respect to the directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of SmartPros for claims arising from facts or events that occurred on or prior to the effective time of the Merger at a cost that does not exceed 250% of the annual premium currently paid by SmartPros for D&O Insurance; or (ii) Parent will provide, or cause the surviving corporation to provide, for a period of not less than six (6) years after the effective time of the Merger, the Indemnitees who are insured under SmartPros’ directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the Merger that is no less favorable, taken as a whole, than the existing policy of SmartPros or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the surviving corporation shall not be required to pay an aggregate amount for the D&O Insurance during such six (6) year period in excess of 250% of the annual premium currently paid by SmartPros for such insurance.

Employees

Parent has agreed that for a period of six months following the Merger it will cause SmartPros to provide to its employees (i) the same level of base salary as they are receiving at the effective time of the Merger and (ii) benefits that are no less favorable in the aggregate to those being provided to them at the effective time of the Merger.

Stockholder Litigation

We agreed to provide Parent with prompt notice of any litigation brought by any of our stockholders relating to the Merger. We have further agreed to give Parent the opportunity to participate (at its expense) in the defense or settlement of any stockholder litigation against us and/or our directors relating to the Merger and not to settle that stockholder litigation without Parent’s consent.

Fees and Expenses

Except as otherwise specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring the fees or expenses, whether or not the Merger and the other transactions contemplated by the Merger Agreement are consummated.

Delisting

Prior to the effective time of the Merger, SmartPros agreed to cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to enable the surviving corporation to de-list the SmartPros Common Stock securities from the Nasdaq Capital Market and de-register the SmartPros Common Stock under the Exchange Act as soon as practicable following the effective time of the Merger.

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Customers

Each of Parent and SmartPros agreed to use all commercially reasonable efforts to arrange for customer telephone calls as soon as practicable after the date of the Merger Agreement among a representative of each of Parent and SmartPros and an appropriate representative of certain SmartPros customers.

Conditions to the Merger

The respective obligations of SmartPros, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

●	the approval of the adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, by holders of a majority of the outstanding shares of SmartPros Common Stock; and

●	no law or injunction, judgment or ruling shall be in effect enjoining or prohibiting the consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver, if permissible under applicable law) of the certain additional conditions including the following:

●	we shall have performed, in all material respects, all of the covenants and obligations required to be performed by us pursuant to the Merger Agreement at or prior to the closing;

●	our representations and warranties set forth in Merger Agreement regarding (i) organization and standing authority, financial statements, no material adverse effect, opinion of financial advisor, and brokers and other advisors shall be true and correct in all respects both as of October 21, 2015 and as of the closing date as though made on and as of such date (except the opinion of financial advisor shall be true and correct in all respects only at and as of the specific date given)); (ii) capitalization shall be true and correct in all but de minimis respects on and as of October 21, 2015 and as if made on and as of the closing date (or, if given as of a specific date, at and as of such date); and (iii) all other representations and warranties contained in the Merger Agreement (other than those specifically referred to in the foregoing clauses (i) and (ii) shall be true and correct in all material respects (without giving effect to any “materiality” or “material adverse effect” qualifications contained therein) both as of October 21, 2015 and as of the closing date as though made on and as of the such date or, if given as of a specific date, at and as of such date;

●	since October 21, 2015, there shall not, with respect to SmartPros, have been any occurrence, event, change, effect or development that, would constitute a material adverse effect;

●	holders of not more than five percent (5%) of our outstanding Common Stock as of the record date shall have exercised their appraisal rights under the DGCL;

●	SmartPros shall have received the consents and approvals from (i) an industry group that approves SmartPros as a sponsor of continuing professional education for CPAs and (ii) certain counterparties to material business contracts necessary to assign such contracts to the surviving corporation;

●	the Company’s Federal Supply Schedule (FSS) contract with the U.S. General Services Administration (Contract No. GS-02-F-0025N) shall have been terminated and canceled to the reasonable satisfaction of Parent based on such evidence as it shall reasonably request;

●	as of the closing date, each of: (i) the Company’s net working capital shall be not less than $1,200,000; and (ii) the sum of (x) the Company’s available cash plus (y) the amount by which the Company’s net working capital exceeds $1,200,000 as of the closing date, shall be not less than $2,514,000 after payment of transaction expenses, each as determined to the reasonable satisfaction of Parent based on such evidence as it shall reasonably request; and

●	Parent shall have received from the Company evidence reasonably satisfactory that all 401(k) plans have been terminated pursuant to resolution of the Board or the sponsoring ERISA affiliate, as the case may be (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the closing date of the Merger.

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●	within 20 business days of the date of the Merger Agreement, Parent shall have completed to its reasonable satisfaction the customer calls and shall, in Parent’s reasonable discretion, have received from each customer reasonable assurances that such customer intends to continue doing business with the Company under the ownership of Parent in a manner reasonably comparable to past experience; provided, that Parent shall inform the Company within 20 business days of the date of the Merger Agreement whether or not Parent is reasonably satisfied with the assurances provided in each customer call. Parent has advised us that they were reasonably satisfied with the assurances provided in each customer call accordingly, this obligation has been satisfied.

Our obligation to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) of the following additional conditions:

●	each of Parent and Merger Sub shall have performed and complied with, in all material respects, all of the covenants and obligations required to be performed by it pursuant to the Merger Agreement at or prior to the closing date; and

●	the representations and warranties of Parent and Merger Sub set forth in Merger Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality) both as of October 21, 2015 and as of the closing date as though made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or prevent or materially delay consummation of the Merger.

Termination

We and Parent may, by mutual written consent, terminate the Merger Agreement and the transactions contemplated thereunder, including the Merger, at any time prior to the effective time of the Merger.

The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

●	by either SmartPros or Parent, if:

	●	the Merger has not been consummated on or before April 30, 2016 (the “Walk Away Date”) (but this right to terminate will not be available to a party if the failure of the Merger to have been consummated on or before the Walk Away Date was primarily due to the failure of such party to perform any of its obligations contained in the Merger Agreement);

	●	any Restraint shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal and such Restraint shall have become final and nonappealable (but this right to terminate will not be available to a party if the Restraint was primarily due to the failure of such party to perform any of its obligations contained in the Merger Agreement);

	●	our stockholders’ meeting has been held and completed and our stockholders have not adopted the Merger Agreement and the transactions contemplated thereunder, including the Merger, at such meeting, but this right to terminate will not be available to SmartPros if the failure of our stockholders to adopt the Merger Agreement and the transactions contemplated thereunder including the Merger, was primarily due to:

● a material breach by SmartPros of its obligations to timely file this proxy statement and promptly respond to any comments or request for additional information from the Securities and Exchange Commission (“SEC”);

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●	a material breach by SmartPros of its obligations to, as soon as practicable following the date that the proxy statement is cleared by the SEC or the SEC advises SmartPros that it will not review the proxy statement, to establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining their approval of the Merger Agreement and transactions contemplated thereunder, including the Merger.

●	the Board shall have failed to recommend that our stockholders adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger;

●	however the Company shall have no obligation to do any of the foregoing if there shall have been a Company Adverse Recommendation Change (as defined below);

●	our material breach of any of the following obligations:

(1)	we shall cause and shall cause each of our subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants and other consultants, advisors, Affiliates and other representatives (collectively, “Representatives”) to (i) immediately cease any solicitation, discussions or negotiations with any persons that may be ongoing with respect to a Takeover Proposal, and (ii) and deliver a written notice to each such person to the effect that the Company is ending all discussions and negotiations with such person with respect to any Takeover Proposal.

(2)	we shall not, and shall cause our subsidiaries and Representatives not to, except as otherwise permitted by the Merger Agreement (as described in “The Merger Agreement – No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement), (A) solicit, initiate or take any action that we reasonably know or should know would facilitate (including by way of furnishing non-public information or providing consent or authorization to make a Takeover Proposal) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other party information relating to us or any of our subsidiaries or afford access to our business, properties, assets, books or records, or that of any of our subsidiaries, or otherwise cooperate in any way with, or knowingly assist, participate in, or facilitate any effort by any third party that is seeking to make, or has made, a Takeover Proposal in connection with or for the purpose of facilitating, a Takeover Proposal, (C) approve, endorse or recommend any Takeover Proposal, (D) enter into any letter of intent, agreement or agreement in principle, term sheet or other contract with respect to a Takeover Proposal, (E) fail to make, or withdraw or modify in a manner adverse to Parent, or publicly propose to withdraw or modify in a manner adverse to Parent, the Company Board Recommendation or take any action or make any statement inconsistent with the Company Board Recommendation, (F) grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities or any of our subsidiaries, or (G) propose to do any of the foregoing;

●	by Parent, if:

●	we have materially breached or failed to perform any of our representations, warranties, covenants or other agreements set forth in the Merger Agreement,

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which breach or failure to perform (i) would give rise to a failure to satisfy the conditions to Parent’s and Merger Sub’s obligation to close the Merger, and (ii) cannot be cured by us by the earlier of ten (10) days following receipt of written notice from Parent of such breach or failure or the Walk Away Date;

●	we shall have failed to include the Company Board Recommendation in the Proxy Statement;

●	the Board shall have made a Company Adverse Recommendation Change;

●	at any time prior to the approval by our stockholders of the Merger Agreement and the transaction contemplated thereunder, including the Merger, the Board shall have failed to recommend against any Takeover Proposal or failed to reaffirm the Company Board Recommendation after public announcement of any Takeover Proposal or within three business days of Parent’s written request for such reaffirmation;

●	the Company enters into any letter of intent, agreement or agreement in principle or other contract with respect to a Takeover Proposal (“Company Acquisition Agreement”);

●	the Board shall have failed to hold the Stockholders’ Meeting or to use reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereunder, including the Merger, and to obtain stockholder approval in accordance with the terms and conditions of the Merger Agreement; or

●	the Company or the Board shall have publicly announced its intention to do any of the foregoing.

●	by SmartPros, if:

●	Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to a failure to satisfy certain conditions to SmartPros’ obligation to close the Merger, and (ii) cannot be cured by Parent by the earlier of ten (10) days following receipt of written notice from SmartPros of such breach or failure or the Walk Away Date, provided, however, that SmartPros shall not have the right to terminate the Merger Agreement if it is then in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

●	at any time prior to the adoption of the Merger Agreement by our stockholders, in order to enter into an agreement that constitutes a Superior Proposal, if (i) SmartPros has complied with its obligations described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page 53 of this proxy statement and (ii) prior to or concurrently with such termination, we pay Parent the termination fee discussed in the section entitled “The Merger Agreement — Termination Fees” below; or

●	if (A) the conditions to the closing of the Merger have been satisfied or waived, (B) Parent fails to consummate the Merger within two (2) business days following the date on which such conditions were satisfied or waived, (C) nothing has occurred and no condition, event or circumstance exists that would cause any of the conditions to the closing of the Merger to fail to continue to be satisfied by the

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second (2nd) business day following the date on which such conditions were satisfied or waived and (D) we stood ready, willing and able to consummate the closing of the Merger during such period.

Effect of Termination

If the Merger Agreement is terminated, the terminating party must give written notice to the other parties. Upon such notice, the Merger Agreement will become null and void, except for certain provisions, including the provision discussed in the section entitled “The Merger Agreement — Termination Fees below. Upon termination, the parties will have no liability, except they may be liable for termination fees, and nothing will relieve any party from liability for fraud in connection with, or any willful and material breach of, the Merger Agreement.

Termination Fees

SmartPros Termination Fee

We will be obligated to pay Parent a termination fee of $525,000 upon the occurrence of the following events:

●	If, prior to our stockholders’ meeting or prior to the termination of the Merger Agreement if no stockholders’ meeting is held, (a) a Takeover Proposal shall have been made to us, and not withdrawn and such Takeover Proposal becomes publicly known or shall have been made directly to our stockholders generally or any person shall have publicly announced an interest in making its intention (whether or not conditional) to make, or its consideration of making a Takeover Proposal, (b) the Merger Agreement is terminated by (1) Parent or us because (i) the closing of the Merger shall not have occurred by April, 30, 2016 (ii) approval of the Merger by our stockholders shall not have been obtained after a stockholder meeting shall have been conducted or (2) Parent because we shall have breached or failed to perform any of our representations, warranties, covenants or other agreements contained in the Merger Agreement after the running of any applicable cure period, and (c) within twelve (12) months after such termination, we enter into a definitive agreement to consummate a Takeover Proposal or consummates a Takeover Proposal;

●	The Merger Agreement is terminated by Parent following (a) our Board making a Company Adverse Recommendation Change, (b) our failure to include the Company Board Recommendation in our proxy statement, (c) our failure to hold our stockholders meeting and solicit proxies in connection therewith as provided for in the Merger Agreement, (d) our Board’s failure to reject a Takeover Proposal within ten (10) business days after becoming aware of such proposal, (e) our Board’s failure to recommend that our stockholders reject any tender or exchange offer received within ten (10) business days after any such tender or exchange offer is first published, (f) our Board fails to reaffirm publicly the Company Board Recommendation within five (5) days of receipt of a request to do so from Parent, or (g) we shall have materially breached our no solicitation obligations set forth in the Merger Agreement; or (iii) the Merger Agreement is terminated by us to enter into a definitive agreement with respect to a Superior Proposal; or

●	The Merger Agreement is terminated by the Company prior to the receipt of the approval by our stockholders of the Merger Agreement and the transaction contemplated thereunder, including the Merger, in order to concurrently enter into a Company Acquisition Agreement, provided the Company has complied with the non-solicitation provisions in the Merger Agreement.

Parent Termination Fee

Upon the termination of the Merger Agreement by SmartPros because (i)Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth

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in the Merger Agreement, which breach or failure to perform (x) would give rise to a failure the satisfy certain conditions to SmartPros’ obligation to close the Merger, and (i) cannot be cured by Parent within ten (10) days following receipt of written notice from Parent of such breach or failure, or (ii) the conditions to the closing of the Merger were satisfied or waived and Parent failed to consummate the Merger and we stood ready, willing and able to consummate the closing of the Merger during such period, Parent and Merger Sub may be obligated to pay to us a termination fee equal to $525,000.

No Survival

Except as otherwise provided for in the Merger Agreement, all representations, warranties and agreements contained in the Merger Agreement shall terminate at the effective time of the Merger, and Parent will, following the closing, of the Merger, have no recourse against SmartPros or its stockholders for any breaches thereof.

Amendment or Supplement

At any time prior to the effective time of the Merger, the parties to the Merger Agreement may amend or supplement the Merger Agreement, whether before or after the stockholder approval, by written agreement of the parties and by action of their respective Boards of directors. However, following stockholder approval, the parties may not amend the provisions of the Merger Agreement in any manner which changes the amount or the form of the consideration to be delivered under the Merger Agreement would require further approval by our stockholders under applicable law without such approval.

SUPPORT AGREEMENTS

As a condition to Parent entering into the Merger Agreement, on October 21, 2015 each of Messrs. Greene, Fingerhut, Fish, Wirtheim, Gorman, Lager and Stanley, officers and directors of SmartPros in their capacity as stockholders and Mr. Zohar Ben-Dov a significant stockholder who we collectively refer to as, the “Voting Stockholders”, entered into a Support Agreement. The following summary describes certain material provisions of the Support Agreement and is qualified in its entirety by reference to the Form of Support Agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Support Agreement that may be important to you. We encourage you to read the Form of Support Agreement carefully and in its entirety.

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Agreement to Vote and Irrevocable Proxy

Under the Support Agreements the Voting Stockholders, agreed to vote all of their shares of SmartPros Common Stock and any such shares that they may acquire after the date of the Support Agreement (i) in favor of adoption of the Merger Agreement and the transactions contemplated thereunder, including the Merger, and (ii) against (x) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, (y) any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or voting stockholder under their Support Agreement, or (z) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. Each of the Voting Stockholders also agreed to irrevocably appoint officers of Parent as such Voting Stockholder’s proxy and attorney-in-fact, with full power of substitution and re-substitution, to cause such stockholder’s shares of SmartPros Common Stock to be voted in favor of the Merger Agreement and the transactions contemplated thereunder, including the Merger and against the actions set forth above in clause (ii). Additionally, the Voting Stockholders agreed, among other things, not to transfer their shares of SmartPros Common Stock, subject to certain exceptions. The Support Agreement will terminate upon the earliest to occur of the completion of the Merger, or the termination of the Merger Agreement in accordance with its terms.

Transfer Restrictions

A Voting Stockholder will not, during the term of the Support Agreement: (i) sell or otherwise transfer any of the covered shares (including, but not limited to, any covered shares that such Voting Stockholder has the right to vote due to any agreement, proxy or other similar right) or any economic, voting or other direct or indirect interest therein; or (ii) grant a proxy or enter into any voting agreement concerning any of the covered shares (except as contemplated by the Support Agreement).

Termination

The Support Agreements will remain in effect until the earliest to occur of: (i) the closing of the Merger; (ii) the date of termination of the Merger Agreement in accordance with its terms; or (iii) the parties to the Support Agreements agree in writing to its termination.

APPRAISAL RIGHTS

APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the per share Merger consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of SmartPros Common Stock and, if the Merger is completed, to receive payment in cash for the fair value of your shares of SmartPros Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of SmartPros Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $3.57 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 of the DGCL, or Section 262, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified by reference to Section 262, the full text of which appears in Annex D to this proxy statement. The following summary does

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not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the stockholder meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of SmartPros Common Stock, you must satisfy each of the following conditions:

●	you must deliver to the Company a written demand for appraisal of your shares of SmartPros Common Stock before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of SmartPros Common Stock who intends to demand appraisal of his, her or its shares of SmartPros Common Stock; and

●	you must not vote in favor of the proposal or submit a proxy in favor of the proposal to adopt the Merger Agreement.

If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of SmartPros Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of SmartPros Common Stock. A holder of shares of SmartPros Common Stock wishing to exercise appraisal rights must hold of record the shares of SmartPros Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of SmartPros Common Stock of record through the effective time of the Merger, because appraisal rights will be lost if the shares of SmartPros Common Stock are transferred prior to the effective time of the Merger. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it effectively will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All demands for appraisal should be addressed to SmartPros Ltd., 12 Skyline Drive, Hawthorne, New York 10532, Attention: Corporate Secretary, and must be delivered before the stockholder vote is taken to approve the proposal to adopt the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of SmartPros Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of SmartPros Common Stock.

To be effective, a demand for appraisal by a stockholder of SmartPros Common Stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the Company’s stock ledger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of SmartPros Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, broker, trustee or other nominee, submit the required demand in respect of those shares of SmartPros Common Stock. If you hold your shares of SmartPros Common Stock through a bank, broker, trustee or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trustee or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, broker, trustee or other nominee.

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If shares of SmartPros Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of SmartPros Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of SmartPros Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of SmartPros Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of SmartPros Common Stock as to which appraisal is sought. Where no number of shares of SmartPros Common Stock is expressly mentioned, the demand will be presumed to cover all shares of SmartPros Common Stock held in the name of the record owner.

Within ten days after the effective time of the Merger, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company’s stockholders who has properly filed and not withdrawn a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand for appraisal and accept the cash payment specified by the Merger Agreement for that stockholder’s shares of SmartPros Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any attempt to withdraw the demand for appraisal made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation. Unless the demand for appraisal is properly withdrawn by a stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with approval conditioned upon the terms as the court deems just. If more than 60 days have elapsed since the effective time of the Merger and either the surviving corporation does not approve a request to withdraw a demand for appraisal or the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any appraisal proceeding, which value could be less than, equal to or more than the per share Merger consideration.

Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of SmartPros Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of the petition must be made upon the surviving corporation. The surviving corporation has no obligation to file a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of SmartPros Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of shares of SmartPros Common Stock. The statement must be mailed to the requesting stockholder within ten days after written request has been received by the surviving corporation. A person who is the beneficial owner of shares of SmartPros Common Stock held either in a voting trust or by a nominee on behalf of a person may, in the person’s own name, file a petition or request from the surviving corporation for the statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of SmartPros Common Stock and with whom agreements as to the value of their shares of SmartPros

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Common Stock have not been reached. After the Delaware Register in Chancery gives notice of the time and place of the hearing to stockholders who have demanded appraisal, if notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded appraisal for their shares of SmartPros Common Stock and who hold stock represented by certificates to submit their stock certificate(s) to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of SmartPros Common Stock, the Delaware Court of Chancery will appraise the shares of SmartPros Common Stock, determining their fair value as of the effective time of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of value upon surrender to the Company by those stockholders of the certificate(s) representing their shares of SmartPros Common Stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share Merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger consideration. Moreover, we do not anticipate offering more than the per share Merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of SmartPros Common Stock is less than the per share Merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” Costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each stockholder is responsible for his, her or its attorneys’ and expert witness fees, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of SmartPros Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of SmartPros Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of SmartPros Common Stock, other than with respect to dividends or

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distributions payable to stockholders of record as of a record date prior to the effective time of the Merger. However, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of the stockholder’s demand for an appraisal and an acceptance of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the per share Merger consideration of $3.57 in cash (without interest) for his, her or its shares of SmartPros Common Stock pursuant to the Merger Agreement.

The summary set forth above does not purport to be a complete statement of the provisions of the DGCL relating to appraisal rights, and is qualified in its entirety by reference to the applicable sections of the DGCL, which are included as Annex D to this proxy statement.

In view of the complexity of Section 262 of the DGCL, SmartPros stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

MARKET PRICES OF SMARTPROS COMMON STOCK AND DIVIDEND INFORMATION

SmartPros Common Stock is traded on the Nasdaq Capital Market under the symbol “SPRO.” The table below shows the high and low sales prices for SmartPros Common Stock for the periods indicated, as reported by the Nasdaq Capital Market. The closing price of SmartPros Common Stock on the Nasdaq Capital Market on October 21, 2015, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $2.55 per share of SmartPros Common Stock. On November 16, 2015, the most recent practicable date prior to the date of this proxy statement, the closing price for SmartPros Common Stock on the Nasdaq Capital Market was $3.49 per share of SmartPros Common Stock. You are encouraged to obtain current market quotations for SmartPros Common Stock in connection with voting your shares of SmartPros Common Stock.

	High	Low

Year Ending December 31, 2015:

Fourth Quarter (through November 16, 2015)	$3.85	$2.24
Third Quarter	$2.90	$1.42
Second Quarter	$2.25	$1.52
First Quarter	$1.82	$1.25

Year Ending December 31, 2014:

Fourth Quarter	$2.08	$1.49
Third Quarter	$2.31	$1.78
Second Quarter	$3.60	$2.21
First Quarter	$2.12	$2.00

Year Ending December 31, 2013:

Fourth Quarter	$2.67	$1.97
Third Quarter	$2.14	$1.54
Second Quarter	$1.75	$1.43
First Quarter	$1.85	$1.37

As of November 16, 2015, there were an estimated 300 beneficial holders and 85 holders of record of SmartPros Common Stock.

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Since the first quarter of 2010 we have paid quarterly cash dividends of between $.01 and $.015 per share on SmartPros Common Stock. The terms of the Merger Agreement provide that, from the date of the Merger Agreement until the effective time of the Merger, we may not declare, set aside or pay any dividends on shares of SmartPros Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of SmartPros Common Stock as of November 16, 2015, by (a) each person known by us to own beneficially more than five percent of the outstanding shares of SmartPros Common Stock, (b) each director, (c) our Named Executive Officers (as defined in the Exchange Act), and (d) all current directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of SmartPros Common Stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of November 16, 2015, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each stockholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the stockholder’s name. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of SmartPros Common Stock owned by them. The individual stockholders have furnished all information concerning their respective beneficial ownership to us.

Name and address of beneficial owner (1)	Shares of SmartPros Common Stock Beneficially Owned		Percent of Common Shares Beneficially Owned (2)
Directors and Named Executive Officers
Allen S. Greene	477,714	(3)	10.1%
Jack Fingerhut	183,498	(4)	4.0%
Joseph Fish	35,000	(5)	*
Martin H. Lager	16,833	(6)	*
John J. Gorman	59,100	(7)	1.3%
Leonard J. Stanley	16,000	(7)	*
All directors and executive officers as a group(8 persons)	802,540	(8)	16.8%

Zohar Ben-Dov 2125 Hatchers Mill Road Marshall, Virginia 20115	638,259	(9)	13.9%

*Less than 1%

(1)	Unless otherwise indicated all addresses are c/o SmartPros Ltd., 12 Skyline Drive, Hawthorne, New York 10532.
(2)	Based on 4,601,241 shares of SmartPros Common Stock outstanding as of the Record Date.
(3)	Includes 115,000 shares of SmartPros Common Stock underlying outstanding options and 10,000 shares of SmartPros Common Stock that are subject to vesting.
(4)	Includes 25,000 shares of SmartPros Common Stock underlying options and 6,000 shares of SmartPros Common Stock are subject to vesting.
(5)	Includes 25,000 shares of SmartPros Common Stock underlying options and 5,000 shares of SmartPros

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Common Stock are subject to vesting.
(6)	Includes 12,333 shares of SmartPros Common Stock beneficially owned by Mr. Lager as trustee of the trust U/W/O Irwin Lager and 500 shares of SmartPros Common Stock that are subject to vesting.
(7)	Includes 9,000 shares of SmartPros Common Stock underlying options and 500 shares of SmartPros Common Stock that are subject to vesting.
(8)	Includes an aggregate of 186,000 shares of SmartPros Common Stock underlying outstanding options and an aggregate of 14,500 shares of SmartPros Common Stock are subject to vesting.
(9)	The information with respect to this stockholder is derived from the Form 4 filed by the stockholder on January 2, 2013 with the SEC.

DELISTING AND DEREGISTRATION OF SMARTPROS COMMON STOCK

If the Merger is completed, SmartPros Common Stock will no longer be listed on the Nasdaq Capital Market and it will be deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of SmartPros Common Stock. In addition, if the Merger is completed, SmartPros Common Stock will no longer be publicly-traded.

PROPOSAL #2 — ADVISORY VOTE ON CHANGE OF CONTROL PAYMENTS AND

OTHER COMPENSATION TO BE PAID IN CONNECTION WITH THE MERGER

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the change of control payments and other compensation that our named executive officers will receive in connection with the Merger, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Certain Persons in the Merger— Change of Control Payments” beginning on page 42 of this proxy statement.

We are asking our stockholders to indicate their approval of the various change of control payments and other compensation which our named executive officers will or may be eligible to receive in connection with the Merger. These payments are set forth in the section of this proxy statement entitled “The Merger— Interests of Certain Persons in the Merger— Change of Control Payments” beginning on page 42 of this proxy statement. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of SmartPros’ overall compensation program for its named executive officers, which has been disclosed to our stockholders in our annual proxy statement. These arrangements were adopted and approved by the Compensation Committee of the Board, which is comprised solely of non-management independent directors, and are believed to be reasonable and competitive with the arrangements being offered by other U.S.-based, general diversified manufacturing companies with similar domestic and international sales and industries.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of SmartPros approve, solely on a non-binding, advisory basis, the change of control payments and other compensation that certain named executive officers of SmartPros will receive in connection with the Merger.”

Stockholders should note that this non-binding proposal regarding change of control is merely an advisory vote that will not be binding on SmartPros or Parent, their Boards of Directors or the compensation committees of SmartPros or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the various change of control payments in accordance with the terms or conditions applicable to those payments.

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Assuming a quorum is present at the Special Meeting, approval of the non-binding proposal regarding certain Merger-related executive compensation arrangements will require the affirmative vote, in person or by proxy, of a majority of the votes cast on the proposal. For the non-binding proposal regarding certain Merger-related executive compensation arrangements, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will be counted for purposes of determining a quorum. No proxy that is specifically marked against adoption of the Merger Agreement will be voted FOR the non-binding proposal, unless it is specifically marked “FOR” the non-binding proposal.

The Board recommends that you vote “FOR” the proposal to approve, solely on a non-binding, advisory basis, the change of control payments and other compensation that certain named executive officers of SmartPros will receive in connection with the Merger.

PROPOSAL #3 — ADJOURNMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to adopt the Merger Agreement, we may propose to adjourn the Special Meeting. We currently do not intend to propose adjournment of our Special Meeting if there are sufficient votes to adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

Assuming a quorum is present at the Special Meeting, approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, if there are insufficient affirmative votes present at the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger, will require the affirmative vote, in person or by proxy, of a majority of the votes cast on the proposal. If a quorum is not present at the Special Meeting, approval of the proposal to adjourn the Special Meeting will require the affirmative vote of a majority of the votes cast on the motion to adjourn the Special Meeting.

The Board recommends that you vote “FOR” the proposal to adjourn the Special Meeting if there are insufficient affirmative votes at the time of the meeting to approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

OTHER MATTERS OF BUSINESS

No matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting. However, if any other matters should properly come before the Special Meeting or an adjournment or postponement thereof, shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers, trustees or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card. Under Delaware law, stockholders must consent to “householding” and any stockholder who fails to object in writing to the corporation within 60 days of having been given written notice by the corporation of its intent to “household” is deemed to have consented to “householding.”

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A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker, trustee or other nominee and direct a written request to SmartPros Ltd., 12 Skyline Drive, Hawthorne, New York 10532, Attn: Corporate Secretary, or by telephone at (914) 517-1180 or by e-mail at proxy@smartpros.com. If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call or write to Investor Relations and we will promptly provide additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker, trustee or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the “Investors” page of our corporate website at www.SmartPros.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each statement is qualified by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 24, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 5, 2015;

●	Current Report on Form 8-K filed with the SEC on June 26, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 6, 2015;

●	Current Report on Form 8-K filed with the SEC on October 23, 2015; and

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed with the SEC on November 5, 2015.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written, telephonic or e-mail request directed to SmartPros Ltd., 12 Skyline Drive, Hawthorne, New York, 10532, Attn: Corporate Secretary or by telephone (914) 517-1180

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or by e-mail at proxy@smartpros.com or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

IMPORTANT NOTICE

ATTENDANCE AT SPECIAL MEETING

For building and personnel security reasons, all stockholders of record desiring to attend the Special Meeting in person must so indicate by checking the box on the accompanying proxy card.

All stockholders whose shares are held in street name in a brokerage or other account should contact such broker or custodian of such account to obtain instructions to receive building security clearance. In the interest of building and employee security, anyone not complying with the foregoing procedures will not be admitted to the meeting. No exceptions will be made.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 17, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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Execution Version

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of October 21, 2015

among

DF INSTITUTE, LLC,

SPL MERGER CORP.

and

SMART PROS LTD.

TABLE OF CONTENTS

Page

ARTICLE I The Merger	1

SECTION 1.1	The Merger	1
SECTION 1.2	Closing	2
SECTION 1.3	Effective Time	2
SECTION 1.4	Effects of the Merger	2
SECTION 1.5	Certificate of Incorporation and Bylaws of the Surviving Corporation	2
SECTION 1.6	Directors and Officers of the Surviving Corporation	2

ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options	3

ARTICLE III Representations and Warranties of the Company	7

i

ARTICLE IV Representations and Warranties of Parent and Merger Sub	28

ARTICLE V Additional Covenants and Agreements	30

ARTICLE VI Conditions Precedent	43

SECTION 6.1	Conditions to Each Party’s Obligation to Effect the Merger	43
SECTION 6.2	Conditions to Obligations of Parent and Merger Sub	43
SECTION 6.3	Conditions to Obligations of the Company	46
SECTION 6.4	Frustration of Closing Conditions	46

ARTICLE VII Termination	46

SECTION 7.1	Termination	46
SECTION 7.2	Effect of Termination	48
SECTION 7.3	Termination Fee	48

A-ii

ARTICLE VIII Miscellaneous	50

Exhibit A - Support Agreement

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 21, 2015 (this “Agreement”), is among DF Institute, LLC, an Illinois limited liability company (“Parent”), SPL Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Smart Pros Ltd., a Delaware corporation (the “Company”).

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth in this Agreement as a result of which the Company will become a wholly-owned Subsidiary of Parent (the “Merger”);

WHEREAS, the board of directors of the Company, acting upon the recommendation of the special committee of the board of directors, has (i) determined that it is advisable and in the best interests of the Company and its stockholders to enter into this Agreement and that the Transactions are fair to, and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, and (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement; and

WHEREAS, the board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively to enter into this Agreement.

WHEREAS, Parent has required as a condition to its willingness to enter into this Agreement that certain stockholders of the Company (the “Supporting Stockholders”) enter into Support Agreements, each dated as of the date hereof in the form attached as Exhibit A (the “Support Agreements”), simultaneously herewith, pursuant to which, among other things, each Supporting Stockholder has agreed to vote to adopt this Agreement and take certain other actions in furtherance of the Merger, in each case, on the terms and subject to the conditions provided for in the Support Agreements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I

The Merger

SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

SECTION 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Eastern time) on the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VI (the “Closing Date”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), at the offices of Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue New York, NY 10022, unless another time, date or place is agreed to in writing by Parent and the Company.

SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation and bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by applicable Law.

SECTION 1.6 Directors and Officers of the Surviving Corporation

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(a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

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Article II

Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company’s common stock, par value $.0001 per share (“Company Common Stock”), or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive $3.57 in cash, without interest (the “Merger Consideration”). As of the Effective Time, each such share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

SECTION 2.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, which shall be reasonably acceptable to the Company, to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the “Paying Agent”) to receive, on terms reasonably acceptable to the Company, for the benefit of holders of shares of Company Common Stock, the aggregate Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Parent shall deposit, or cause to be deposited, such aggregate Merger Consideration with the Paying Agent immediately following the Effective Time. Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent in accordance with instructions from Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) money market funds investing solely in a combination of the foregoing. No such investment or losses thereon shall affect the Merger Consideration payable to the holders of shares of Company Common Stock. Any net profit resulting from, or interest or income produced by, such investments will, at Parent’s direction, be distributed to Parent or the Surviving Corporation.

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(b) Payment Procedures. Promptly after the Effective Time (but in no event more than three (3) Business Days thereafter), the Paying Agent, in accordance with written instructions received from the Company at or prior to the Effective Time, shall mail to each holder of record of Company Common Stock entitled to receive Merger Consideration pursuant to Section 2.1(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of such Certificates) to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form)) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall immediately be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed (or accompanied by separate stock powers) and shall otherwise be in proper form for transfer (and the signature on the endorsement or stock power, as the case may be, shall be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act) and (y) the Person requesting such payment shall have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

(c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in the form required by Parent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such amount as is sufficient to provide a full indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

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(e) Termination of Fund. At any time following the one (1) year anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(g) Withholding Taxes. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder (collectively, the “Code”), or under any provision of state, local or foreign tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 2.3 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”). At the Effective Time, (i) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to him, her, it or them under Section 262 of the DGCL, and (ii) such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL.

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(b) Notwithstanding the provisions of Section 2.3(a), if any Dissenting Stockholder shall have effectively withdrawn or lost such right (through failure to perfect such appraisal rights or otherwise), such holder’s shares of Company Common Stock (i) shall no longer be deemed Dissenting Shares and (ii) shall be treated as if they had been converted automatically into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon.

(c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock, any withdrawals of such demands and any other instrument served on the Company pursuant to Section 262 of the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any demands for appraisal under the DGCL. The Company shall not offer to make, agree to make, or make any payment with respect to any demands for appraisal without the prior written consent of Parent.

SECTION 2.4 Company Stock Options. Prior to the Effective Time, the Company shall take all actions necessary to provide that, and shall cause, each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, an “Option”) shall at the Effective Time be canceled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration, if any, for each share of Company Common Stock then subject to the Option. The Option Consideration shall be paid by the Surviving Corporation through its payroll system on the first regular payroll date after the Closing Date. Notwithstanding the foregoing, Parent and the Company shall be entitled to deduct and withhold from the Option Consideration otherwise payable such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. For purposes of this Agreement, “Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (x) the Merger Consideration per share of Company Common Stock over (y) the exercise price payable in respect of such share of Company Common Stock issuable under such Option. For the avoidance of doubt, each Option with an exercise price per share of Company Common Stock subject to such Option that is greater than or equal to the Merger Consideration shall be canceled and terminated and no Option Consideration shall be payable with respect thereto.

SECTION 2.5 Restricted Stock. Prior to the Effective Time, the Company shall take all actions necessary to provide that, and shall cause, each share of Company Common Stock subject to vesting, repurchase or other lapse restriction granted under a Company Stock Plan outstanding immediately prior to the Effective Time to, at the Effective Time, fully vest and be canceled and converted automatically into the right to receive the Merger Consideration payable pursuant to Section 2.1(c) and be treated in the same manner as all other shares of Company Common Stock for such purposes. Notwithstanding the foregoing, Parent shall or shall cause the Surviving Corporation to pay or issue the consideration described in this Section 2.5 through its payroll system on the first regular payroll date after the surrender of the applicable Certificate representing such shares for cancelation, and shall be entitled to deduct and withhold from such payments otherwise payable such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law.

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Article III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that except as disclosed in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) or in the Filed Company SEC Documents (other than any disclosure in the Company SEC Filings (x) set forth under “Risk Factors”, (y) “Forward Looking Statements”, and any other statements that are not factual information but merely cautionary language and (z) any exhibits or other documents appended thereto) (it being understood that any matter disclosed in the Company Disclosure Schedule or in such Company SEC Documents shall be deemed disclosed with respect to any Section of this Article III to which the matter relates, to the extent the relevance of such matter to such a section of the Company Disclosure Schedule is reasonably apparent on its face):

SECTION 3.1 Organization, Standing and Corporate Power.

(a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, “Company Material Adverse Effect” shall mean any fact, circumstance, condition, change, event, occurrence, development or effect, that individually or in the aggregate together with all other facts, circumstances, conditions, changes, events, occurrences, developments or effects: (i) which has had or would reasonably be expected to have, directly or indirectly, a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company and its Subsidiaries taken as a whole; other than facts, circumstances, conditions, changes, events, occurrences or effects (A) generally affecting (1) the industry of the Company and its Subsidiaries, or (2) the economy, or financial or capital markets, in the United States or elsewhere in the world, or (B) arising out of, resulting from or directly attributable to (X) changes after the date of this Agreement in Law or in GAAP, or changes in general legal, regulatory or political conditions, (Y) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement or (Z) earthquakes, hurricanes, tornados or other natural disasters, except, with respect to (i)(A)(1), (i)(A)(2) and (i)(B)(X), only to the extent that the effects of such change disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate; or (ii) which has impaired or prevented or would reasonably be expected to impair or prevent in any material respect the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummate the Transactions on a timely basis.

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(b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, and the rules and regulations promulgated thereunder (the “Securities Act”), and other applicable securities laws. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

(c) The Company has prior to the date of this Agreement delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company, as amended to the date of this Agreement (the “Company Charter Documents”), and complete and correct copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries (the “Subsidiary Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions.

SECTION 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share (“Company Preferred Stock”). At the close of business on October, 20, 2015, (i) 4,601,241 shares of Company Common Stock were issued and outstanding, (ii) 1,084,192 shares of Company Common Stock were held by the Company in its treasury, (iii) 308,175 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 308,175 shares of Company Common Stock are subject to outstanding Options, and 23,775 of such Options have an exercise price per share that is greater than or equal to the Merger Consideration and, at the Effective Time, shall be canceled and terminated pursuant to Section 2.4), (iv) 45,500 shares of Company Common Stock were granted subject to vesting, repurchase or other lapse restrictions (all of which are included in subsection (i) above) and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are or will be in the case of Options, fully paid and nonassessable and were not issued in violation of any preemptive rights or of any federal or state securities law. As of the date of this Agreement, there are no outstanding shares of the Company’s capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock. Except as set forth above as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, “phantom stock,” RSUs, stock appreciation rights, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

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(b) None of the Company’s Subsidiaries has issued or is bound by any outstanding subscriptions, “phantom stock,” RSUs, stock appreciation rights, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries. The Company directly or indirectly owns all of the outstanding capital stock of each of its Subsidiaries, free and clear of any and all Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the Securities Act.

SECTION 3.3 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its board of directors, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company’s board of directors, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that it is advisable and in the best interests of the Company and its stockholders to enter into this Agreement and that the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company.

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(c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (with or without the giving of notice, the lapse of time, or both) (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or any resolution adopted by the board of directors or the stockholders of the Company or any of its Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and on Section 3.14(b)(2) of the Company Disclosure Schedule and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) conflict with or violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or to which any of their assets are subject or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or constitute a default under or result in or permit the modification, revocation, cancellation, termination or acceleration of rights under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound.

(d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

SECTION 3.4 Governmental Approvals. Except for (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the “Exchange Act”), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (c) the approvals, authorizations, notices and findings of suitability, together with any filings in connection therewith, of any Governmental Entity with regulatory control or jurisdiction over, or which accredits or approves (x) the Company or any of its Subsidiaries as a provider of professional education and training products and services, and (y) any Company Product, that are required or otherwise triggered by or in connection with, or as a result of, the Merger, each of which is set forth on Section 3.4(c) of the Company Disclosure Schedule, no consents or approvals of, or filings, notifications to, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than, in each case, such other consents, approvals, filings, notifications, declarations or registrations that, if not obtained, made or given, individually or in the aggregate, have not impaired and would not reasonably be expected to impair in any material respect the business operations of the Company and its Subsidiaries as presently conducted.

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SECTION 3.5 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has timely filed with or furnished to the SEC all required reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements with the SEC since January 1, 2011 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective SEC filing dates the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the board of directors of the Company (x) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The principal executive officer and the principal financial officer of the Company have timely made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct.

(d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether direct or indirect, fixed or contingent, known or unknown, due or to become due, accrued or otherwise, and whether or not determined or determinable), except (i) liabilities reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2014 (the “Balance Sheet Date”) (including the notes thereto) included in the Filed Company SEC Documents, (ii) current liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) liabilities explicitly contemplated by this Agreement or otherwise directly related to the Transactions or (iv) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(e) No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

(f) The Company has made available to Parent (including via the EDGAR system, as applicable) to Parent all material correspondence between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand, since January 1, 2011. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(g) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has timely disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Item 5.05(a) of Form 8-K. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics.

SECTION 3.6 Absence of Certain Changes. Since the Balance Sheet Date and except as set forth in Section 3.6 of the Company Disclosure Schedule:

(a) the Company has carried on and operated its businesses in the ordinary course of business consistent with past practice; and

(b) there have not been any events, changes or occurrences that, individually or in the aggregate, have had, continue to have or would reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.7 Legal Proceedings. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened in writing, investigation, audit, legal or administrative proceeding, claim, dispute, suit, arbitration or action (“Action”) against the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened, in writing, to be imposed) upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority, that, individually or in the aggregate, has impaired or would reasonably be expected to impair in any material respect the business operations of the Company and its Subsidiaries as presently conducted or to prevent or delay in any material respect the consummation of the Transactions. As of the date of this Agreement, there is not any material internal investigation or inquiry being conducted by the Company, the board of directors of the Company (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Authority at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. Except as disclosed in Section 3.7 of the Company Disclosure Schedule, since the Balance Sheet Date until the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.2(o).

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SECTION 3.8 Compliance With Laws; Permits. The Company and its Subsidiaries are in compliance with all laws, statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, except for such non-compliance as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals, accreditations and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses or required to make the Company Products marketable (collectively, “Permits”), except where the failure to hold the same, individually or in the aggregate, has not impaired and would not reasonably be expected to impair in any material respect the business operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries are in compliance with the terms of all Permits in all material respects. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in compliance with all Laws applicable to the Company or any of its Subsidiaries or (b) was considering the amendment, termination, revocation or cancellation of any Permit. The Company and its Subsidiaries have abided and abide in all material respects by all Laws and internal policies regarding the privacy and security of data or information that is linked to any reasonably identifiable person (“Personal Data”), and no claims have been asserted or, to the Knowledge of the Company, threatened against the Company by any Person alleging a violation of any of the foregoing.

SECTION 3.9 Information Supplied. The Proxy Statement, as may be amended and supplemented from time to time, will not, on the date first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will on the date of filing comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.10 Tax Matters.

(a) (i) Each of the Company, its Subsidiaries (A) have timely filed Tax Returns required to be filed by them, and (B) all Taxes required to be paid by them have been timely paid by them (after giving effect to any valid extensions of time in which to make such filings), (ii) such Tax Returns are true, correct and complete in all material respects and (iii) all material Taxes required to be withheld by the Company or any of its Subsidiaries have been withheld and have been (or will be) duly and timely paid to the proper Governmental Authority.

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(b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, none of the Tax Returns filed by the Company or any of its Subsidiaries in the past five (5) years, or Taxes payable by the Company or any of its Subsidiaries in the past five (5) years, have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending, nor has the Company or any of its Subsidiaries received any written notice of any threatened audit, action, suit, proceeding, claim, examination, deficiency or assessment. Neither the Company nor any of its Subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c) There are no Liens for Taxes upon any of the Company’s or any of its Subsidiaries’ assets, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP.

(d) None of the Company nor any of its Subsidiaries has any liability for Taxes of another Person (other than the Company or any of its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

(e) The Company and its Subsidiaries are not bound by any Tax sharing or Tax allocation agreement or arrangement (other than any such agreement or arrangement solely between the Company and its Subsidiaries).

(f) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(g) No claim has ever been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has a permanent establishment or fixed place of business in any country other than its country of incorporation.

(h) Except as disclosed in Section 3.10 of the Company Disclosure Schedule, none of the Company or its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G by reason of the consummation of the transactions contemplated by this Agreement.

(i) Neither the Company nor any of its Subsidiaries has any written indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

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SECTION 3.11 Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule lists each Company Plan, but excluding any individual award or participation agreements under any Company Plan (collectively, “Individual Agreements”). None of the Company Plans is subject to Title IV of ERISA, and neither the Company nor any of its Subsidiaries or Affiliates has or has ever had any potential liability, contingent or otherwise, under Title IV of ERISA. None of the Company Plans is, and neither the Company nor any of its Subsidiaries or Affiliates has or has ever had any liability, contingent or otherwise, under or with respect to, a “multiemployer plan” (as defined in Section 3(37) of ERISA), a plan subject to Section 4063 or 4064 of ERISA, a “multiemployer welfare arrangement” (as defined in Section 3(40) of ERISA), or a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code. The Company has prior to the date of this Agreement made available to Parent correct and complete copies of each Company Plan (or, in the case of any such Company Plan that is unwritten, written descriptions thereof) and all amendments thereto, in each case, other than Individual Agreements that contain terms and conditions identical to those of other Individual Agreements that have been made available to Parent prior to the date of this Agreement and with respect to each such plan, if applicable: (i) the most recent annual reports on Form 5500 (including all required schedules), (ii) the most recent summary plan description or other document that describes the term of the Company Plan and all summaries of material modification and other updates, (iii) the most recent determination letter from the Internal Revenue Service or other governmental authority, (iv) the most recent trust agreement and all amendments thereto, (v) the most recent insurance contract and all amendments thereto, and (vi) any correspondence with any Governmental Authority regarding the Company Plan. Each Company Plan has been maintained, funded, and administered in accordance with its terms and the applicable provisions of ERISA, the Code and all other applicable Laws, except for any instances of noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. No Company Plan is subject to any laws other than the United States or any state, county or municipality in the United States. All Company Plans that are intended to be tax qualified under Section 401(a) of the Code (each, a “Company Pension Plan” ) are so qualified, all required amendments to each Company Pension Plan have been timely adopted, and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Company Pension Plan (after taking into account commercially reasonable actions to maintain such qualification, such as corrections of errors, that do not result in a material liability to the Company). All contributions, premiums and benefit payments under or in connection with the Company Plans that are required to have been made as of the date of this Agreement in accordance with the terms of the Company Plans have been timely made or will be made by the applicable deadline and have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company SEC Documents. The Company has prior to the date of this Agreement made available to Parent correct and complete copies of all currently effective policies, surety bonds and letters of credit relating to workers compensation. All assets of each Company Plan consist exclusively of cash and publicly traded securities.

(b) Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or similar state law under which the beneficiary pays the entire premium cost or its equivalent, neither the Company nor any of its Subsidiaries or Affiliates has any obligation, whether under a Company Plan or otherwise, to provide any post-termination health or other welfare benefits coverage to any Person.

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(c) Other than routine claims for benefits, there are no claims, proceedings, audits, investigations, suits, or other actions pending or, to the Knowledge of the Company, threatened arising from or related to any Company Plan. There has been no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA) or Section 4975 of the Code) and there has been no breach of fiduciary (as determined under ERISA) with respect to any Company Plan that would reasonably be expected to have a Material Adverse Effect.

(d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (alone or in combination with any other event, such as termination of a Person’s employment), will (i) increase the amount of benefits otherwise payable under any Company Plan, (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits, or (iii) result in any payment (whether severance or otherwise) becoming due to, or with respect to, any current or former employee, or director of the Company or its Subsidiaries or Affiliates. Subject to the assumptions and methods set forth in the worksheets provided to Parent prior to the date of this Agreement, no payment or series of payments that would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) has been made or will be made by the Company, directly or indirectly, to any employee in connection with the execution of this Agreement or as a result of the consummation of the transactions contemplated hereby (alone or in combination with any other event).

(e) No Company Plan is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, and no Individual Award provides for a deferral of compensation under Treasury Regulation Section 1.409A-1(b).

(f) Each Company Plan may be amended or terminated as of the Closing, or before or after the Closing, without resulting in any material liability for any additional funding, contributions, penalties, premiums, fees, fines, excise Taxes, or other charges or liabilities, other than accrued benefits and ordinary administrative expenses typically incurred in a termination event.

(g) (i) No employees of the Company or its Subsidiaries or Affiliates are covered by a collective bargaining, works council, or similar agreement, (ii) no employees of the Company or its Subsidiaries or Affiliates are, or within the last three years have been, represented by a union, works council, or other bargaining agent, and (iii) to the Knowledge of the Company, no employee or union, works council, organizing efforts are pending with respect to employees of the Company or its Subsidiaries or Affiliates. Within the three years preceding the date of this Agreement, there has been no strike, work slowdown or other material labor dispute with respect to employees of the Company or its Subsidiaries or Affiliates, nor to the Knowledge of the Company is any strike, work slowdown or other material labor dispute pending, and to the Knowledge of the Company, no employee of, or other service provider to, the Company or any of its Subsidiaries or Affiliates is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Person’s duties.

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(h) The Company and its Subsidiaries and Affiliates are in compliance in all material respects with all Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees (including the proper classification of independent contractors, dependent contractors and consultants, and proper classification of exemptions from the overtime requirements of the Fair Labor Standards Act), immigration, visa, work status, human rights, pay equity, employment equity and workers’ compensation, and are not engaged in any unfair labor practices in connection with the conduct of the business, except for non-compliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is and at all times has been in material compliance with all contractual commitments related to employment or other service. Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or Affiliates has since January 1, 2010 engaged any service provider through a leasing arrangement or similar arrangement with an employment or temp agency, professional employer organization, or similar organization.

(i) The Company and each of its Subsidiaries and Affiliates has, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, benefits, and other compensation due to be paid through the Closing Date.

(j) In the 90-day period preceding the date of this Agreement, neither the Company nor any of its Subsidiaries or Affiliates has effectuated (i) a “plant closing” (as defined in the Workers Adjustment and Retraining Notification Act of 1989 (the “WARN Act”), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries or Affiliates, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries or Affiliates been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act.

(k) Section 3.11(k) of the Company Disclosure Schedule separately sets forth all of the Company’s employees, including for each such employee: name, job title, Fair Labor Standards Act designation, work location, current compensation paid or payable, all wage arrangements, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on a separate list on Section 3.11(a) of the Company Disclosure Schedule), and visa and greencard application status. To the Knowledge of the Company and except as set forth on Section 3.11(k) of the Company Disclosure Letter, no employee intends to terminate his or her employment with the Company.

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SECTION 3.12 Environmental Matters.

Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) each of the Company and its Subsidiaries is and has for the past three (3) years been in compliance with all applicable Environmental Laws, (b) there is no Action relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened, in writing, against the Company or any of its Subsidiaries or any real property leased by the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries has received any notice of or entered into any obligation, liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws and (d) neither the Company nor its Subsidiaries have handled, generated, treated, stored, disposed, arranged for or permitted the disposal of, released or exposed any person to any Hazardous Substance or, to the Knowledge of the Company, owned or operated any property or facility (and no such property or facility is or has been contaminated by any such substance), in a manner that would reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under Environmental Laws. To the Knowledge of the Company, the Company has made available to Parent copies of all environmental reports, assessments or other material environmental documents relating to the Company, its Subsidiaries, their business, or any properties or facilities currently or formerly owned, leased or operated by the Company or its Subsidiaries that are in the Company’s possession or custody.

SECTION 3.13 Intellectual Property.

(a) For purposes of this Agreement:

(i) “Company Intellectual Property” shall mean all Company Owned Intellectual Property Rights and all other Intellectual Property Rights used in the conduct of the business of the Company or any of its Subsidiaries.

(ii) “Company Owned Intellectual Property” shall mean all Intellectual Property Rights in which the Company or any of its Subsidiaries has an ownership interest, which, includes, for the avoidance of doubt, the Company Registered Intellectual Property.

(iii) “Company Owned Software” shall mean any Software in which the Company or any of its Subsidiaries has an ownership interest.

(iv) “Company Registered Intellectual Property” shall mean all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights, and Internet domain names owned, filed, registered or applied for by the Company or any of its Subsidiaries.

(v) “Intellectual Property Rights” shall mean all intellectual property and proprietary rights, including the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction or under any international convention: (A) patents, patent applications and any reissues, reexaminations, divisionals, provisionals, continuations, continuations-in-part, substitutions and extensions of any of the foregoing (collectively, “Patents”); (B) trademarks, service marks, trade names, brand names, trade dress, logos, corporate names and other source or business identifiers, together with all goodwill associated with the foregoing (collectively, “Marks”); (C) copyrights and works of authorship, including all moral rights and droit moral (collectively, “Copyrights”); (D) Internet domain names; (E) trade secrets and confidential business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (“Trade Secrets”); (F) computer programs, in any form or format including source and object code, databases and computer files containing data, applications, assemblers, applets, compilers, development tools, design tools, diagnostics, utilities, user interfaces and any and all software implementations of algorithms, models, methodologies and all programmer and user documentation, including user manuals and training materials, related to any of the foregoing (collectively “Software”); (G) data and database rights; and (H) applications, registrations, renewals, reversions and extensions of any of the foregoing in clauses (A) through (G).

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(vi) “Open Source Software” shall mean any Software that is licensed pursuant to: (A) any license that is, or is substantially similar to a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the Apache License, GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (B) any license under which Software is distributed or licensed as “free software,” “open source software,” or under similar terms, or (C) any Reciprocal License, in each case whether or not source code is available or included in such license.

(vii) “Reciprocal License” shall mean a license of an item of Software that requires or that conditions any rights granted in such license upon: (A) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form), (B) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (C) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer (other than as prohibited under law) any such other Software, or (D) a requirement that such other Software be redistributable by other licensees.

(viii) “Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any of its Subsidiaries.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all Company Registered Intellectual Property, including (i) the name, description or title (as applicable), (ii) nature of right (e.g., Patent, Copyright, Mark or Internet domain name), (iii) the registration or application date and number (as applicable) and (iv) the jurisdiction in which such item of Company Registered Intellectual Property has been issued or registered or is pending.

(c) Section 3.13(c) of the Company Disclosure Schedule sets forth an accurate and complete list of the application names of computer programs included in (i) all Company Owned Software and (ii) Software that the Company or one of its Subsidiaries is granted a license to use from third parties (excluding commercially available Software that is licensed to the Company or the relevant Subsidiary for a total license fee or royalty of less than $10,000), in each instance in the foregoing (i) and (ii), that is material to the conduct of the business of the Company or any of its Subsidiaries.

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(d) Section 3.13(d) of the Company Disclosure Schedule sets forth an accurate and complete list, to the Company’s Knowledge, of all Open Source Software used by the Company or any of its Subsidiaries in any way (including use internally by the Company or any of its Subsidiaries in development, testing, licensing, offering, or as a backend component of any Company Products), describes the manner in which such Open Source Software is (or was) being used (the term “use” with respect to Open Source Software shall include modification and/or distribution by the Company or any of its Subsidiaries), as well as the name and version number of any applicable Open Source Software license. The Company and its Subsidiaries are in full compliance with the terms and conditions of all licenses for the Open Source Software used by the Company or any of its Subsidiaries in any way. No Company Owned Intellectual Property or any portion of any Company Product have become subject to any terms of any Open Source Software license through use, combination, linking, or compilation with Open Source Software or otherwise.

(e) Except as set forth on Section 3.13(e) of the Company Disclosure Schedule: (i) the Company or one of its Subsidiaries is the sole and exclusive owner of, or has a valid and continuing right or license to use, license, sell or otherwise exploit all other Company Intellectual Property as such Company Intellectual Property is used, licensed, sold and otherwise exploited by the Company or any of its Subsidiaries in its respective business as currently conducted, and is free and clear of all Liens; and (ii) the Company Intellectual Property owned by or licensed to the Company and its Subsidiaries includes all Intellectual Property Rights sufficient to enable each of the Company and its Subsidiaries to operate and conduct their businesses. To the Knowledge of the Company, (A) all issuances and registrations for any Company Registered Intellectual Property are valid and enforceable; and (B) all necessary registration, maintenance, renewal and other filing fees, documents and certificates have been paid or filed with the relevant Governmental Authority for the purpose of obtaining, maintaining or renewing any registrations and applications for registration included in the Company Registered Intellectual Property.

(f) Neither the use of the Company Owned Intellectual Property nor the conduct of the businesses of the Company and any of its Subsidiaries infringes, uses without authorization, misappropriates or otherwise violates, or in the past six (6) years has infringed, used without authorization, misappropriated or otherwise violated any Intellectual Property Rights of any other Person. Neither the Company nor any of its Subsidiaries (i) is a party to or the subject of any pending, or to the Knowledge of the Company, threatened, suit, action, investigation or proceeding which involves a claim against the Company or any of its Subsidiaries of infringement, unauthorized use, registrability, misappropriation or violation of any Intellectual Property Rights of any other Person or challenging the ownership, use, validity or enforceability of any material Company Intellectual Property or (ii) has received written notice of any such threatened claim. None of the Company Owned Intellectual Property, and to the Knowledge of the Company, no other Company Intellectual Property is subject to any outstanding order, settlement, judgment, injunction or decree that does or would restrict or impair the use of any Company Intellectual Property by the Company or its Subsidiaries.

(g) (i) To the Knowledge of the Company, no Person is infringing, violating or misappropriating or using without authorization any material Company Owned Intellectual Property and (ii) neither the Company nor any of its Subsidiaries has made any written claim of infringement, unauthorized use, violation or misappropriation of any material Company Owned Intellectual Property.

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(h) Each of the Company and its Subsidiaries has taken commercially reasonable measures to protect and preserve the confidentiality of all Trade Secrets and other material non-public, confidential and/or proprietary information owned by the Company or any of its Subsidiaries (and any Trade Secrets and other material non-public confidential and/or proprietary information owned by any other Person for which the Company or any of its Subsidiaries has written confidentiality obligations to such other Person with respect thereto) (“Company Confidential Information”). All current and former employees and other Persons with access or who have had access to any Company Confidential Information have signed a written Contract that includes customary confidentiality and restriction on use terms sufficient to maintain the confidential status and limit the use thereof.

(i) The Company and each of its Subsidiaries has entered into and received an executed, valid and enforceable written agreement from each of its current and former employees and from all other Persons who have contributed to the conception, development, creation, reduction to practice, improvement to or modification of any Company Product or Intellectual Property Rights used or intended for use in the conduct of the Company’s business (or any portion thereof) (collectively, the “Developers”), which agreement assigns to the Company or its applicable Subsidiary, all right, title and interest in and to any and all Intellectual Property Rights created, conceived, reduced to practice or developed by such employees within the scope of or resulting from his or her employment or, in the case of a Person other than an employee, from the services such Person performed or performs for the Company. No Developer has any rights, title or interest in or to any Intellectual Property Rights that are material to, used in or held for use in the Company’s business (including in any Company Product). Except as set forth on Section 3.13(i) of the Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company Intellectual Property by the Company or any of its Subsidiaries. The standard forms of Contract used for the agreements referenced in Section 3.13(h) or this Section 3.13(i) (collectively, “IP Agreements”) have been made available to Parent and no agreement referenced in this Section 3.13(i) includes any material exceptions or deviations from the standard form of IP Agreement or any reservation or preservation of any rights by the other party thereto.

(j) Neither the Company nor any of Subsidiaries has delivered, made available or licensed to any Person any Company Intellectual Property consisting of source code (except to employees and contractors who need to access such source code to develop, maintain or provide services with respect to Company Products) and no such source code is subject to any source code escrow, assignment or other contingent obligation. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in or require the delivery, license, disclosure or release of any source code included in the Company Intellectual Property or Company Products by or on behalf of the Company or any of its Subsidiaries.

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(k) To the Knowledge of the Company, no government funding and no facilities of a university, college, or other educational institution were used in the development of any Company Product or any Company Intellectual Property.

(l) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance by the Company of its obligations hereunder, (i) conflict with, alter or impair, or will conflict with, alter or impair any of the Company’s or its Subsidiaries’ rights in or to any Intellectual Property Rights or the validity, enforceability, use, right to use, right to register, ownership, priority, duration, scope or effectiveness of any Company Intellectual Property, (ii) otherwise trigger any additional payment obligations with respect to any Company Intellectual Property or result in or require any royalties or fees or payments to a third party with respect to Intellectual Property Rights of the Company or any of its Subsidiaries, or (iii) will result in or require the grant to any Person (other than Parent) of any access or right to any Intellectual Property Rights of the Company or Parent.

(m) The Company Products operate and perform in all material respects in accordance with their documentation, applicable contractual commitments, express and implied warranties, and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with the conduct of their businesses.

(n) The Company and each of its Subsidiaries have taken all commercially reasonable steps and have implemented all commercially reasonable procedures to protect their information technology systems (including software and data) and Company Products from Contaminants. As used herein, “Contaminants” means all “back doors,” “time bombs,” “Trojan horses,” “worms,” “drop dead devices,” “viruses” and other software routines and hardware components that may or may be used to (i) permit unauthorized access to or unauthorized disablement or erasure of any Software, data or information technology system or (ii) otherwise interrupt, destroy or otherwise materially adversely affect the functionality or operation of any Company Product. There has not been in the three (3) years prior to the date hereof, any (x) to the Knowledge of the Company, unauthorized intrusions or breaches of the security of the information technology systems of the Company or any of its Subsidiaries, (y) material malfunction of such information technology systems that has not been remedied, or (z) any material unplanned downtime or service interruption with respect to such information technology systems.

(o) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor its Subsidiaries have experienced any security incident resulting in the unauthorized access, use, or disclosure of Personal Data. All Personal Data collected, stored and processed by Company and its Subsidiaries could be used by Parent and the Surviving Corporation, consistent with applicable Law, after the Closing in the manner currently used by the Company and its Subsidiaries.

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SECTION 3.14 Contracts.

(a) Set forth in Section 3.14(a) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of (i) each Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date of this Agreement, and (ii) each of the following to which the Company or any of its Subsidiaries is a party or otherwise bound:

(A) any Contract that contains a non-competition provision or that otherwise purports to limit, curtail or restrict the ability of the Company or any of its Subsidiaries (or, after the Effective Time, Parent or any of its Affiliates) to solicit customers, compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services,

(B) any Contract that grants any third party “most favored nation” status or the exclusive right to deal with the Company or any of its Subsidiaries,

(C) any partnership or joint venture agreement,

(D) any Government Contract,

(E) any Contract with any director or officer of the Company or any of its Subsidiaries or any Affiliate of the Company (except for Contracts listed on Section 3.14(a)(J) of the Company Disclosure Schedule),

(F) any loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing Indebtedness of the Company or any of its Subsidiaries,

(G) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any property or assets of the Company or any of its Subsidiaries,

(H) any customer or client Contract that involves total consideration of in excess of $50,000 annually,

(I) any Contract pursuant to which the Company or any of its Subsidiaries (x) is granted a license to use any Company Intellectual Property from third parties (excluding Contracts pertaining to unmodified, commercially available Software pursuant to a click-wrap, shrink-wrap or similar agreement and which is licensed to the Company or the relevant Subsidiary that is not material to the functionality of any currently licensed or supported Company Products) or (y) has granted a license to any Person under any Intellectual Property (other than nonexclusive object code licenses granted to customers in the ordinary course of business of the Company and its Subsidiaries consistent with past practice),

(J) any Contract which is an employment agreement with an executive officer or employee with an annual base salary of $100,000 or more or which includes a change-in-control provision,

(K) any Contract which is a collective bargaining agreement or similar agreement with any labor union or association representing employees of the Company or any of its Subsidiaries,

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(L) any Contract which is a lease, whether as a lessor or lessee, with respect to any real property that involves payments to or from the Company in excess of $50,000 annually,

(M) any Contract which is an agreement for any development, marketing, resale, distribution or similar arrangement relating to any Company Product involving payments to or from the Company in excess of $50,000,

(N) which is a contract, agreement or arrangement (other than pursuant to Company Charter Documents) providing for indemnification by the Company of any officer, director or employee of the Company,

(O) any Contract other than endorsements of checks, which is a contract, agreement or arrangement pursuant to which the Company or any of its Subsidiaries has any obligations or liabilities as guarantor, surety, co-signer, endorser or co-maker in respect of any obligation of any Person, or any capital maintenance, keep well or similar agreements or arrangements,

(P) any Contract which is a contract, agreement or arrangement that prohibits the payment of dividends or distribution in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of the Company’s Subsidiaries,

(Q) any Contract which is a contract, agreement or arrangement relating to any acquisition of another business or assets by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn out” or other contingent payment or guarantee obligations,

(R) any Contract which is a contract, agreement or arrangement that involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract,

(S) any Contract which contains an agreement by the Company or any of its Subsidiaries to provide any Person with access to the source code for any material Software owned by the Company or any of its Subsidiaries and embodied in any currently licensed or supported Company Products or to provide for the source code for any Company Products to be put in escrow, and

(T) any Contract pursuant to which the Company or any of its Subsidiaries obtains co-location or hosting services in connection with the hosted Company Products involving payments from the Company or any of its Subsidiaries.

The Contracts and other documents required to be listed on Section 3.13(i) and Section 3.14(a) of the Company Disclosure Schedule are referred to herein as “Company Material Contracts”. The Company has prior to the date of this Agreement made available to Parent correct and complete copies of each Company Material Contract in existence as of the date of this Agreement, together with any and all amendments and supplements thereto.

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(b) Except as set forth in Section 3.14(b)(1) of the Company Disclosure Schedule: (i) each Company Material Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception; (ii) neither the Company nor any of its Subsidiaries is in default under any Company Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto; (iii) to the Knowledge of the Company, no other party to any Company Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder; and (iv) neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Company Material Contract, received any written notice of breach or default under any Company Material Contract which breach or default has not been cured. Except as set forth in Section 3.14(b)(2) of the Company Disclosure Schedule, no approval, consent or waiver of or notice to any Person is needed in order that any Company Material Contract continue in full force and effect following the consummation of the Transactions.

SECTION 3.15 Properties.

(a) Each of the Company and its Subsidiaries (i) owns and has good and valid title (or such lesser interest that is the maximum permitted by applicable Law) to all of their respective properties and other assets free and clear of all Liens except (A) statutory liens securing payments not yet due, and (B) such other imperfections or irregularities of title or other Liens that would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise impair in any material respect business operations as presently conducted, and (ii) is the lessee or sublessee of all of their respective leasehold estates and leasehold interests. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

(b) Neither the Company nor any of its Subsidiaries owns any real property.

(c) Section 3.15(c) of the Company Disclosure Schedule sets forth any Contract pursuant to which the Company leases, licenses or otherwise obtains the right to use any real property (the “Real Property Leases”). The Company has delivered to Parent a true and complete copy of each such Real Property Lease.

(d) Except as set forth in the Company Disclosure Schedule, with respect to each Lease: (i) such Real Property Lease is legal, valid, binding, enforceable and in full force and effect; (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or the compliance by the Company with any of the terms and provisions hereof, will require the consent of any other party to such Real Property Lease, will result in a breach of or default under such Real Property Lease, or otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) the Company’s or any of its Subsidiaries’ possession and quiet enjoyment of the real property used by it under the Real Property leases has not been disturbed, and to the Company’s Knowledge, there are no disputes with respect to such Real Property Leases; (iv) neither the Company nor any of its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Real Property Leases; (v) the other party to such Real Property Lease is not an affiliate of, and to the knowledge of the Company otherwise does not have any economic interest in the Company or any of its Subsidiaries; (vi) the Company or any of its Subsidiaries has not subleased, licensed or otherwise granted any person the right to use such real property or any portion thereof; (vii) the Company or any of its Subsidiaries has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein; and (viii) there are no Liens or encumbrances on the estate or interest created by such Lease.

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SECTION 3.16 Customers and Suppliers. Section 3.16 of the Company Disclosure Schedule sets forth the twenty (20) largest customers and any supplier of the Company which has provided products or services to the Company valued at more than $50,000 in the aggregate in the past twelve months (which includes, without limitation, developers of content and resellers of content) of the Company and its Subsidiaries for the year ended December 31, 2014. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notification (whether written or oral) that any such customer or supplier intends to terminate or adversely change its relationship with the Company or any of its Subsidiaries

SECTION 3.17 Insurance. The Company has provided Parent with a summary of all material insurance policies held by the Company and its Subsidiaries. The Company and its Subsidiaries maintain, and have maintained without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations and customary in the industry in which they operate and, to the Company’s Knowledge, such insurance coverage is in full force and effect as of the date hereof. As of the date hereof, none of the limits for any such policy have been exhausted or materially reduced. There is no claim by the Company or any of its Subsidiaries pending under any of such policies as to which the Company has been notified that coverage has been denied or disputed by the underwriters of such policies. All premiums due and payable under all such insurance policies have been paid when due and the Company and its Subsidiaries are otherwise in compliance with the terms of all such insurance policies. The aggregate annual premiums that the Company is paying with respect to the Company’s directors and officers insurance policy for the current policy period that includes the date of this Agreement is set forth in Section 3.17 of the Company Disclosure Schedule.

SECTION 3.18 Unlawful Payments; Export Controls. Since January 1, 2011, neither the Company nor any of its Subsidiaries nor, any officer, director, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly: (a) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to any Governmental Authority, or employee thereof, political party or candidate for political office; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, or any similar Law; (d) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (e) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries. The Company, its Subsidiaries, and their agents have not made any payment, transfer of funds, or otherwise used corporate funds in a manner that violates applicable anti-money laundering Laws, including the U.S. Bank Secrecy Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001. The Company and its Subsidiaries are in compliance with all applicable Customs & International Trade Laws, and at no time in the last five years have the Company or its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate, or Person acting on their behalf committed any violation of Customs & International Trade Laws. There are no unresolved investigations or claims concerning any liability of the Company and its Subsidiaries with respect to any such Laws.

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SECTION 3.19 Opinion of Financial Advisor. The board of directors of the Company has received the opinion of Berkery Noyes & Co., LLC dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view, to holders of Company Common Stock (the “Fairness Opinion”). A signed correct and complete copy of the Fairness Opinion has been delivered to Parent prior to or concurrently with the execution and delivery of this Agreement.

SECTION 3.20 Brokers and Other Advisors. Except for Berkery Noyes & Co., LLC the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.21 Takeover Statutes. The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions expressly contemplated by this Agreement, including by approving this Agreement, the Merger and the other transactions contemplated by this Agreement. To the Knowledge of the Company, no other so-called “fair price,” “moratorium,” “control share acquisition” or other state anti-takeover Laws apply or purport to apply to this Agreement, the Merger or any of the other transactions expressly contemplated by this Agreement.

SECTION 3.22 Affiliate and Related Party Transactions. No Person covered by Item 404 of Regulation S-K has entered into any transactions with the Company or any of its Subsidiaries that were required to be disclosed by Item 404 of Regulation S-K but were not so disclosed in the Company SEC Documents. Other than such contracts, arrangements or shared interests between the Company and its Subsidiaries disclosed in Section 3.14(a)(ii)(E) of the Company Disclosure Schedule or disclosed pursuant to Item 404 of Regulation S-K in the Company SEC Documents, except for the ownership of less than 3% of the outstanding equity interests of any publicly traded entity, no director or executive officer holds, directly or indirectly: (a) any interest in any entity that purchases from or sells or furnishes to the Company or its Subsidiaries any goods or services involving an amount in excess of $25,000 annually; (b) a beneficial interest in any Company Material Contract; or (c) any interest in Intellectual Property used in the conduct of business of the Company or its Subsidiaries.

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SECTION 3.23 Government Contracts. With such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries have complied with the terms and conditions of each Government Contract and each Government Bid, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein; (b) all representations and certifications of the Company or any of its Subsidiaries executed, acknowledged or set forth in or pertaining to a Government Contract or Government Bid were current, accurate and complete as of the dates they were made (or deemed made), and the Company or any of its Subsidiaries, as applicable, has complied with all such representations and certifications; and (c) neither the Company nor any of its Subsidiaries has been suspended or debarred, or proposed for debarment or suspension from government contracting.

SECTION 3.24 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, projections, forecasts, estimates, budgets, prospect information or other information with respect to any one or more of the foregoing.

Article IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company:

SECTION 4.1 Organization; Standing. Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Illinois, and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

SECTION 4.2 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective boards of directors, manager(s) or member(s), as applicable, and no other corporate or limited liability company action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (with or without the giving of notice, the lapse of time, or both) (i) conflict with or violate any provision of the certificate of incorporation, articles of organization, bylaws or operating agreement of Parent or Merger Sub, as applicable, or (ii) (x) conflict with or violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or Merger Sub or to which any of their assets are subject, or (y) violate or constitute a default under or result in or permit the modification, revocation, cancellation, termination or acceleration of rights under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or by which any of their assets are bound, except, in the case of clause (ii)(y), for such violations or defaults as, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

SECTION 4.3 Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, the Exchange Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, licenses, permits or authorizations, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

SECTION 4.4 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, the information supplied, or to be supplied after the date hereof, by Parent expressly for inclusion (or incorporation by reference) in the Proxy Statement, as may be amended and supplemented from time to time, will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 4.5 Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business.

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SECTION 4.6 Financing. Parent has sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger.

SECTION 4.7 Certain Arrangements. Except for the Support Agreements, there are no Contracts between Parent, or Merger Sub on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date of this Agreement that relate in any way to the Company or the Transactions.

SECTION 4.8 Legal Proceedings. There is no pending or, to the knowledge of Parent, threatened, Action against Parent or Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of Parent, threatened, in writing, to be imposed) upon Parent or Merger Sub, in each case, by or before any Governmental Authority, that would reasonably be expected to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Transactions.

SECTION 4.9 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons whose fees and expenses will be paid by Parent or its Affiliates as of the date of this Agreement.

SECTION 4.10 No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other Person makes any representation or warranty with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects.

Article V

Additional Covenants and Agreements

SECTION 5.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As soon as practicable following the date of this Agreement (but in any event within fifteen (15) calendar days after the date of this Agreement), (i) the Company shall prepare the Proxy Statement, (ii) Parent shall promptly provide to the Company any information required for inclusion in the Proxy Statement and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company, and (iii) the Company shall file the Proxy Statement with the SEC. The Company shall thereafter (A) respond to any comments on the Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests and (B) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Proxy Statement is cleared by the SEC (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the filing of the Proxy Statement with the SEC that it will not review the Proxy Statement, then the Company shall use its commercially reasonable efforts to obtain confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement and the date on which the Company receives such confirmation shall be the “SEC Clearance Date.” The Company shall promptly (but in any event within two (2) Business Days) notify Parent upon the receipt of any such comments or requests or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. In the event that the Company receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, Parent shall promptly provide to the Company, upon receipt of notice from the Company, any information required for inclusion in the response of the Company to such comments or such request and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (x) provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings and (y) reasonably consider all comments proposed by Parent for inclusion in such drafts, correspondence and filings. If at any time prior to the Effective Time any fact or information relating to the Company shall be discovered by the Company which should be set forth in an amendment of or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall, in accordance with the procedures set forth in this Section 5.1(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and to the extent required by applicable Law, cause such amendment or supplement to be distributed to the stockholders of the Company.

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(b) The Company shall, as soon as practicable following the SEC Clearance Date, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its board of directors, recommend to its stockholders adoption of this Agreement. The Proxy Statement shall, in addition to such recommendation, include disclosure of the unanimous: (x) determination by the Company’s board of directors that it is advisable and in the best interests of the Company and its stockholders to enter into this Agreement, (y) approval by the Company’s board of directors of the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, and (z) resolution by the Company’s board of directors to recommend adoption of this Agreement by the stockholders of the Company. Notwithstanding the foregoing, (i) the Company shall have no obligation to do any of the foregoing if there shall have been a Company Adverse Recommendation Change, and (ii) the Company may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided that no adjournment may be to a date on or after five (5) Business Days prior to the Walk-Away Date. If requested by Parent, the Company shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Parent in connection with obtaining the Company Stockholder Approval.

SECTION 5.2 Conduct of Business. Except as contemplated or permitted by this Agreement or as required by applicable Law or as contemplated by Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course of business consistent with past practice, (y) comply in all material respects with all applicable Laws and the requirements of all Company Material Contracts, and (z) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as contemplated by Section 5.2 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) (i) issue, sell or grant any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, provided that the Company may issue shares of Company Common Stock upon the exercise of Options that are outstanding on the date of this Agreement; (ii) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock, except in connection with withholding to satisfy tax obligations with respect to Options, or acquisitions in connection with the net exercise of Options; (iii) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such; or (iv) split, combine, subdivide or reclassify any shares of its capital stock;

(b) incur or assume any Indebtedness in excess of $25,000;

(c) sell, transfer, lease, mortgage, encumber or otherwise dispose of any of their respective properties or assets that are individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, except (i) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (ii) pursuant to Contracts in force on the date of this Agreement and disclosed in Section 3.14(a) of the Company Disclosure Schedule, (iii) dispositions of obsolete or worthless assets or (iv) transfers among the Company and its Subsidiaries;

(d) make capital expenditures in excess of $25,000 or outside of the Company’s ordinary course of business and consistent with past practice;

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(e) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees and extension of credit to customers, in each case in the ordinary course of business and consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(f) increase the compensation, benefits (including severance and other contingent benefits), or bonus opportunity of, or provide for any acceleration of vesting or pay or award any bonus to any of its current or former directors, officers, or employees, except that compensation of individual employees may be increased on their employment anniversary date in the ordinary course of business consistent with past practices by, in each case, an amount not to exceed 3% of the applicable employee’s compensation;

(g) enter into or amend any employment agreement that is not terminable at will by the Company, without any obligation to make any severance or other post-termination payments thereunder;

(h) except as required by applicable Law, make or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment or surrender any right to claim a material refund of Taxes or obtain any Tax ruling;

(i) make any changes in financial accounting methods, principles or practices (or change an annual accounting period) or cash management and treasury policies or practices, except insofar as may be required by a change in GAAP or applicable Law;

(j) amend the Company Charter Documents or the Subsidiary Documents;

(k) adopt a plan or agreement of complete or partial liquidation dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

(l) amend, modify, extend, renew or terminate any Real Estate Lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(m) acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) or purchase, directly or indirectly, any business, division or assets of any Person;

(n) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by Law;

(o) (i) pay, discharge, settle, or satisfy any material claims against the Company or any of its Subsidiaries (including claims of stockholders relating to this Agreement or the Transactions), liabilities or obligations (whether absolute, accrued, contingent, or otherwise), other than (x) the payment, discharge, settlement, or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice; or (y) the payment, discharge, settlement, or satisfaction of claims, liabilities or obligations that involve only the payment of monetary damages, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries; or (ii) waive, release, grant, or transfer any right of material value, other than in the ordinary course of business consistent with past practice or, subject to the terms hereof, fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

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(p) enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its Subsidiaries’ activities;

(q) modify, amend, or terminate any Company Material Contract or enter into any contract that would be a Company Material Contract if entered into prior to the date hereof, or waive or assign any of its rights or claims under a Company Material Contract or contract that would be a Company Material Contract if entered into prior to the date hereof, in each case except in the ordinary course of business consistent with past practice;

(r) communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(s) take any action which would result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

(t) license, disclose or otherwise provide to any Person, or grant a contingent right to any Person to be licensed, disclosed or provided, the source code or related source materials for any material Software owned by the Company or any of its Subsidiaries other than where such Person is an employee or independent contractor of the Company or one of its Subsidiaries and pursuant to a signed written agreement containing non-use, non-disclosure and return/destruction obligations for the benefit of the Company or any of its Subsidiaries with respect to such source code or related source materials; or

(u) agree, in writing or otherwise, to take any of the foregoing actions.

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SECTION 5.3 No Solicitation; Potential Change in Recommendation.

(a) Except as permitted by this Section 5.3, until the earlier of (x) the Closing Date or (y) the date of termination of this Agreement pursuant to Section 7.1 hereof, the Company shall and shall cause each of its Subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants and other consultants, advisors, Affiliates and other representatives (collectively, “Representatives”) to (i) immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal (as defined herein), and (ii) and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal and such notice shall also request each such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries. Except as permitted by this Section 5.3, the Company shall not, and shall cause each of its Subsidiaries and Representatives not to, until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, directly or indirectly, (A) solicit, initiate or take any action that it reasonably knows or should know would facilitate (including by way of furnishing non-public information or providing consent or authorization to make a Takeover Proposal) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other party information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, or knowingly assist, participate in, or facilitate any effort by any Third Party that is seeking to make, or has made, a Takeover Proposal in connection with or for the purpose of facilitating, a Takeover Proposal, (C) approve, endorse or recommend any Takeover Proposal, (D) enter into any letter of intent, agreement or agreement in principle, term sheet or other Contract with respect to a Takeover Proposal, (E) fail to make, or withdraw or modify in a manner adverse to Parent, or publicly propose to withdraw or modify in a manner adverse to Parent, the Company Board Recommendation (it being understood that taking a neutral position or no position with respect to any Takeover Proposal, other than a statement contemplated by Rule 14d-9(f) under the Exchange Act during the initial period of ten Business Days following the commencement of the Takeover Proposal, shall be considered to be a modification of the Company Board Recommendation in a manner adverse to Parent), or take any action or make any statement inconsistent with the Company Board Recommendation (any of the foregoing in this clause (E), an “Adverse Recommendation Change”), (F) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (G) propose to do any of the foregoing.

(b) Notwithstanding anything to the contrary contained herein, if at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide written unsolicited Takeover Proposal from any Person, which Takeover Proposal was made or renewed on or after the date hereof and that did not result from any breach of this Section 5.3, if the board of directors of the Company determines in good faith, after consultation with independent financial advisors and outside legal counsel, that (i) failure to take such action would violate the directors’ fiduciary duties to the Company’s stockholders under applicable Law and (ii) such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided that the Company shall provide to Parent any material non-public information provided orally and any non-public information provided in writing, in each case, concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives prior to or at the same time as such information is provided to such other Person; and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal; provided, further that the Company shall promptly provide to Parent (and in any event within twenty-four (24) hours) the identity of the Person making the Takeover Proposal and the material terms and conditions of such Takeover Proposal. From and after the date of this Agreement, the Company shall not grant any waiver, amendment or release under any standstill agreement without the prior written consent of Parent. For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement; provided that such agreement shall not prohibit the Company from complying with the terms of this Agreement. In making the determination whether a Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal, the board of directors of the Company shall take into consideration, among other factors: (1) whether such Party is reasonably likely to have adequate sources of financing or adequate funds to consummate such Takeover Proposal and (2) whether approval of such Party’s stockholders is required as a condition to its obligation to consummate such Takeover Proposal. The Company shall require any Person submitting an unsolicited Takeover Proposal to provide a definitive agreement that marks any proposed changes to the terms of this Agreement. The Company shall keep Parent reasonably informed of the status of any Takeover Proposal.

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(c) Except as expressly permitted by this Section 5.3(c), the board of directors of the Company shall not (i)(A) fail to make the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the board of directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act, (D) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company a Takeover Proposal, (E) fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests or (F) fail to recommend against any Takeover Proposal subject to Regulation 14D under the Exchange Act in a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Takeover Proposal (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) subject to the compliance by the Company with Section 7.1(d)(ii), authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle or other Contract with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”) or (iii) take any action pursuant to Section 7.1(d)(ii). Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, the board of directors of the Company may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement with respect to a Takeover Proposal, if and only if, prior to taking such action, the board of directors of the Company has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (i) that failure to take such action would violate the directors’ fiduciary duties to the Company’s stockholders under applicable Law and (ii) that such Takeover Proposal constitutes a Superior Proposal; provided, however, that (w) the Company has given Parent at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Proposal), (x) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (y) following the end of such notice period, the board of directors of the Company shall have considered in good faith any changes to this Agreement proposed in writing by Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (z) in the event of any change to the terms of such Superior Proposal (other than changes that are, individually and in the aggregate, inconsequential), the Company shall, in each case, have delivered to Parent an additional notice and the five (5) Business Days’ notice period shall have recommenced unless the event requiring notice pursuant to clause (z) of this Section 5.3(c) occurred less than five (5) Business Day’s prior to the Company Stockholders Meeting, in which case the Company shall deliver notice to Parent of such event as promptly as practicable; and provided, further, that the Company has complied in all material respects with its obligations under this Section 5.3.

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(d) Except to the extent provided in Section 5.3(c), nothing in this Section 5.3 shall prohibit the board of directors of the Company from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable Law.

(e) For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, which the Company believes in good faith to be bona fide, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of the Company and its Subsidiaries equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s revenues on a consolidated basis are attributable, (ii) acquisition of more than 20% of the outstanding Company Common Stock, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 20% of the outstanding Company Common Stock or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company.

“Superior Proposal” means any bona fide unsolicited written Takeover Proposal to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale or otherwise), for consideration consisting of cash and/or securities, more than 90% of the equity securities of the Company or more than 90% of the assets of the Company and its Subsidiaries on a consolidated basis, (i) that includes consideration per share of Company Common Stock that is greater than the per share Merger Consideration and that the board of directors of the Company has determined in its good faith judgment (after consultation with independent financial advisors and outside legal counsel) is reasonably likely to be consummated in accordance with its terms without unreasonable delay, taking into account all legal, regulatory and financial aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise) and (ii) accompanied by executed customary financing commitments from recognized financing sources not subject to any due diligence conditions and that, together with available cash on hand, are sufficient to fund the cash portion of such Takeover Proposal.

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(f) The Company agrees that in the event any of its Representatives takes any action which action has been authorized or permitted by the Company which, if taken by the Company, would constitute a breach of this Section 5.3, then the Company shall be deemed to be in breach of this Section 5.3.

SECTION 5.4 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, use their commercially reasonable efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement will require or obligate Parent or any of its Affiliates to (and in no event shall any representation, warranty or covenant or agreement of Parent or Merger Sub contained in this Agreement be inaccurate or breached or deemed inaccurate or breached as a result of the failure of Parent or Merger Sub to): agree to or otherwise become subject to any limitations on (1) the right of Parent effectively to control or operate its business (including the business of the Company and its Subsidiaries) or assets (including the assets of the Company), (2) the right of Parent to acquire the Company pursuant to the Merger, or (3) the right of Parent to exercise full rights of ownership of its business (including the business of the Company and its Subsidiaries) or assets (including the assets of the Company and its Subsidiaries).

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(c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any Action initiated by a private party, and to contest and resist any Action by or before a Governmental Authority and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to any Governmental Authority and of any material communication received or given in connection with any Action by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions.

SECTION 5.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statement is substantially similar to previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party).

SECTION 5.6 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ properties, books, Contracts, commitments, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other representatives and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws and (ii) such other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request (provided that Parent and its representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company). The Company shall, and shall cause each of its Subsidiaries to, furnish, to the extent currently prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month during such period, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow. Except for disclosures permitted by the terms of the Non-Disclosure Agreement, dated as of June 8, 2015, between the Company and Parent (as it may be amended from time to time, the “Confidentiality Agreement” ), Parent and its representatives shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreement.

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SECTION 5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (c) the discovery of any fact or circumstance that, the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or Company Material Adverse Effect or “material adverse effect” or a similar qualifier, as the case may be, to be untrue and (ii) that is not so qualified to be untrue in any material respect and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (x) cure any in accuracy or breach of any representation, warranty, covenant or agreement contained herein or (y) limit the remedies available to the party receiving such notice.

SECTION 5.8 Indemnification and Insurance

.

(a) From and after the Effective Time, Parent shall, and shall cause the Company and the Surviving Corporation to, (i) until the sixth (6th) anniversary of the date on which the Effective Time shall occur, indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and reasonable expenses (including reasonable fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions), to the fullest extent permitted under applicable Law, and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (x) the Company Charter Documents and the organizational documents of such Subsidiaries as currently in effect and (y) the indemnification agreements listed on Section 5.8 of the Company Disclosure Schedule, which shall survive the Transactions and continue in full force and effect in accordance with their respective terms. Without limiting the foregoing, Parent shall, from and after the Effective Time and until the sixth (6th) anniversary of the date on which the Effective Time shall occur, cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from and after the Effective Time and until the sixth (6th) anniversary of the date on which the Effective Time shall occur, Parent shall, and shall cause the Company and the Surviving Corporation to, advance any expenses (including reasonable fees and expenses of legal counsel) of any Indemnitee under this Section 5.8 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.8) as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

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(b) At the Parent’s election, either (i) the Company shall obtain prior to the Effective Time “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to the directors’ and officers’ liability insurance in amount and scope no less favorable than the existing policy of the Company for claims arising from facts or events that occurred on or prior to the Effective Time at a cost that does not exceed 250% of the annual premium currently paid by the Company for D&O Insurance (as defined below); or (ii) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance” ) that is no less favorable, taken as a whole, than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an aggregate amount for the D&O Insurance during such six (6) year period in excess of 250% of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.8 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

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(d) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.8.

(e) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is made against any Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such Action.

SECTION 5.9 Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior consent.

SECTION 5.10 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

SECTION 5.11 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.

SECTION 5.12 Employee Matters.

(a) Except for the persons listed on Section 6.2(i) of the Company Disclosure Schedule, Parent shall, for a period of 6 months immediately following the Closing Date, cause the Surviving Corporation and its Subsidiaries to provide employees of the Company and its Subsidiaries (the “Company Employees” ) during their employment with (x) the same level of base salary as in effect on the Closing Date and (y) employee benefit plans, programs, contracts and arrangements, other than equity-based plans and fringe benefit plans, that are no less favorable, in the aggregate, than similar employee benefit plans, programs, contracts and arrangements provided by the Company and its Subsidiaries to Company Employees prior to the Closing Date. Parent or one of its Affiliates shall recognize the service of Company Employees with the Company prior to the Closing Date as service with Parent and its Affiliates in connection with any welfare benefit plans and policies (including vacations and holiday policies) maintained by Parent or one of its Affiliates which is made available following the Closing Date by Parent or one of its Affiliates for purposes of any waiting period, vesting, eligibility determination of severance pay and vacation entitlement (but not for any other purpose, such as benefit accrual under a retirement plan), except to the extent such credit would result in a duplication of benefits or is prohibited under Law. Parent shall (i) waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Company Employees under any welfare benefit plan (as defined in Section 3(1) of ERISA) which is made available to Company Employees following the Closing Date by Parent or one of its affiliates to the same extent as under any similar type of welfare benefit plan applicable to Company Employees prior to the Closing Date, and (ii) provide credit to Company Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the employee benefit plans, programs and arrangements of the Company and its subsidiaries during the portion of the relevant plan year including the Closing Date. The provisions of this Section 5.12(a) are solely for the benefit of the Parties, and no other Person, including any current or former employee of the Company or any of its Subsidiaries or any of their dependents or beneficiaries shall be regarded as a third party beneficiary of this Section 5.12(a). No provision of this Agreement shall be construed as amending any Company Plan or as limiting the ability of the Company, Parent or any Affiliate of either to terminate the employment of any Company Employee or to amend or terminate any Company Plan.

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(b) Effective as of the day immediately preceding (and contingent upon) the Closing Date, the Company shall terminate, or cause to be terminated, any and all Company Plans that include a Code Section 401(k) arrangement (each, a “401(k) Plan”). In the event that termination of a 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees other than ordinary administrative expenses incurred in connection with the termination, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than fifteen (15) days prior to the Closing Date.

SECTION 5.13 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to enable the Surviving Corporation to de-list the Company’s securities from the Nasdaq Capital Market and de-register the Company’s securities under the Exchange Act as soon as practicable following the Effective Time.

SECTION 5.14 Internet Domain Name Registrations. Prior to the Closing, the Company shall, or shall cause each of its applicable Subsidiaries to, use commercially reasonable efforts to update the registration information for the Internet domain name registrations required to be set forth in Section 3.14(a) of the Company Disclosure Schedule that are material to the operation of the Company’s business to reflect the Company or one of its Subsidiaries as the registrant of such Internet domain names (to the extent the Company or one of its Subsidiaries is not the registrant of such Internet domain names as of the date hereof).

SECTION 5.15 FIRPTA. The Company shall deliver to Parent at or prior to the closing an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h) and reasonably acceptable to Parent.

SECTION 5.16 Customers. Each of Parent and the Company shall use all commercially reasonable efforts to arrange for customer telephone calls as soon as practicable after the date hereof among a representative of each of Parent and the Company and an appropriate representative of each of the Company’s customers listed on Section 5.16 of the Company Disclosure Schedule (the “Customer Calls”).

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Article VI

Conditions Precedent

SECTION 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained; and

(b) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints” ) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Sections 3.1, 3.3(a), 3.3(b), 3.3(c)(i), 3.3(d), 3.5(b), 3.6(b), 3.19, 3.20 and 3.21 shall be true and correct on and as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, with respect to Section 3.19, at and as of the specific date given), (ii) Section 3.2 shall be true and correct in all but de minimis respects on and as of the date of this Agreement and as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), and (iii) in this Agreement, other than those Sections specifically identified in subclause (i) or (ii) of this paragraph, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or, if given as of a specific date, at and as of such date);

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

(c) Company Material Adverse Change. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred;

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(d) Company Reports. The Company shall have filed its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, if required, with the SEC prior to the Effective Time;

(e) Related Party Transactions. The Company shall have terminated each of the Contracts or transactions set forth on Section 6.2(e) of the Company Disclosure Schedule;

(f) Appraisal Rights. There shall be no more than 5% Dissenting Shares;

(g) Termination of Existing Employment Agreement. The employment agreement listed on Section 6.2(g) of the Company Disclosure Schedule shall have been terminated (except for such provisions which, by their terms, survive termination) and such employee shall have entered into, and not withdrawn, a customary release of claims satisfactory to Parent in its reasonable discretion. The Company shall pay any amounts due thereunder and have no further obligation to make any severance or other post-termination payments thereunder;

(h) Consulting Agreement. The Company shall have entered into a consulting agreement with the person set forth on and substantially in the form attached to Section 6.2(h) of the Company Disclosure Schedule, to become effective at the Effective Time;

(i) Offer Letters. The Company shall have entered into offer letters of employment with the persons set forth on and substantially in the form attached to Section 6.2(i) of the Company Disclosure Schedule, to become effective at the Effective Time;

(j) No Indebtedness. The Company and its Subsidiaries shall have no Indebtedness;

(k) Consents and Approvals. The Company shall have received the consents and approvals set forth on Section 6.2(k) of the Company Disclosure Schedule;

(l) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company certifying that each of the conditions set forth in Sections 6.2 shall have been satisfied;

(m) Unpaid Company Transaction Expenses. As of the Closing Date, the Company shall have no Unpaid Company Transaction Expenses and shall have delivered to Parent invoices, receipts and similar documentation to the reasonable satisfaction of Parent received by the Company prior to the Closing with respect to the Company’s payment of the expenses of investment bankers, attorneys, accountants, proxy solicitors and other consultants and all printing, mailing, and all filing fees in connection with the transactions contemplated by this Agreement (including confirmations, releases, and/or acknowledgements from each applicable professional or vendor that all such expenses have been paid in full prior to the Closing);

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(n) Company Stock Plans. The Company shall have delivered to Parent from each Option holder an acknowledgment/amendment to their award agreements, in a form reasonably satisfactory to Parent, that confirms the Company’s right to terminate the Options in in accordance with Section 2.4 hereof, including an acknowledgement, if applicable, that each Option with an exercise price per share of Company Common Stock subject to such Option that is greater than or equal to the Merger Consideration shall be canceled and terminated at the Effective Time in exchange for the consideration provided therein (which shall have been paid prior to the Closing Date);

(o) Government Contract Termination. The Company’s Federal Supply Schedule (FSS) contract with the U.S. General Services Administration (Contract No. GS-02-F-0025N) shall have been terminated and canceled to the reasonable satisfaction of Parent based on such evidence as it shall reasonably request;

(p) Financial Condition and Liquidity. As of the Closing Date, each of: (i) the Company Net Working Capital shall be not less than $1,200,000; and (ii) the sum of (x) the Company’s Available Cash plus (y) the amount by which Company Net Working Capital exceeds $1,200,000 as of the Closing Date, shall be not less than $2,514,000 after payment of transaction expenses as contemplated in Section 6.2(m) each as determined to the reasonable satisfaction of Parent based on such evidence as it shall reasonably request. If Parent is not reasonably satisfied with the Company’s determination of the amount of the Company Net Working Capital or the Company’s Available Cash, and the Company objects in good faith to Parent’s failure to be so reasonably satisfied, then for a period of five days, Parent and the Company shall attempt in good faith to resolve the Company’s objections. If Parent and the Company are unable to resolve all such objections within such five-day period, then the matters remaining in dispute shall be submitted to a nationally recognized independent accounting firm mutually agreed upon by Parent and Seller, which shall use its reasonable best efforts to resolve such dispute within 10 days. The independent accounting firm shall be engaged pursuant to an engagement letter among Parent, the Company and the independent accounting firm providing that all fees and expenses of the independent accounting firm shall be borne equally by Parent and the Company;

(q) Customers. Within 20 Business Days of the date of this Agreement, Parent shall have completed to its reasonable satisfaction the Customer Calls and shall, in Parent’s reasonable discretion, have received from each customer reasonable assurances that such customer intends to continue doing business with the Company under the ownership of Parent in a manner reasonably comparable to past experience; provided, that Parent shall inform the Company within 20 Business Days of the date of this Agreement whether or not Parent is reasonably satisfied with the assurances provided in each Customer Call; and

(r) Termination of 401(k) Plans. Parent shall have received from the Company evidence reasonably satisfactory that all 401(k) Plans have been terminated pursuant to resolution of the board of directors of the Company or the sponsoring ERISA Affiliate, as the case may be (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

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SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects, in each case on and as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement or prevent or materially delay consummation of the Transactions. The Company shall have received a certificate signed on behalf of Parent by an executive officer to such effect; and

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer to such effect.

SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.4.

Article VII

Termination

SECTION 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted):

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors; or

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before April 30, 2016 (the “Walk-Away Date” ); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

(ii) if any Restraint having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such final, nonappealable Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

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(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company if the failure of the Company Stockholder Approval to be obtained was primarily due to a material breach of any of the Company’s obligations under Section 5.1, Section 5.3 or Section 5.4; or

(c) by Parent,

(i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 and (B) cannot be cured by the Company by the earlier of (x) ten (10) calendar days following receipt of written notice from Parent of such breach or failure or (y) the Walk-Away Date; or

(ii) if: (A) the board of directors of the Company shall have failed to include the Company Board Recommendation in the Proxy Statement or shall have effected a Company Adverse Recommendation Change; (B) at any time prior to the Company Stockholder Approval, the board of directors of the Company shall have failed to recommend against any Takeover Proposal or failed to reaffirm the Company Board Recommendation, in each case, within three (3) Business Days after (x) the public announcement of any Takeover Proposal and (y) the receipt of a written request to do so from Parent; (C) the Company enters into a Company Acquisition Agreement; (D) the Company shall have failed to call the Company Stockholders Meeting in accordance with Section 5.1(b) or shall have failed to prepare and mail the Proxy Statement in accordance with Section 5.1(a) and either such breach shall remain uncured for ten (10) Business Days after the Company’s receipt of written notice thereof from Parent; or (E) the Company or the board of directors of the Company shall have publicly announced its intention to do any of the foregoing; or

(d) by the Company:

(i) if Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (B) cannot be cured by Parent by the earlier of (x) ten (10) calendar days following receipt of written notice from the Company of such breach or failure or (y) the Walk-Away Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(ii) prior to the receipt of the Company Stockholder Approval, in order to concurrently enter into a Company Acquisition Agreement that constitutes a Superior Proposal, if, (A) the Company has (without giving effect to any materiality qualifiers set forth in Section 5.3 complied in all material respects with the requirements of Section 5.3 and (B) prior to or concurrently with such termination, the Company pays the fee due under Section 7.3 (as contemplated by clause (y) of Section 7.3(a)); or

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(iii) if (A) the conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied or waived, (B) Parent fails to consummate the Closing within two (2) Business Days following the date on which such conditions were satisfied or waived (or, if the Walk-Away Date is fewer than two (2) Business Days after the date on which such conditions (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) were satisfied or waived, on the Walk-Away Date) (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (C) nothing has occurred and no condition, event or circumstance exists that would cause any of the conditions set forth in Section 6.1 or 6.2 to fail to continue to be satisfied by the second (2nd) Business Day following the date on which such conditions were satisfied or waived (or, if the Walk-Away Date is fewer than two (2) Business Days after the date on which such conditions (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) were satisfied or waived, on the Walk-Away Date) (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and (D) the Company stood ready, willing and able to consummate the Closing during such period.

SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.10, 7.2 and 7.3, Article VIII, and the Confidentiality Agreement in accordance with their respective terms, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company, except (a) the Company may have liability as provided in Section 7.3, and (b) subject to Section 7.3(a)(i), and Section 7.3(a)(iii), nothing shall relieve any party from liability for any willful and material breach of this Agreement.

SECTION 7.3 Termination Fee.

(a) In the event that:

(i) (A) a Takeover Proposal shall have been made, proposed or communicated, after the date of this Agreement and not withdrawn prior to the Company Stockholders Meeting or prior to the termination of this Agreement if there has been no Company Stockholders Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(c)(i) and (C) the Company enters into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal is consummated, in either case within twelve (12) months after the date of this Agreement; provided that for purposes of clause (c) of this Section 7.3(a)(i) the reference to 20% in the definition of “Takeover Proposal” shall be deemed to be references to 50%; or

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii);

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then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(a), the Company shall pay as directed by Parent the Company Termination Fee (as defined below), by wire transfer of immediately available funds (x) in the case of Section 7.3(a)(iii), within two (2) Business Days after such termination, (y) prior to or currently with such termination if pursuant to Section 7.1(d)(ii), or (z) in the case of Section 7.3(a)(i), two (2) Business Days after the earlier of the entry into a Company Acquisition Agreement or the consummation of a Takeover Proposal; it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Company Termination Fee” shall mean a cash amount equal to $525,000. In the event that the Parent or Merger Sub shall receive full payment pursuant to this Section 7.3(a), the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by, and shall be the sole and exclusive remedy of, the Parent and Merger Sub or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment or termination hereof) or any matter forming the basis for such termination, and neither the Parent nor Merger Sub nor any other Person shall be entitled to bring or maintain any Action against the Company arising out of or in connection with this Agreement, any of the transactions contemplated hereby (or the abandonment or termination hereof) or any matters forming the basis for such termination.

(b) In the event that the Company shall terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii), then, if at such time, the Company is not in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.2 not being satisfied and all conditions to Parent’s and Merger Sub’s obligations to consummate the Merger shall have been satisfied, then Parent shall pay to the Company a termination fee of $525,000 in cash (the “Parent Termination Fee”), such payment to be made by wire transfer of same day funds within five (5) Business Days after the termination of this Agreement; it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. In the event that the Company shall receive full payment pursuant to this Section 7.3(b), the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by, and shall be the sole and exclusive remedy of, the Company or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any Action against Parent or Merger Sub arising out of or in connection with this Agreement, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination.

(c) Each of the parties hereto acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, the other party would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 7.3, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

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Article VIII

Miscellaneous

SECTION 8.1 No Survival of Representations and Warranties. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.8, 5.10, and 5.12 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

SECTION 8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective boards of directors; provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

SECTION 8.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that, for the avoidance of doubt and without limitation of the rights of Parent and the Surviving Corporation from and after the Effective Time, Parent may (and, following the Effective Time, Parent may cause the Surviving Corporation to) collaterally assign, without the consent of any other party hereto, all of their respective rights and obligations under this Agreement (including their rights under covenants, representations, warranties and indemnities) to an Affiliate or to any Person who acquires all or substantially all of any of their respective properties or assets. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

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SECTION 8.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Support Agreements and the Company Disclosure Schedule together with the other instruments referred to herein including the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) if the Effective Time occurs, (A) the right of the Company’s stockholders to receive the Merger Consideration at the Effective Time and (B) the right of the holders of Options to receive the Option Consideration on the Closing Date; and (ii) the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement together with the Support Agreements shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b) Each of the parties hereto, on behalf of itself and its respective Affiliates, (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or the other courts of the State of Delaware, in each case in connection with any dispute arising out of, in connection with, in respect of, or in any way relating to (A) the negotiation, execution and performance of this Agreement and the Transactions, (B) the interpretation and enforcement of the provisions of this Agreement and any agreements entered into in connection herewith, or (C) any actions of or omissions of any party in any way connected with, related to or giving rise to any of the foregoing matters (clauses (A)-(C) collectively, the “Covered Matters”), (ii) hereby waives, and agrees not to assert as a defense in any Action with regard to or involving a Covered Matter that such Action may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any agreement entered into in connection herewith may not be enforced in any such court, (iii) irrevocably agree that all claims with respect to any such Action shall be heard and determined exclusively by such courts, (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (v) consents to and grants to any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with such Action in the manner specified in Section 8.8 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof and (vi) agrees that it will not bring any Action relating to any Covered Matter in any court other than any such court. Each of the parties, on behalf of itself and each of its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the Transactions in Delaware Court of Chancery or other courts of the State of Delaware, as applicable pursuant to clause (i) above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

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(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE COVERED MATTERS.

SECTION 8.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled or other electronic communication (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

DF Institute, LLC.
c/o Kaplan, Inc.
750 Third Avenue New York, NY 10017 Attention: Christopher Neumann Vice President, Deputy General Counsel Facsimile: 212-489-2301 Email: chris.neumann@kaplan.com with a copy (which shall not constitute notice) to:

Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001 Attention: Paul V. Rogers Facsimile: 202 778-5592 Email: progers@cov.com

If to the Company, to:

Smart Pros Ltd. 12 Skyline Drive Hawthorne, New York 10352
Attention: Allen Greene, CEO Facsimile:

with a copy (which shall not constitute notice) to:

Morse, Zelnick, Rose & Lander, LLP
825 Third Avenue
New York, NY 10022 Attention: George Lander, Esq. Facsimile: 212-208-6809

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or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.10 Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Available Cash” means all actual cash, cash equivalents of the Company and its Subsidiaries on a consolidated basis in US dollars (i) in one or more US dollar denominated bank or investment accounts of the Company or its Subsidiaries opened at banks or other institutions in the United States, excluding Trapped Cash and net of issued but uncleared checks and drafts, or (ii) held by the Company’s landlord as a security deposit, in each case, as of the Closing Date.

“Business Day” shall mean any day of the year, other than a Saturday or Sunday, on which national banking institutions in the City of New York are open to the public for conducting business and are not required or authorized to close.

“Company Board Recommendation” shall mean the unanimous recommendation of the board of directors of the Company to its stockholders that the Company Stockholder Approval be given.

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“Company Net Working Capital” means as of a particular date, total consolidated current assets less total consolidated current liabilities (excluding cash and deferred revenue) of the Company determined in accordance with GAAP, except as specifically provided for herein, as applied in a manner consistent with the Company’s historical practices and the preparation of its audited consolidated balance sheet as of December 31, 2014.

“Company Plan” shall mean (i) each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) each other employee benefit plan, policy or agreement, whether written or unwritten, including, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers’ compensation, unemployment, severance, employee loan (other than any 401(k) plan loan), retention, change in control or education assistance plan, policy or agreement, and (iii) any employment or consulting agreement, in each case, which is sponsored or maintained by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries or Affiliates contributes or is required to contribute, on behalf of current or former employees, or directors of the Company or its Subsidiaries or Affiliates or their beneficiaries or dependents, other than any governmental plan or program.

“Company Stock Plans” shall mean the SmartPros Ltd. 2009 Incentive Compensation Plan and all predecessors thereto (including, for example, the Company’s 1999 Stock Option Plan).

“Customs & International Trade Laws” shall mean any applicable Law concerning the importation, exportation, re-exportation, or deemed exportation of products, technical data, technology, software, software source code, and/or services, and economic sanctions measures, including but not limited to those that apply to the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, re-exportation or deemed exportation, including, but not limited to, the Tariff Act of 1930; the Export Administration Regulations; the International Traffic in Arms Regulations; the International Emergency Economic Powers Act; the Trading with the Enemy Act; all laws, regulations, statutes, and orders pertaining to economic sanctions, including those enforced by the U.S. Department of Treasury, Office of Foreign Assets Control; and the U.S. antiboycott laws and regulations administered by the U.S. Departments of Commerce and Treasury, and similar laws of any applicable jurisdiction.

“Environmental Laws” shall mean: Laws relating to pollution, protection of the environment or human health or safety as related to environmental matters, including Laws relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Filed Company SEC Documents” shall mean: (i) the Company’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the SEC and as thereafter amended by the filing of Form 10-KA and (ii) the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015, as filed with the SEC.

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“GAAP” shall mean generally accepted accounting principles in the United States.

“Government Bid” shall mean any bid, offer or proposal made by the Company or any of its Subsidiaries which, if accepted or successful, would result in a Government Contract.

“Government Contract” shall mean any prime contract, subcontract, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind, between the Company or any of its Subsidiaries, on the one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above, on the other hand.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state, provincial or local, municipal, domestic, foreign or multinational, non-governmental self-regulatory agency, commission, authority or accrediting body (whether or not private or quasi-private) or accrediting body, or any arbitral authority.

“Hazardous Substance” shall mean: (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, foundry sand or polychlorinated biphenyls (PCBs); or (ii) any chemical or other material or substance that is regulated, classified or defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” “pollutant” or “contaminant” under any applicable Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any applicable Law.

“Indebtedness” shall mean: (i) all of the indebtedness for borrowed money of the Company or any of its Subsidiaries; (ii) all obligations of the Company or any of its Subsidiaries evidenced by notes, bonds, debentures or similar instruments; (iii) all obligations of the Company or any of its Subsidiaries for the deferred purchase price of property or services; (iv) all obligations of the Company or any of its Subsidiaries under capitalized leases with respect to which any of them are liable as an obligor; (v) all indebtedness of the Company or any of its Subsidiaries created or arising under any conditional sale or other title retention agreement; (vi) all outstanding obligations of the Company or any of its Subsidiaries under acceptance, letter of credit or similar facilities or surety bonds; (vii) all obligations arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (viii) all indebtedness of the type described in clauses (i) through (vii) above guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries, including interest and penalties thereon; (ix) any indebtedness of the type described in clauses (i) through (viii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets or property owned by the Company or any of its Subsidiaries.

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“Knowledge” of the Company shall mean, with respect to any matter in question, the knowledge after due inquiry of the Persons set forth in Section 8.10 of the Company Disclosure Schedule and, with respect to any Intellectual Property Rights matter, by the Company’s outside Intellectual Property attorneys.

“Liens” shall mean all liens, claims, mortgages, encumbrances, pledges, security interests, equity or charge of any kind.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“SEC” shall mean the Securities and Exchange Commission.

“Subsidiary” when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Taxes” shall mean (i) all federal, state, provincial, local, municipal or foreign taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, assessments and charges of any kind whatsoever, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i).

“Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” refers collectively to this Agreement, the Support Agreements, and the transactions contemplated hereby, including the Merger.

“Trapped Cash” means any cash, checks, rental deposits and bank credit balances that are subject to any restrictions or local exchange control, Tax or other requirements, such that the full amount of such deposits cannot be accessed within ninety (30) days.

“Unpaid Company Transaction Expenses” means all expenses and fees incurred by the Company and its Subsidiaries at or prior to the Closing in connection with the transactions contemplated by this Agreement (including investment bankers, attorneys, accountants, proxy solicitors and other consultants and advisors and all printing, mailing, and filing fees), but only to the extent such expenses and fees have not been paid by the Company in cash as of immediately prior to the Closing.

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The following terms are defined in the Section of this Agreement set forth after such term below:

Acceptable Confidentiality Agreement	5.3(b)
Action	3.7
Adverse Recommendation Change	5.1(b)
Affiliate	8.10
Agreement	Preamble
Balance Sheet Date	3.5(d)
Bankruptcy and Equity Exception	3.3(a)
Business Day	8.10
Certificate	2.1(c)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	2.2(g)
Company	Preamble
Company Acquisition Agreement	5.3(c)
Company Adverse Recommendation Change	5.3(c)
Company Board Recommendation	8.10
Company Charter Documents	3.1(c)
Company Common Stock	2.1
Company Confidential Information	3.13(h)
Company Disclosure Schedule	Article III
Company Employees	5.12(a)
Company Intellectual Property	3.13(a)(i)
Company Material Adverse Effect	3.1(a)
Company Material Contract	3.14(a)(T)
Company Net Working Capital	8.10
Company Intellectual Property	3.13(a)(i)
Company Owned Software	3.13(a)(iii)
Company Pension Plan	3.11(a)
Company Plan	8.10
Company Preferred Stock	3.2(a)
Company Products	3.13(a)(viii)
Company Registered Intellectual Property	3.13(a)(iv)
Company SEC Documents	3.5(a)
Company Stock Plans	8.10
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.1(b)
Company Termination Fee	7.3(a)(iii)

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Confidentiality Agreement	5.6
Contaminants	3.13(n)
Contract	3.13(n)
Copyrights	8.7(b)
Covered Matters	8.7(b)
Customer Calls	5.16
Customs & International Trade Laws	8.10
D&O Insurance	5.8(b)
DGCL	1.1
Dissenting Shares	2.3(a)
Dissenting Stockholders	2.3(a)
Effective Time	1.3
Environmental Laws	8.10
ERISA	8.10
Exchange Act	3.4
Fairness Opinion	3.19
Filed Company SEC Documents	8.10
GAAP	8.10
Governmental Authority	8.10
Government Bid	8.10
Government Contract	8.10
Hazardous Substance	8.10
Indebtedness	8.10
Indemnitee	5.8(a)
Indemnitees	5.8(a)
Individual Agreements	3.11(a)
Intellectual Property Rights	3.13(a)(v)
Knowledge	8.10
Laws	3.8
Liens	8.10
Marks	3.13(a)(v)
Merger	Preamble
Merger Consideration	2.1(c)
Merger Sub	Preamble
Option	2.4
Option Consideration	2.4
Parent	Preamble
Patents	3.13(a)(v)
Paying Agent	2.2(a)
Permits	3.8
Person	8.10
Personal Data	3.8
Proxy Statement	3.4
Real Property Leases	3.15(c)
Reciprocal License	3.13(a)(vii)

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Representatives	5.3(a)
Restraints	6.1(b)
SEC	8.10
Securities Act	3.1(b)
Software	3.13(a)(v)
Subsidiary	8.10
Subsidiary Documents	3.1(c)
Superior Proposal	5.3(e)
Support Agreements	Preamble
Supporting Stockholders	Preamble
Surviving Corporation	1.1
Takeover Proposal	5.3(e)
Tax Returns	8.10
Taxes	8.10
Trade Secrets	3.13(a)(v)
Transactions	8.10
Trapped Cash	8.10
Unpaid Company Transaction Expenses	8.10
Walk-Away Date	7.1(b)(i)

SECTION 8.11 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, the word “or” is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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SECTION 8.12 Non-Recourse. Each party hereto covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, an Action arising under or in connection with, this Agreement, the Support Agreements or the transactions contemplated hereby, except against the other parties hereto and thereto. Any claim or cause of action based upon, arising out of, or related to this Agreement or the Support Agreements may only be brought against Persons that are expressly named as parties hereto or thereto, and then only with respect to the specific obligations set forth herein or therein. No former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Company, Parent or Merger Sub or any of their respective Affiliates shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub under this Agreement or of or for any Action based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on Contract, tort, strict liability, other Laws or otherwise and whether piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

DF INSTITUTE, LLC

By:	/s/ Andrew Temte
Name:	Andrew Temte
Title:	President

SPL MERGER CORP.

By:	/s/ Andrew Temte
Name:	Andrew Temte
Title:	President

SMART PROS LTD.

By:	/s/ Allen Greene
Name:	Allen Greene
Title:	Chief Executive Officer

[Signature Page - Agreement and Plan of Merger]

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Execution Version

ANNEX B

SUPPORT AGREEMENT

This Support Agreement (the “Agreement”) is made and entered into as of [●], 2015, by and among DF Institute, LLC, an Illinois limited liability company (“Parent”), Smart Pros Ltd., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (“Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of [●], 2015 (the “Merger Agreement”), by and among Parent, SPL Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the record and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding Common Stock, par value $0.0001 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. (1) Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, sell, transfer, assign, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), (2) Holder agrees not to, directly or indirectly, pledge, encumber or create a Lien on any Shares or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2), and (3) Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement at any time prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof.

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(b) Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to any Affiliate of Holder or any family member or trust for the benefit of any family member so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c) New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

(d) Stop Transfer. From and after the date of this Agreement through the term of this Agreement, the Company will not register or otherwise recognize the transfer (by book entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, Section 1(b).

2. Agreement to Vote Shares.

(a) Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) to be counted as present for the purposes of calculating a quorum and shall vote (or cause to be voted) or deliver a written consent (or cause a consent to be delivered) covering all the Shares and any New Shares: (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against (x) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, (y) any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement, or (z) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled (each such action or proposal described in this clause (ii), an “Opposing Proposal”). This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company. Prior to the termination of this Agreement, Holder covenants and agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

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(b) Holder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent until the earlier to occur of the Effective Time and the Expiration Date with respect to the Shares and any New Shares in accordance with Section 2(a) but, only with respect to those matters referred to in Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of Holder under this Agreement. Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Holder shall be irrevocable until the earlier to occur of the Effective Time and the Expiration Date, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Holder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Holder. The proxy and power of attorney granted hereunder shall terminate upon until the earlier to occur of the Effective Time and the Expiration Date.

(c) Holder further agrees that, until the termination of this Agreement, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (B) initiate a stockholders’ vote with respect to an Opposing Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

3. Representations Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that:

(a) Holder (i) is the sole record and/or sole beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, are and will be free and clear of any liens, claims, options, charges or other encumbrances, and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law).

(b) Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of his, her or its obligations hereunder and the consummation by such Holder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Holder is a party or by which such Holder is bound, or any statute, rule or regulation to which such Holder is subject or, in the event that such Holder is a corporation, partnership, trust or other entity, any governing document of such Holder. The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Holder of his, her or its obligations under this Agreement in any material respect.

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(d) Holder hereby waives, to the fullest extent permitted by law, and agrees not to assert any appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware or otherwise in connection with the Merger with respect to all the Shares and any New Shares,

4. Additional Documents. Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

5. Termination. This Agreement shall terminate and shall have no further force and effect upon the earlier of the Effective Time or the Expiration Date. Holder shall have the right to terminate this Agreement immediately following Parent’s notification to the Company of (a) any decrease in the Merger Consideration payable in the Merger or (b) any change to the form of consideration payable in the Merger.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and/or beneficial owner of the Shares, (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder (or any person that is employed by or that renders services for Holder or any of its Affiliates) acting in his, her or its capacity as a director or fiduciary of the Company, including, for the avoidance of doubt and without limitation, any participation by any such person in his capacity as a director of the Company in any discussions or negotiations regarding, and making any determinations or recommendations with respect to, Section 5.3(c) or Articles VI or VII of the Merger Agreement, or (c) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder (or any person that is employed by or that renders services for Holder or any of its Affiliates) acting in his capacity as a director or fiduciary of the Company.

7. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Delaware.

B-4

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

B-5

The parties have caused this Agreement to be duly executed on the date first above written.

DF INSTITUTE, LLC

By:
Name:
Title:

Address:

SMART PROS LTD.
By:
Name:
Title:

Address:

“HOLDER”

Holder’s Address for Notice:

Facsimile:

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

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Shares owned of record:

Class of Shares	Number
Common Stock

B-7

October 21, 2015	Private & Confidential

The Special Committee of the Board of Directors

The Board of Directors

SmartPros Ltd.

12 Skyline Drive

Hawthorne, NY 10532

We understand that SmartPros Ltd. (“SmartPros” or “SP”) proposes to enter the Agreement and Plan of Merger, in the form approved by the Special Committee of the Board of Directors on October 21, 2015 (the “Merger Agreement”), among SP, DF Institute LLC, a limited liability company, and SPL Merger Corp., a wholly owned subsidiary of DF Institute LLC, pursuant to which, among other things, SP Merger Corp. will merge with and into SP (the “Merger”) and each outstanding share of the common stock, par value $0.0001 per share, of SmartPros (“SP Common Stock”), will be converted into the right to receive $3.57 per share.

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of SP Common Stock of the Per Share Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

1.	Reviewed certain business and financial information relating to SP;

2.	Reviewed certain information, including financial forecasts and other financial and operating data concerning SP, prepared by SP management (the “2015 Budget”);

3.	Held discussions with members of the senior management of SP regarding their assessment of the past and current business operations, regulatory environment, financial condition and future prospects of SP;

4.	Compared certain financial information of SP with similar publicly available information of certain other companies we deemed relevant;

5.	Compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions we deemed relevant;

6.	Reviewed the Merger Agreement, in the form approved by the Special Committee of the Board of Directors on October 21, 2015; and

7.	Performed such other analyses and studies and considered such other factors as we deemed appropriate.

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Special Committee of the Board of Directors

October 21, 2015

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information and data, including without limitation the SP Forecast, publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of SP that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SP, nor have we made any physical inspection of the properties or assets of SP. We have not evaluated the solvency of SP or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us and that the representations and warranties made by the parties in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We have assumed, at your direction, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on SP or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Per Share Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Consideration to be paid to the holders of SP Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of SP. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SP or in which SP might engage or as to the underlying business decision of SP to proceed with or effect the Merger. This opinion is not intended to be and does not constitute a recommendation to members of the Special Committee or the Board of Directors as to whether they should approve the Merger or the Merger Agreement, and we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger. Our opinion is limited to the fairness, from a financial point of view, to the holders of SP Common Stock of the Per Share Consideration to be received by such holders in the proposed Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction relative to the Per Share Consideration to be received by the holders of the SP Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Special Committee of the Board of Directors of SP in connection with, and have participated in certain of the negotiations leading to the Merger. We expect to receive fees for our services in connection with the Merger, the principal portion of which is contingent upon consummation of the Merger, and you have agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Other than the foregoing, we have not been, and are not, engaged by SP, Parent, or Merger Sub.

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Special Committee of the Board of Directors

October 21, 2015

It is understood that this letter is for the benefit and use of the Special Committee and the Board of Directors of SP in connection with and for purposes of its evaluation of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion, may be included in its entirety in any proxy or other information statement or registration statement to be mailed to stockholders of SP in connection with the Merger. You will afford us the opportunity to review and approve any reference to Berkery, Noyes & Co., LLC and this opinion in any such proxy or other information statement or registration statement prior to their dissemination to stockholders or other parties or their filing with the SEC or any other regulatory agency, which approval shall not be unreasonably withheld or delayed.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and our experience as business appraisers, we are of the opinion that, as of the date hereof, the Per Share Consideration to be received pursuant to the Merger by holders of SP Common Stock is fair, from a financial point of view, to such holders.

Sincerely yours,

BERKERY, NOYES & CO., LLC

By:	/s/ Mary Jo Zandy
Mary Jo Zandy
Managing Director

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ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

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(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

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(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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SPECIAL MEETING OF STOCKHOLDERS OF

SMARTPROS LTD.

Tuesday, December 22, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030300000001000 7 122215

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

IMPORTANT

PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.